UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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Securities Exchange Act of 1934 (Amendment No. )

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2026

Notice of Annual Meeting of Stockholders & Proxy Statement

April 27, 2026

Dear Stockholders,

2025 was a pivotal year for Krispy Kreme as we implemented our comprehensive turnaround plan to deleverage our balance sheet and drive sustainable, profitable growth.

During the year, we made important changes to our Board of Directors and Global Leadership Team. The Board added new members, including current directors Bernardo Hees, Patrick Grismer, and Easwaran Sundaram, bringing decades of experience in the food, retail, and consumer goods industries. We also established a Strategy and Operating Committee, chaired by Mr. Hees, to support our Global Leadership Team in executing the turnaround plan and driving operational performance. This new Committee has been instrumental in guiding our execution of the turnaround plan and fostering strong communication and alignment with the Board.

In early 2026, the Board was pleased to appoint two new directors, David Shear and Melissa Werneck, who bring valuable food industry experience and are being nominated for election at the 2026 Annual Meeting of Stockholders. At this important point in our turnaround, we are confident they will be strong additions to the Board. I would also like to extend my sincere thanks to directors Marissa Andrada and Gerhard Pleuhs, who will be stepping down at the 2026 Annual Meeting. It has been a privilege to serve alongside such talented and dedicated individuals, and we are grateful for their contributions to Krispy Kreme.

Our Global Leadership Team was strengthened through several key internal appointments. Raphael Duvivier was promoted to Chief Financial Officer, Alison Holder was promoted to Chief Brand and Product Officer, and Nicola Steele was promoted to Chief Operating Officer. Collectively, they bring decades of experience within the organization, reflecting the strength of our leadership team and a deep understanding of the business. The Board demonstrated its confidence in the team’s ability to drive the business forward by implementing a retention package designed to retain and motivate this talented group and strengthen the Global Leadership Team’s alignment with stockholder interests.

With these changes in place, we demonstrated meaningful progress on our turnaround by the end of 2025. As we move into 2026, we remain focused on unlocking strong consumer demand for Krispy Kreme’s iconic, fresh doughnuts through our two largest opportunities: profitable U.S. expansion and capital-light international franchise growth. We are pleased to have ended 2025 with positive momentum, driven by growth in the U.S. with key strategic partners, higher digital sales, and international expansion.

Looking ahead, we remain focused on building a stronger, more resilient Krispy Kreme and positioning ourselves for long-term profitable growth.

We greatly appreciate your vote of support and confidence in the company. Our management team and Board of Directors remain committed to delivering stockholder value. I encourage you to carefully read the accompanying Proxy Statement and vote your shares in support of the Board’s recommendations on each proposal.

Josh Charlesworth

President and CEO

Krispy Kreme

Notice of 2026 Annual Meeting

of Stockholders

To Our Stockholders,

Notice is hereby given that the virtual annual meeting of stockholders (the “2026 Annual Meeting”) of Krispy Kreme, Inc., a Delaware corporation (the “Company”), will be held on June 10, 2026, at 10:00 a.m., Eastern Time. You can virtually attend the 2026 Annual Meeting online by visiting www.proxydocs.com/DNUT and entering the control number provided on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form.

Items of Business

1.  To elect each of the eight director nominees named in the accompanying Proxy Statement to hold office for a one-year term and until his or her successor shall have been elected and qualified;

2.  To approve an advisory resolution regarding the Company’s executive compensation;

3.  To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2026;

4.  To approve the Amendment and Restatement of the Krispy Kreme, Inc. 2021 Omnibus Incentive Plan;

5.  To vote on a stockholder proposal, if properly presented; and

6.  To transact such other business as may properly come before the 2026 Annual Meeting or any adjournment or postponement thereof.

Who May Vote: Holders of Company common stock at the close of business on April 20, 2026 may vote at the 2026 Annual Meeting. A list of stockholders will be accessible prior to the 2026 Annual Meeting upon request from the Corporate Secretary and during the 2026 Annual Meeting by visiting the meeting website referenced above.

Distribution Date: A Notice of Internet Availability of Proxy Materials or the Proxy Statement is first being sent to stockholders on or about April 27, 2026.

Your vote is very important. To ensure your representation at the 2026 Annual Meeting, please submit your vote by internet or telephone, or complete and return your proxy card if you received a paper copy of the proxy materials. Whether or not you plan to attend the meeting, we urge you to vote.

Atiba Adams

Corporate Secretary

Meeting Information
Date: Time:	June 10, 2026 10:00 a.m., Eastern Time
Location:	Virtual Meeting www.proxydocs.com/DNUT
How to Vote
By Internet visit www.proxypush.com/DNUT
By Telephone call 1-866-475-0865

By Mail

Stockholders who have received a paper copy of a proxy card or voting instruction form by mail may submit proxies by completing, signing, and dating their proxy card or voting instruction form and mailing it in the accompanying pre-addressed envelope.

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting to be held on June 10, 2026:

The Company’s Annual Report for the

fiscal year ended December 28, 2025

and Proxy Statement for the 2026

Annual Meeting are available at

www.proxydocs.com/DNUT by

entering the control number provided

on your Notice of Internet Availability

of Proxy Materials, proxy card, or

voting instruction form.

1	Proxy Statement Summary

1	2026 Annual Meeting Information

1	Meeting Agenda and Voting Recommendations

1	Krispy Kreme – A Beloved Sweet Treat Brand

2	Fiscal Year 2025 Company Highlights

2	2026 Director Nominees

3	Corporate Governance Highlights

3	Executive Compensation Highlights

4	Proposal 1: Election of Directors

4	Proposal Summary

4	Vote Required

4	Director Nomination Process

4	Board Composition, Qualifications, and Diversity

5	Director Independence

6	Director Nominee Biographies

13	Director Compensation

15	Corporate Governance Practices

15	Board Leadership Structure

15	Board Meetings

15	Committees

17	The Board’s Oversight Responsibilities

17	Board and Committee Evaluations

17	Code of Conduct

18	Be Sweet in All That We Do

18	Certain Relationships and Related Party Transactions

20	Delinquent Section 16(a) Reports

20	Where to Find More Information

20	Stockholder Outreach and Communications with the Board

21	Executive Officers

23	Proposal 2: Advisory Resolution to Approve Executive Compensation

23	Vote Required

24	Compensation Discussion and Analysis

24	Introduction

24	Our 2025 Stockholder Say-on-Pay Vote

24	Principles and Governance

27	Summary of Principal Compensation Elements – Design and Rationale

28	2025 Base Salary

28	2025 Annual Incentive Plan (AIP)

29	2025 Long-Term Incentive Plan (LTIP)

33	Benefits and Perquisites

33	Defined Contribution (401(k) Savings) Plan

33	Pension Benefits and Non-Qualified Deferred Compensation

34	Employment Agreements and Change in Control Arrangements

35	Timing of Certain Equity Awards

35	Insider Trading and Clawback Policies

36	Report of the Compensation, Nomination, and Governance Committee

37	Executive Compensation Tables

37	2025 Summary Compensation Table

38	2025 Grants of Plan-Based Awards

39	Outstanding Equity Awards at 2025 Fiscal Year-End

42	2025 Options Exercised and Stock Vested

42	Employment Agreements

43	Equity Treatment Upon Termination Scenarios

43	Potential Payments Upon Termination or Change in Control

46	Equity Compensation Plan Information

47	CEO Pay Ratio

48	Pay vs. Performance

52	Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

52	Vote Required

52	Independent Registered Public Accounting Firm’s Fees

53	Report of the Audit and Finance Committee

54	Proposal 4: Approval of the Amendment and Restatement of the 2021 Omnibus Incentive Plan

54	Reasons for Approving the Proposed Amendments; Effects of the Proposed Amendments

55	Vote Required

55	Dilution and Run Rate

56	Summary of the Plan Terms, as Amended

63	New Plan Benefits

64	Proposal 5: Stockholder Proposal

67	Ownership of Our Equity Securities

67	Directors, Director Nominees, and Executive Officers

68	Beneficial Owners of More than 5% of Our Common Stock

69	Other Matters

69	Stockholder Proposals for the 2027 Annual Meeting

69	Householding

70	Questions and Answers About the Annual Meeting

75	Cautionary Note Regarding Forward-Looking Statements

A-1	Appendix A – Non-GAAP Measures and Key Performance Indicators

B-1	Appendix B – Proposed Amended and Restated Krispy Kreme, Inc. 2021 Omnibus Incentive Plan

2026 Proxy Statement

Proxy Statement Summary

This summary highlights certain information regarding the performance, corporate governance, and compensation practices of Krispy Kreme, Inc. (“KKI” or the “Company”). Stockholders are encouraged to read this entire Proxy Statement and the Company’s Annual Report for the fiscal year ended December 28, 2025, carefully before voting. Unless otherwise specified or the context otherwise requires, references to “we,” “us,” and “our” in this Proxy Statement refer to the Company.

2026 Annual Meeting Information

How to Vote
Date: Time:	June 10, 2026 10:00 a.m., Eastern Time	By Internet visit www.proxypush.com/DNUT
Location:	Virtual Meeting www.proxydocs.com/DNUT	By Telephone call 1-866-475-0865

By Mail

Stockholders who have received a paper copy of a proxy card or voting instruction form by mail may submit proxies by completing, signing, and dating their proxy card or voting instruction form and mailing it in the accompanying pre-addressed envelope.

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting to Be Held on June 10, 2026:

The Company’s Annual Report for the fiscal year ended December 28, 2025 and Proxy Statement for the 2026 Annual Meeting are available at www.proxydocs.com/DNUT by entering the control number provided on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form.

Meeting Agenda and Voting Recommendations

Proposal	Board’s Voting Recommendation	Page Reference
1. Election of Eight Directors	For	4
2. Advisory Resolution to Approve the Company’s Executive Compensation	For	23
3. Ratification of Appointment of the Company’s Independent Auditors for 2026	For	52
4. Approval of Amendment and Restatement of the Company’s 2021 Omnibus Incentive Plan	For	54
5. Vote on Stockholder Proposal, if Properly Presented	Against	64

Krispy Kreme – A Beloved Sweet Treat Brand

Krispy Kreme is one of the most beloved and well-known sweet treat brands in the world. Our iconic Original Glazed® doughnut is recognized for its hot-off-the-line, melt-in-your-mouth experience. Krispy Kreme operates in more than 40 countries through its unique network of fresh doughnut shops, partnerships with leading retailers, and a growing digital business. Our purpose of touching and enhancing lives through the joy that is Krispy Kreme guides how we operate every day and is reflected in the love we have for our people, our communities, and the planet.

2026 Proxy Statement | 1

PROXY STATEMENT SUMMARY

Fiscal Year 2025 Company Highlights

Fiscal Year 2025 Company Highlights

•

In fiscal year 2025, Krispy Kreme implemented a comprehensive turnaround plan aimed at unlocking the Company’s two biggest opportunities: profitable U.S. expansion and capital-light international franchise growth.

•

By the end of 2025, the Company had demonstrated meaningful progress on its plan which is designed to reduce leverage and deliver sustainable, profitable growth through a focus on four components: refranchising, improving returns on capital, expanding margins, and driving sustainable, profitable U.S. growth.

•

In fiscal year 2025, Krispy Kreme delivered: net revenue of $1.5 billion, reflecting a year-over-year decline primarily due to the sale of a majority stake in Insomnia Cookies Holdings, LLC (“Insomnia Cookies”) in the third quarter of fiscal 2024; adjusted EBITDA of $140.3 million[1], impacted by the Insomnia Cookies transaction and the joint termination of the Business Relationship Agreement with McDonald’s USA, LLC in the third quarter of 2025; and free cash flow of $(64.0) million[1]. As of the end of fiscal year 2025, the Company’s net leverage ratio was 6.7x1.

•

The Company generated $2.0 billion in systemwide sales[1] and delivered a strong fourth quarter performance, including 280 basis points of adjusted EBITDA margin[1] expansion year-over-year, reduced financial leverage quarter-over-quarter, positive free cash flow, and a strategic refranchising agreement for Japan, which closed in the first quarter of 2026.

•	The Company closed the year with positive momentum driven by quality growth in the U.S. with key strategic partners, higher digital sales, and international expansion.

2026 Director Nominees

NAME	PRINCIPAL OCCUPATION	INDEPENDENT	AUDIT AND FINANCE COMMITTEE	COMPENSATION, NOMINATION, AND GOVERNANCE COMMITTEE*	STRATEGY AND OPERATING COMMITTEE	# OF PUBLIC CO. BOARDS (incl. KKI)

Patricia Capel (Board Chair)	Senior Partner of JAB					2

Joshua Charlesworth	President and CEO of KKI				✓	1

David Deno	Former CEO of Bloomin’ Brands, Inc.	✓	Chair			1

Patrick Grismer	Former EVP & CFO of Starbucks Coffee Company	✓	✓			2

Bernardo Hees	Operating Partner of The Cranemere Holdings Group				Chair	2

David Shear	Former President, International of RBI	✓				1

Easwaran Sundaram	Operating Executive of Tailwind Capital	✓	✓	✓		2

Melissa Werneck	Former EVP & Global Chief People Officer of The Kraft Heinz Company	✓		✓		2

*	Chair of Compensation, Nomination, and Governance Committee to be appointed following the 2026 Annual Meeting.

[1]

See Appendix A for more information about non-GAAP financial measures and key performance indicators and a reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measure.

2 | Krispy Kreme, Inc.

PROXY STATEMENT SUMMARY

Corporate Governance Highlights

Corporate Governance Highlights

Board Diversity and Independence

•	The Company’s Board of Directors (the “Board”) has nominated a slate of eight directors, with a majority of independent director nominees (5 of 8) and non-employee director nominees (7 of 8)
•	The Board’s Audit and Finance Committee and Compensation, Nomination, and Governance Committee (the “CNG Committee”) are composed solely of independent directors
•	The Board has appointed a Lead Independent Director
•	Two director nominees are female
•	A female director chairs the CNG Committee
•	The Board has four director nominees who are racially and ethnically diverse, with two Hispanic or Latinx director nominees and two Asian director nominees
•	Two director nominees are affiliated with our largest stockholder, JAB Holdings B.V. (together with its affiliates, “JAB”), which owns approximately 43% of our common stock

Board Practices and Policies

•	Annual election of all directors
•	Annual Board and Committee evaluations
•	Executive sessions of independent directors
•	Directors limited to serving on no more than four public company boards (including KKI)
•	Adoption by the Board of Corporate Governance Principles

Oversight of our Risk, Strategy, Ethics, and Responsibility

•

Full Board responsible for risk oversight, including legal, compliance, strategic, operational, and financial risks and the Company’s enterprise risk management program, with specific areas delegated to relevant Board committees

•	Code of Conduct applies to all directors, officers, and employees
•	The Board and Global Leadership Team share oversight of our social and environmental strategies, which we refer to as our “Responsibility” strategy
•	Full Board approves and oversees the strategic direction for the Company and oversees the execution of the Company’s strategic plan
•	Global Leadership Team develops and executes the Company’s strategic plan with guidance and expectations set by the Board

Executive Compensation Highlights

•	The CNG Committee designs and reviews our executive compensation program to encourage, reinforce, and reward delivery of stockholder value
•	Strong pay-for-performance philosophy designed to link pay to Company’s financial and market performance
•	Significant levels of stock ownership required for all executive officers
•	Lengthy vesting periods for all equity awards
•	Independent compensation consultant reporting to the CNG Committee
•	No excise tax gross ups
•	Clawback Policy applicable to all incentive compensation programs
•	Double-trigger vesting upon a change in control
•	Hedging and pledging is prohibited for executive officers
•	Minimal perquisites

2026 Proxy Statement | 3

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Board unanimously recommends that you vote “FOR” the election of all director nominees.

Proposal Summary

The Board has nominated the eight candidates named in this proposal for election as directors at the 2026 Annual Meeting. Directors are elected annually, and each will serve until his or her term expires at the 2027 annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, or removal. Each nominee has agreed to be named in this Proxy Statement and to serve if elected.

Our Board is currently comprised of 10 directors. The Board has nominated the following eight individuals to stand for election at the 2026 Annual Meeting: Patricia Capel (Board Chair), Joshua Charlesworth, David Deno, Patrick Grismer, Bernardo Hees, David Shear, Easwaran Sundaram, and Melissa Werneck. The Board did not nominate Marissa Andrada or Gerhard Pleuhs for re-election at the 2026 Annual Meeting, and each will continue to serve as a director through the conclusion of the 2026 Annual Meeting, when his or her current term expires. The number of Directors constituting the Board will be reduced from 10 to eight upon the election of directors at the 2026 Annual Meeting.

Vote Required

For each director nominee to be elected, votes cast “FOR” a nominee must exceed votes cast “AGAINST” that nominee. A failure to vote, a broker non-vote or an abstention will not be counted as having been voted on the applicable nominee, and therefore will have no effect on the vote.

Director Nomination Process

The Board is responsible for nominating the Company’s director candidates, with assistance in identifying and recommending nominees from the CNG Committee. The CNG Committee uses a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the CNG Committee through management, current Board members, stockholders, an independent search firm, or other sources. Pursuant to the Investor Rights Agreement with JAB, the Company consults with JAB, and gives good faith consideration to JAB’s views, with respect to the composition of the Board from time to time. Following search and recruiting efforts with the assistance of members of the Board and our largest stockholder, JAB, the Board recommended two new nominees to stand for election at the 2026 Annual Meeting. The CNG Committee evaluates Board candidates recommended by stockholders in the same manner as candidates recommended by management or current Board members. Stockholder recommendations for Board candidates should be sent to Krispy Kreme, Inc., Attn: Corporate Secretary, 2116 Hawkins Street, Suite 101, Charlotte, NC 28203.

Members of the CNG Committee, the Lead Independent Director, and other members of the Board interview potential director candidates as part of the selection process when evaluating new director candidates. The CNG Committee reviews the background of all potential nominees and determines whether the candidates individually possess the personal and professional attributes necessary to be a director. Any feedback obtained through the Board’s annual self-evaluation process with respect to the ability of individual directors to contribute to the Board is also considered in connection with the nomination process.

Board Composition, Qualifications, and Diversity

The Board is committed to the ongoing review of Board composition and discusses the skills and characteristics required of KKI directors in the context of the current makeup of the Board, the operating requirements of the Company, and the long-term interests of stockholders. The CNG Committee also reviews the collective experience of the Board and makes recommendations to the Board regarding the appropriate mix of skillsets, qualifications, and attributes of the Board as a whole.

4 | Krispy Kreme, Inc.

PROPOSAL ONE: ELECTION OF DIRECTORS

Board Composition, Qualifications, and Diversity

The Board seeks candidates with diverse personal backgrounds and experiences who are committed to active participation, fresh perspectives, and providing constructive feedback to management. Our Board prioritizes candidates with proven executive leadership capabilities, public company board experience, consumer product industry expertise, strategic planning experience, and experience in several areas relevant to the Company’s business and strategic direction such as franchising, retail omni channel strategies, digital and operational innovation, finance and accounting, corporate governance, regulatory, and corporate transactions.

With respect to diversity, the Board may consider such factors as diversity in viewpoint, professional experience, education, international experience, skills, and other individual qualifications and attributes that contribute to board diversity. The nominees for director include two females. In addition, four director nominees are racially and ethnically diverse, with two Hispanic or Latinx nominees and two Asian nominees.

Director Independence

Our Board has determined that each of Mses. Andrada and Werneck and Messrs. Deno, Grismer, Pleuhs, Shear, and Sundaram is “independent” under the listing requirements of Nasdaq. In making these determinations, our Board reviewed and discussed information provided by the director or director nominee and management with regard to the business and personal activities and relationships of such directors and director nominees as they may relate to the Company, its directors and officers, and its largest stockholder, including the beneficial ownership of the Company’s common stock by each director or director nominee, any transactions involving them described in the section entitled “Certain Relationships and Related Party Transactions,” and that each of Ms. Werneck and Mr. Shear previously had business relationships with certain individuals affiliated with JAB, including Mr. Hees. In each case, the Board determined that such activities and relationships did not impair the independence of such directors and director nominees. In addition to determining whether each director or director nominee satisfies Nasdaq’s director independence requirements, our Board has also determined that each of Messrs. Deno, Grismer, Pleuhs, Shear, and Sundaram and Ms. Werneck satisfies the additional independence requirements and standards imposed by the Securities and Exchange Commission (the “SEC”) and Nasdaq for audit committee members, and that each of Mses. Andrada and Werneck and Messrs. Pleuhs, Shear, and Sundaram satisfies the additional independence requirements and standards imposed by the SEC and Nasdaq for compensation committee members.

There are no family relationships among any of our directors, director nominees or executive officers.

2026 Proxy Statement | 5

PROPOSAL ONE: ELECTION OF DIRECTORS

Director Nominee Biographies

Director Nominee Biographies

PATRICIA CAPEL SENIOR PARTNER AND GLOBAL HEAD OF HUMAN CAPITAL, JAB HOLDING COMPANY

Age 53 Director Since 2024 Committee Membership: • N/A

Biographical Information

Patricia Capel has served as a member of our Board since June 2024 and as Board Chair since 2025. She previously served as a member of our Board from April 2021 to September 2022. Ms. Capel is currently a Senior Partner and Global Head of Human Capital at JAB Holding Company, where she joined as a Partner in 2021. Ms. Capel leads JAB’s overall people strategy, overseeing talent, compensation, organizational development, and leadership initiatives across the firm and its portfolio companies to support long-term growth and performance. Previously, Ms. Capel spent 25 years at Anheuser-Busch InBev SA/NV (“AB InBev”) in a series of senior leadership roles, including Vice President of Finance for Central and Eastern Europe, leadership roles supporting major M&A integrations, and Vice President of Global People (HR), where she oversaw global talent attraction, development, and remuneration. She also served as President of the Andina Business Unit, leading commercial operations across Chile, Bolivia, and Paraguay. Earlier in her career, Ms. Capel held roles at PwC and Cargill Agrícola S.A. Ms. Capel is currently a member of the board of directors and remuneration and nomination committee of Coty, Inc. (NYSE: COTY), and she is a member of the boards of directors of Panera Brands, Inc., and several other JAB controlled companies.

Qualifications

Ms. Capel holds a Bachelor’s degree in Business Administration from Universidade de São Paulo, and an M.B.A. from Business School São Paulo. We believe that Ms. Capel’s significant experience with global companies and expertise in the consumer products industry qualifies her to serve on our Board.

JOSHUA CHARLESWORTH PRESIDENT AND CHIEF EXECUTIVE OFFICER, KKI

Age 51 Director Since 2024 Committee Membership: • Strategyand Operating

Biographical Information

Joshua Charlesworth has served as a member of our Board and as our President and Chief Executive Officer since January 2024. He served as our Global President from June 2022 to December 2023 and our Chief Operating Officer from May 2019 to December 2023. Mr. Charlesworth served as our Chief Financial Officer from April 2017 to January 2023 and our Corporate Secretary from July 2018 to August 2020. Prior to joining Krispy Kreme, Mr. Charlesworth held various leadership positions at Mars, Incorporated. He most recently served as Global Chief Financial Officer of Mars Chocolate from January 2015 to April 2017.

Qualifications

Mr. Charlesworth holds a B.Sc. in Economics from the London School of Economics and is a member of the Chartered Institute of Management Accountants. We believe Mr. Charlesworth’s extensive executive-level experience in the food and retail industries, as well as his role as our President and Chief Executive Officer, qualifies him to serve on our Board.

6 | Krispy Kreme, Inc.

PROPOSAL ONE: ELECTION OF DIRECTORS

Director Nominee Biographies

DAVID DENO FORMER CHIEF EXECUTIVE OFFICER, BLOOMIN’ BRANDS, INC.

Age 68 Director Since 2016 Committee Membership: • Audit and Finance (Chair)

Biographical Information

David Deno has served as a member of our Board since September 2016. Mr. Deno is the retired Chief Executive Officer of Bloomin’ Brands, Inc. (NASDAQ: BLMN, “Bloomin’ Brands”), a position he held from March 2019 to December 2024. Mr. Deno served as the Chief Financial and Administrative Officer of Bloomin’ Brands from 2012 to 2019. As Chief Financial Officer of Bloomin’ Brands, Mr. Deno led the company’s successful initial public offering, including establishing financial processes and systems to enable continued success, led the company through the difficult COVID period, and executed a successful strategy including investments in the U.S. brands and Brazilian team to enable the company to operate as one of the top casual dining restaurant companies in the world. Mr. Deno’s career has included more than 15 years in senior level operations and financial positions at PepsiCo, Inc. (NASDAQ: PEP) and YUM! Brands, Inc. (NYSE: YUM, formerly a subsidiary of PepsiCo) where he served as Chief Financial Officer and then Chief Operating Officer. As Chief Financial Officer at YUM! Brands, he helped set the strategy for a new public company and establish financial processes and systems to enable success. As a result, YUM! grew its U.S. and International business significantly, resulting in a significant increase in shareholder value. He previously served as a member of the board of directors of Bloomin’ Brands, Peet’s Coffee, and Caribou/Einstein Bagels. Mr. Deno is currently a member of the board of directors of Panera Brands.

Qualifications

Mr. Deno holds a B.A. in Economics and Political Science from Macalester College and an M.B.A. from the University of Michigan. We believe that Mr. Deno’s experience working with global brands in the consumer products industry, extensive management experience as a Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer, and deep understanding of financial control matters qualifies him to serve on our Board.

2026 Proxy Statement | 7

PROPOSAL ONE: ELECTION OF DIRECTORS

Director Nominee Biographies

PATRICK GRISMER FORMER EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, STARBUCKS COFFEE COMPANY

Age 64 Director Since 2025 Committee Membership: • Auditand Finance

Biographical Information

Patrick Grismer has served as a member of our Board since June 2025. Mr. Grismer served as Executive Vice President & Chief Financial Officer of Starbucks Coffee Company (NASDAQ: SBUX) from November 2018 to February 2021, and as Special Advisor to the CEO from February 2021 to April 2021. From March 2016 to November 2018, Mr. Grismer served as Executive Vice President & Chief Financial Officer of Hyatt Hotels Corporation (NYSE: H). Prior to that, Mr. Grismer spent nearly 14 years with Yum! Brands, Inc. (NYSE: YUM), a global quick-service restaurant company, in a number of executive roles, including serving as Chief Financial Officer of Yum! Brands, Inc. from May 2012 to February 2016. Prior to that, Mr. Grismer served in various leadership positions at The Walt Disney Company (NYSE: DIS) from 1990 to 2000, including Vice President of Business Planning & Development for The Disneyland Resort and Chief Financial Officer for Disney Vacation Club. Mr. Grismer began his career as a consultant with PricewaterhouseCoopers. Mr. Grismer currently serves as a member of the board of directors and audit and risk management committee of Deckers Outdoor Corporation (NYSE: DECK) since September 2025. He served as a member of the board of directors of Panera Brands from September 2022 to April 2025, including serving as board chair from June 2024 to April 2025 and audit committee chair from July 2023 to November 2024.

Qualifications

Mr. Grismer holds a B.S. in Accounting from the University of Southern California Marshall School of Business and an M.B.A. from Northwestern University Kellogg School of Management. Mr. Grismer’s extensive leadership experience with global consumer-oriented companies, his deep understanding of the global retail food industry and his technical expertise in matters of corporate finance, financial reporting, and internal controls qualifies him to serve on our Board.

8 | Krispy Kreme, Inc.

PROPOSAL ONE: ELECTION OF DIRECTORS

Director Nominee Biographies

BERNARDO HEES OPERATING PARTNER, THE CRANEMERE HOLDINGS GROUP

Age 56 Director Since 2025 Committee Membership: • Strategyand Operating

Biographical Information

Bernardo Hees has served as a member of our Board since June 2025. Mr. Hees is currently an Operating Partner at The Cranemere Holdings Group, a long-term industrial holdings firm, since March 2024, and a Senior Advisor to JAB with respect to its investments in the Company since April 2025. Prior to this, he has held numerous leadership roles at global companies, serving as Executive Chairman of Avis Budget Group, Inc. (NASDAQ: CAR), a global mobility company, from 2020 until 2024, Chief Executive Officer of The Kraft Heinz Company from 2015 until 2019, and as Chief Executive Officer of H.J. Heinz Holding Corporation from 2013 until 2015. From 2010 to 2013, Mr. Hees served as Chief Executive Officer of Burger King Worldwide, Inc. and its predecessor entity. From 2005 to 2010, Mr. Hees served as Chief Executive Officer of América Latina Logistica (ALL Logistics), a Brazilian logistics company. Mr. Hees was a Partner at 3G Capital, a global investment firm, from 2010 until 2019. He currently serves as a member of the board of directors of Avis Budget Group, Inc. (NASDAQ: CAR) and, from 2019 to 2025, he served as a member of the board of directors of Bunge Global SA (NYSE: BG), a global agribusiness and food company.

Qualifications

Mr. Hees holds a B.A. in Economics from the Pontifical Catholic University of Rio de Janeiro/Brazil and an M.B.A. from Warwick Business School in the United Kingdom. He also completed the Owners/President Management program at the Harvard Business School. Mr. Hees is a highly accomplished global executive with more than 25 years of leadership experience across the consumer, logistics, and food sectors. Mr. Hees’ global executive experience, including as a former Chief Executive Officer of large international consumer products companies, his public company board experience, and his experience as a former partner of a global investment firm qualifies him to serve on our Board.

2026 Proxy Statement | 9

PROPOSAL ONE: ELECTION OF DIRECTORS

Director Nominee Biographies

DAVID SHEAR FORMER PRESIDENT, INTERNATIONAL, RESTAURANT BRANDS INTERNATIONAL INC.

Age 42 Director Since 2026 Committee Membership: • N/A

Biographical Information

David Shear has served as a member of our Board since April 2026. Mr. Shear previously served at Restaurant Brands International Inc. (“RBI”) since that company’s founding in 2014 with the merger of Burger King and Tim Hortons, most recently as an Advisor to RBI from March 2024 to March 2025 and as President, International from 2021 to March 2024, responsible for approximately 15,000 Burger King, Popeyes, Tim Hortons, and Firehouse Subs restaurants operating in more than 100 countries around the world. Prior to this, Mr. Shear served as President EMEA beginning in September 2016. Mr. Shear joined the predecessor of RBI in 2011, holding roles of increasing responsibility within Burger King U.S. marketing. He then held various roles in Asia Pacific, including serving as President of Burger King APAC from 2014 to 2016. Prior to joining Burger King, Mr. Shear worked at strategy consulting firm Charles River Associates.

Qualifications

Mr. Shear holds a B.A. in Economics from Bates College and an M.B.A. from Harvard Business School. We believe that Mr. Shear’s global franchising experience in the quick service restaurant industry, extensive management and operating experience, and deep understanding of international businesses including brand and marketing strategy, qualifies him to serve on our Board.

10 | Krispy Kreme, Inc.

PROPOSAL ONE: ELECTION OF DIRECTORS

Director Nominee Biographies

EASWARAN SUNDARAM OPERATING EXECUTIVE, TAILWIND CAPITAL

Age 55 Director Since 2025 Committee Membership: • Audit and Finance • Compensation, Nomination, and Governance

Biographical Information

Easwaran Sundaram has served as a member of our Board since June 2025. Mr. Sundaram is currently an Operating Executive at Tailwind Capital, a mid-market private equity firm, and the Founder and a General Partner at Utpata Ventures LLC, an early-stage startup fund with a focus on deep technology, the future of transportation, space, and aerospace investments. Prior to this, Mr. Sundaram served as the Executive Vice President and Chief Digital & Technology Officer of JetBlue Airways Corporation from 2012 until his retirement in February 2021 where he led the company’s transformation from a traditional airline to a travel technology company, and delivered substantial cost savings through technology transformation in flight, crew operations, customer support, and fleet programs. Mr. Sundaram was also a founding member and oversight officer of JetBlue Technology Ventures, a JetBlue Airways subsidiary that incubates, invests in, and partners with startups. Previously, he was Senior Vice President of Global Supply Chain and Chief Information Officer at Pall Corporation where he drove digital transformation and operational synergies. Prior to this, Mr. Sundaram served in a senior supply chain management role at PSS World Medical – McKesson Corporation. Mr. Sundaram is currently a member of the board of directors and audit committee of WESCO International (NYSE: WCC) and, from 2020 to 2025, he served as a member of the board of directors of SolarWinds Corporation until that company became privately held.

Qualifications

Mr. Sundaram holds a M.S. in International Transportation Management & Operations Research from State University of New York Maritime College, a Post Baccalaureate Diploma in Logistics Management from the Institute of Rail Management in India, and a B.S. in Chemistry from the Madurai Kamaraj University. We believe that Mr. Sundaram’s extensive leadership experience as a technology and transformation executive of a Fortune 500 company and his expertise in digital tools and applications, cybersecurity, and global supply chain management qualifies him to serve on our Board.

2026 Proxy Statement | 11

PROPOSAL ONE: ELECTION OF DIRECTORS

Director Nominee Biographies

MELISSA WERNECK FORMER EVP AND GLOBAL CHIEF PEOPLE OFFICER, THE KRAFT HEINZ COMPANY

Age 53 Director Since 2026 Committee Membership: • Compensation, Nomination, and Governance

Biographical Information

Melissa Werneck has served as a member of our Board since April 2026. Ms. Werneck currently serves as a consultant to the executive leadership team at The Kraft Heinz Company (“Kraft Heinz”), having previously worked at Kraft Heinz between 2013 and April 2026, most recently as an Executive Advisor from August 2025 to April 2026. Prior to that, Ms. Werneck served as Executive Vice President and Global Chief People Officer, where she engineered the company’s approach to people and culture, leading succession, talent management, leadership and capabilities development, compensation, performance management, engagement, and inclusion. Ms. Werneck also led the information technology and shared services departments at Kraft Heinz during five of her 12 years at that company. Prior to joining Kraft Heinz, Ms. Werneck worked at America Latina Logistica, where she last served as Chief People Officer & Performance Management Executive Vice-President from 2010 to 2013. Ms. Werneck is currently a member of the board of directors and chair of the compensation, people, nominating and governance committee of XP, Inc. (NASDAQ: XP).

Qualifications

Ms. Werneck holds a degree in Chemical Engineering from Federal University of Minas Gerais in Brazil and an MBA from the COPPEAD Graduate School of Business at the Federal University of Rio De Janeiro in Brazil. We believe that Ms. Werneck’s extensive management experience as a Global Chief People Officer, public company board experience, and experience working with global brands in the consumer products industry qualifies her to serve on our Board.

12 | Krispy Kreme, Inc.

PROPOSAL ONE: ELECTION OF DIRECTORS

Director Compensation

Director Compensation

Director Compensation Table

The following table sets forth information regarding non-employee director compensation during fiscal year 2025.

Name	Cash Retainers Earned ($)	Equity Grant ($)(1)	Total ($)
Marissa Andrada	78,077	130,002	208,079
David Bell	30,000	—	30,000
Patricia Capel	113,228	250,003	363,231
David Deno	83,269	130,002	213,271
Olivier Goudet	100,000	—	100,000
Patrick Grismer	40,371	130,002	170,373
Bernardo Hees(2)	72,692	250,003	322,695
Paul Michaels(3)	40,000	—	40,000
Gerhard Pleuhs(3)	92,885	130,002	222,887
Debbie Roberts	30,000	—	30,000
Easwaran Sundaram	37,692	130,002	167,694
Gordon von Bretten(4)	37,692	130,002	167,694
Philip Telfer	32,500	—	32,500
Michelle Weese	30,000	—	30,000

(1)

None of Mses. Roberts and Weese and Messrs. Bell, Goudet, Michaels, and Telfer received an equity grant in fiscal 2025 because they were no longer members of the Board of Directors at the time of the annual equity grant in fiscal 2025.

(2)	Mr. Hees was appointed as Strategy and Operating Committee Chair in July 2025.

(3)	Mr. Michaels served as Lead Independent Director until April 17, 2025, at which time Mr. Pleuhs was appointed as Lead Independent Director.

(4)	Mr. von Bretten received a pro-rata portion of his 2025 equity grant upon his resignation from the Board of Directors on January 31, 2026.

Non-Employee Director Compensation Narrative

How We Set Non-Employee Director Compensation

The Board, upon the recommendation of the CNG Committee, determines the annual compensation of non-employee directors. Mr. Charlesworth receives no additional compensation for his Board service. The CNG Committee consults with Frederic W. Cook & Co., Inc. (“FW Cook”), its independent compensation consultant, on the director compensation program. The CNG Committee reviews peer group and general industry survey information for the compensation paid to directors serving on boards of companies in similar industries and of similar size to determine whether changes are advisable. The CNG Committee conducts its review of the director compensation program no less frequently than every three years.

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PROPOSAL ONE: ELECTION OF DIRECTORS

Director Compensation

Non-Employee Director Fees

Fiscal year 2025 non-employee director compensation consisted of two primary components: an annual cash retainer and an annual equity grant in the form of time-vesting restricted stock units (“RSUs”) that vest 100% on the third anniversary of the grant date. Equity treatment upon a termination of director service is generally as described under “Equity Treatment Upon Termination Scenarios.” Directors may from time to time receive fees for service on ad hoc committees. Each director is also entitled to reimbursement for reasonable out-of-pocket expenses incurred to attend Board and committee meetings.

Cash Retainer ($)
Annual cash retainer for service on the Board:
Board Chair	$150,000
Lead Independent Director	$95,000
Strategy and Operating Committee Chair	$140,000
Audit and Finance Committee Chair	$85,000
CNG Committee Chair	$80,000
Other Non-employee Directors	$70,000
Additional annual retainers:
Committee members	$5,000

Annual Equity Grant(1) ($)
Board Chair	$250,000
Strategy and Operating Committee Chair	$250,000
Other Non-employee Directors	$130,000

(1)	Number of shares granted equals the annual equity grant value divided by the closing price of our common stock on the date of grant, rounded up to the next higher share.

14 | Krispy Kreme, Inc.

CORPORATE GOVERNANCE PRACTICES

KKI is committed to strong corporate governance policies and practices. The governance practices highlighted below are reflected in our By-Laws, committee charters, Corporate Governance Principles, or other Company policies and practices.

Board Leadership Structure

The Board is responsible for broad corporate policy and the overall performance of the Company through oversight of management and stewardship of the Company. Among other duties, the Board advises and monitors the performance of the Company’s senior management team, which is responsible for operating the Company’s business. The Board recognizes that the leadership structure and combination or separation of the CEO and Chair roles are driven by the needs of the Company, and that, depending on the circumstances, a different leadership model may be appropriate. As a result, the Company does not currently have a policy requiring either the combination or separation of leadership roles, which maintains flexibility based on the Company’s needs. The Board periodically evaluates this structure and determines whether to separate the roles based upon the circumstances. The Board has determined that the current leadership structure, consisting of separate Chair and CEO roles with a Lead Independent Director, is most effective for the Company and its stockholders at this time.

Lead Independent Director

As of the date hereof, the Lead Independent Director is Gerhard Pleuhs. The Lead Independent Director’s responsibilities include:

•	presiding at any meetings of the Board at which the Chair is not present;
•	chairing executive sessions of the non-employee or independent directors;
•	serving as a liaison between the independent directors and the Chair and otherwise facilitating communications among members of the Board;
•	providing input to the Chair on meeting agendas, schedules and other information sent to the Board;
•	being available for consultation with stockholders, regulators, or other significant stakeholders; and
•	assisting the CNG Committee with evaluating Board and management performance.

Board Meetings

Our Board met eight times during 2025. During 2025, each director attended at least 75% of the Board and committee meetings held during the period that such director served on the Board or such committee, except that former director Paul Michaels was unable to attend 75% of the 2025 meetings of the Board and each committee on which he served for health reasons. Directors are also expected to attend the annual meetings of stockholders. All directors serving at the time except Mr. Michaels and Ms. Roberts attended the 2025 annual meeting of stockholders.

In addition to Board and committee meetings, our directors also discharge their duties through, among other things, less formal group communications, including discussions, briefings, and educational sessions with the Chair and CEO, members of senior management, and others as appropriate.

Committees

The Board’s standing committees, their membership, and the number of meetings held in 2025 are set forth below. Charters for each of our standing committees are available at our corporate governance webpage at https://investors.krispykreme.com/governance/governance-documents.

Audit and Finance Committee

The Audit and Finance Committee, among other things:

•

Oversees the integrity of the Company’s financial reporting process and systems of internal controls, including the integrity of the Company’s financial statements, in consultation with independent auditors and the Company’s legal, accounting, and internal audit departments.

•	Oversees compliance with our Code of Conduct and laws and regulations.

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CORPORATE GOVERNANCE PRACTICES

Committees

•	Oversees the independence, qualifications and performance of the Company’s independent auditors and internal audit department.
•	Investigates any matter relating to the Company’s accounting, auditing, internal control, or financial reporting practices brought to its attention.

As of the date hereof, the members of the Audit and Finance Committee are Messrs. Deno (Chair), Grismer, Pleuhs, and Sundaram. Our Board has affirmatively determined that each member meets the definition of “independent director” for purposes of serving on the Audit and Finance Committee under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the corporate governance standards of Nasdaq. Our Board has determined that each director appointed to the Audit and Finance Committee is financially literate, and our Board has determined that each of Messrs. Deno and Grismer is an “audit committee financial expert” within the meaning of the SEC rules and is financially sophisticated in accordance with Nasdaq listing standards. No Audit and Finance Committee member received any payments in 2025 from us other than compensation for service as a director.

The Audit and Finance Committee held ten meetings in 2025.

Compensation, Nomination, and Governance Committee

The Board has designated the CNG Committee to serve as the Company’s combined nomination and corporate governance committee and compensation committee. The CNG Committee, among other things:

Responsibilities related to compensation:

•	Assists the Board in discharging its responsibilities related to executive compensation and oversight of the Company’s executive compensation plans, policies, and programs.
•	Reviews and makes recommendations to the Board with respect to the compensation of non-employee directors.
•	Consults with an independent compensation consultant to determine market competitiveness and appropriateness of executive and non-employee director compensation.

Responsibilities related to nomination and corporate governance:

•	Identifies and recommends to the Board individuals qualified to serve as directors of the Company.
•

Assesses the performance of incumbent directors and considers attendance, participation, independence, and other relevant factors in determining whether to recommend such directors for reelection to the Board.

•	Advises the Board with respect to the size, structure, composition, and functioning of the Board and its committees.
•	Reviews our corporate governance principles and practices and recommends changes to the Board as appropriate.
•	Oversees the evaluation of Board and management performance.

For more information regarding the processes and procedures followed by the CNG Committee in considering and determining executive and non-employee director compensation, see the sections “Compensation Discussion and Analysis” and “Director Compensation,” respectively.

As of the date hereof, the members of the CNG Committee are Mses. Andrada (Chair) and Werneck and Messrs. Pleuhs and Sundaram. Our Board has affirmatively determined that each member meets the definition of “independent director” for purposes of serving on the CNG Committee under the corporate governance standards of Nasdaq.

The Board has determined that each member of the CNG Committee is a “non-employee” director as defined in Rule 16b-3(b)(3) under the Exchange Act.

The CNG Committee held six meetings in 2025.

Strategy and Operating Committee

In 2025, the Board established a Strategy and Operating Committee to provide guidance and direction in the development and execution of the Company’s strategy, including its strategic plans and initiatives and operations-related issues. The Strategy and Operating Committee, among other things:

•	Reviews and assesses, with management, the development and modification of the Company’s strategy, including specific strategic initiatives and the impact of external developments.

16 | Krispy Kreme, Inc.

CORPORATE GOVERNANCE PRACTICES

Committees

•	Evaluates, with management, significant opportunities for corporate development, including through strategic transactions.
•

Periodically meets with management to assess and evaluate the Company’s performance relative to the implementation and execution of strategic plans and initiatives and advises the Board of the Company’s progress.

•	Assists the Board with oversight of strategy- and operations-related risks.

The members of the Strategy and Operating Committee are Messrs. Hees (Chair) and Charlesworth. The Strategy and Operating Committee held three meetings in 2025 and also met regularly with management and senior leaders.

The Board’s Oversight Responsibilities

The Company maintains corporate governance practices and policies designed to facilitate effective oversight by the Board. The Company’s Corporate Governance Principles provide that the Board’s basic responsibility is to exercise its business judgment to act in what the Board reasonably believes to be the best interests of the Company and its stockholders. The Board advises and monitors the performance of senior management, which is responsible for operating the Company’s business. As part of its oversight function, the Board reviews and approves the Company’s annual operating plan and strategy for the year ahead in alignment with long-term goals and objectives.

Board Oversight of Risk

The Board is responsible for overseeing the Company’s processes for assessing and managing risk. The Board’s role in the Company’s risk oversight process includes reviewing and discussing with management key areas of material risk to the Company. To administer its risk oversight function, the Board has delegated certain oversight responsibilities to its committees. The Board has delegated to the Audit and Finance Committee primary responsibility for overseeing the Company’s risk management in light of the Company’s business strategy, capital strength, and overall risk tolerance, and for overseeing cybersecurity risks. The Board has delegated to the CNG Committee primary responsibility for overseeing risks related to compensation plans, policies, and practices applicable to officers and employees and other talent-related matters, as well as risks associated with Board independence and governance. The Board has delegated to the Strategy and Operating Committee primary responsibility for overseeing the Company’s strategy- and operations-related risks. Committees report to the full Board regarding their respective considerations, actions, and recommendations, as applicable.

Board Oversight of Responsibility

The Board oversees the Company’s Responsibility strategy, including providing input and guidance on long-term goals and commitments. The Company’s executive leaders provide regular updates to the Board on progress toward the Company’s Responsibility initiatives. The Company maintains a group of cross-functional leaders to develop and execute the Company’s Responsibility initiatives and disclosures.

Board and Committee Evaluations

The Board, as well as each committee, conducts an annual self-evaluation to assess its performance. All directors participate in the formal evaluation process, responding to written questions designed to elicit information to be used in improving Board and committee effectiveness. Director feedback is solicited from the formal self-evaluation process and shared verbatim on an anonymous basis with the entire Board and committees and, where appropriate, addressed with management. In response to feedback from the evaluation process, our Board and committees work with management to improve our policies, processes, and procedures to further Board and committee effectiveness.

Code of Conduct

We are dedicated to creating experiences that inspire customer wonder and joy, and doing so with uncompromising integrity and respect for individuals. The Board has adopted a Code of Conduct that applies to all employees, officers, and directors. All employees and Board members are required to acknowledge the Code of Conduct upon hire and participate in training and certifications.

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CORPORATE GOVERNANCE PRACTICES

The Board’s Oversight Responsibilities

Our Code of Conduct is posted on our website at https://investors.krispykreme.com/governance/governance-documents. We will inform our stockholders of any amendment to or waiver from the Code of Conduct with respect to our senior financial officers, including the Chief Executive Officer, by posting such information on our website.

Be Sweet in All That We Do

We strive to Be Sweet and inspire engagement in all that we do to fulfill our purpose of touching and enhancing lives through the joy that is Krispy Kreme. Our Be Sweet strategy encompasses our approach to being socially and environmentally responsible and addressing Responsibility matters that are most important to us and our stakeholders. This strategy is built around our core pillars of Loving Our Krispy Kremers, Loving Our Communities, Loving Our Planet, and governance and reporting. Our Be Sweet strategy serves as our framework to achieve a more responsible future supporting the Company’s long-term success.

Be Sweet Responsibility Report

We are proud to have published our first Responsibility report in 2023 related to fiscal year 2022 progress called our “Be Sweet Responsibility Report.” The Be Sweet Responsibility Report begins to align with the Task Force on Climate-related Financial Disclosures (TCFD) and with the UN Sustainable Development Goals (UN SDGs). Our most recent Be Sweet Responsibility Report, which we supplemented with a Fact Sheet in 2024 and 2025 (collectively, our “Be Sweet Responsibility Report”), is available on our website. Our Be Sweet Responsibility Report, and other information regarding our Responsibility practices on our website, are not incorporated by reference into this Proxy Statement or in any other document we file with or furnish to the SEC.

Certain Relationships and Related Party Transactions

Policies and Procedures for Related Party Transactions

Our Board has adopted a written policy (the “Related Party Transactions Policy”) regarding transactions with related parties that could result in a “related party transaction” as defined in SEC rules and our Related Party Transactions Policy (any such transaction, a “Related Party Transaction”). Our Related Party Transactions Policy requires any director or executive officer who has an interest (either directly or through an immediate family member) in a potential Related Party Transaction to provide notice to the legal department of the relevant facts and circumstances with respect thereto prior to entering into the transaction. Our Chief Legal Officer communicates that information to our Audit and Finance Committee, or the Chair of the Audit and Finance Committee. Pursuant to the Related Party Transactions Policy, no Related Party Transaction will be executed without the approval or ratification of our Board or the Audit and Finance Committee of our Board. Directors interested in a Related Party Transaction recuse themselves from any vote on a Related Party Transaction in which they have an interest.

Related Party Transactions

In addition to the director and executive officer compensation arrangements discussed in the sections titled “Director Compensation” and “Compensation Discussion and Analysis,” respectively, this section describes Related Party Transactions since the beginning of our last fiscal year and certain arrangements with JAB-related persons.

Arrangements with JAB-Related Persons

JAB beneficially owns approximately 43% of our common stock and two of our directors and director nominees are affiliated with JAB. We have negotiated certain arm’s-length commercial arrangements with JAB and certain companies in which JAB has controlling investments, as set forth below:

License, Distribution and Supply Agreements

Keurig Dr Pepper Inc. (“KDP”), an affiliated company of JAB, licenses the Krispy Kreme trademark from the Company in the manufacturing of portion packs for the Keurig brewing system. KDP also sells beverage concentrates and packaged beverages to Krispy Kreme for resale through Krispy Kreme’s shops. Licensing revenues from KDP were $2.1 million for the fiscal year ended December 28, 2025.

18 | Krispy Kreme, Inc.

CORPORATE GOVERNANCE PRACTICES

Certain Relationships and Related Party Transactions

Investor Rights Agreement

In connection with our initial public offering (the “IPO”), in July 2021, the Company entered into the Investor Rights Agreement (the “IRA”) with JAB and certain other holders listed on Schedule A thereto that, among other things, (i) provides JAB and such holders with customary “demand,” “shelf” and “piggyback” registration rights with respect to shares of our common stock beneficially owned by JAB and such holders following the IPO and (ii) governs certain information rights between JAB and the Company. Pursuant to such information rights: (1) the Company shall provide JAB the following, which shall be treated as confidential information by JAB, (a) copies of the Company’s management’s monthly financial review reports, (b) the consolidated financial results of the Company for each fiscal year, (c) the unaudited consolidated financial results of the Company for each fiscal quarter, and (d) such other information related to the Company’s financial condition, business, prospects or corporate affairs as JAB may reasonably request from time to time; and (2) subject to the ultimate decision-making authority of the Board, the Company will consult with JAB, and give good faith consideration to JAB’s views, with respect to (a) the composition of the Board and its committees from time to time, (b) Board and committee meeting agenda items, (c) mergers, acquisitions, divestitures, strategic investments and other strategic transactions of the Company, and (d) significant capital expenditures by the Company. The IRA also provides that the Company will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act of 1933, as amended. The registration rights granted pursuant to the IRA may be assigned by JAB to any person or entity who subsequently obtains registrable securities from JAB or any of its affiliates.

Section 16(b) Settlement with JAB

On June 25, 2025, the Company received a letter (the “Section 16 Letter”) from counsel to a stockholder of the Company noting that, based on an investigation conducted by such counsel, such counsel believed that JAB may be liable to the Company under Section 16 of the Exchange Act for the profit realized from the transactions in the Company’s equity securities disclosed on certain Statements of Changes in Beneficial Ownership on Form 4 filed by JAB with the SEC. Such counsel negotiated terms of a settlement satisfactory to the Company of any claims that might be brought with respect to the matters identified in the Section 16 Letter, subject to approval by the Company. The Company approved the terms of the settlement on August 26, 2025, pursuant to which JAB paid the Company $1.6 million, a portion of which the Company paid to such counsel as customary attorneys’ fees.

Arrangements with BNP

BNP Paribas SA (together with certain of its affiliated entities, “BNP”) beneficially owns approximately 8.9% of our common stock. We have certain arm’s-length commercial arrangements with BNP, including as set forth below:

Credit Agreement Services

The Company and certain of its subsidiaries are party to a credit agreement with BNP and other lenders providing for a $300.0 million senior secured revolving credit facility and a term loan with an original principal amount of $700.0 million which was amended in 2025 to, among other things, establish additional, incremental term loan commitments in an aggregate principal amount of $125.0 million (as amended, the “credit agreement”). Under the credit agreement, which has a current term expiring in 2028, BNP serves as administrative agent, collateral agent, and documentation agent, for which services the Company paid BNP total fees of approximately $175,000 in fiscal year 2025, which includes an arrangement fee of $100,000 in connection with the 2025 amendment.

BNP may issue letters of credit to the Company and certain of its subsidiaries. In fiscal year 2025, the Company incurred fees of approximately $173,000 for BNP issuing such letters of credit.

Other Services

In connection with the Company’s sale of its remaining ownership interest in Insomnia Cookies in fiscal year 2025, the Company paid BNP financial advisory fees of $500,000.

In addition, the Company and BNP are party to certain derivative contracts to mitigate against risks associated with fluctuations in interest rates, certain commodity prices and foreign exchange rates.

2026 Proxy Statement | 19

CORPORATE GOVERNANCE PRACTICE

Delinquent Section 16(a) Reports

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC and Nasdaq and to furnish us with copies of the reports. Based on our review of such reports and written representations from our directors and officers, and except as previously disclosed, we believe that all such filings in fiscal year 2025 were timely filed.

Where to Find More Information

To learn more about our corporate governance practices and our other policies, you can access the governance documents listed below at https://investors.krispykreme.com/governance/governance-documents. We will also provide copies of any of these documents to stockholders upon written request to the Corporate Secretary.

•	Certificate of Incorporation
•	By-Laws
•	Corporate Governance Principles
•	Board Committee Charters
•	Code of Conduct
•	Related Party Transactions Policy
•	Whistleblower Policy

Stockholder Outreach and Communications with the Board

As part of our effort to better understand our stockholders’ perspectives, we regularly engage with our stockholders, seeking their input and views on various matters. We discuss a variety of topics with our stockholders, including the Company’s business strategy, financial performance, executive compensation and Responsibility matters. The Board values our stockholders’ perspectives, and the feedback we receive continues to inform our policies and practices.

Any interested party may communicate with the Board, the Chair, the Lead Independent Director, or the independent directors on Board-related issues by sending an email to ir@krispykreme.com or sending a written communication to: Corporate Secretary, Krispy Kreme, Inc., 2116 Hawkins Street, Suite 101, Charlotte, NC 28203. Relevant communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. Communications that are unrelated to the duties and responsibilities of the Board will not be forwarded.

20 | Krispy Kreme, Inc.

EXECUTIVE OFFICERS

Set forth below are the names, ages, and positions of our executive officers as of the date hereof. As used in this section, references to “we,” “us,” “our” and “Krispy Kreme” mean Krispy Kreme, Inc. and its predecessor entities, and their respective subsidiaries and affiliates.

Name	Age	Position
Joshua Charlesworth	51	President and Chief Executive Officer
Raphael Duvivier	43	Chief Financial Officer
Atiba Adams	55	Chief Legal Officer and Corporate Secretary
Alison Holder	49	Chief Brand and Product Officer
Nicola Steele	39	Chief Operating Officer
Lori Suess	43	Head of People and Culture
Angela Yochem	55	Chief Technology and Performance Officer

Mr. Charlesworth’s biography is presented above under “Proposal 1: Election of Directors.”

Raphael Duvivier has served as our Chief Financial Officer since July 2025. Since joining Krispy Kreme in January 2019, he has served in multiple leadership roles, including as segment Chief Financial and Strategy Officer, Chief Development Officer, and most recently, President, International. Prior to joining Krispy Kreme, Mr. Duvivier held various senior leadership roles at Restaurant Brands International Inc. across multiple regions. Mr. Duvivier holds a B.Sc. in Industrial Engineering from the Pontifícia Universidade Católica do Rio de Janeiro, Brazil, and an M.B.A. from INSEAD.

Atiba Adams has served as our Chief Legal Officer and Corporate Secretary since June 2024. Prior to joining Krispy Kreme, Mr. Adams served as Senior Vice President, Deputy General Counsel at Bausch + Lomb from January 2022 to June 2024. Mr. Adams also held various roles at Mars, Incorporated, including General Counsel of Mars Global Petcare from July 2017 to January 2022 and General Counsel of Mars Global Chocolate from February 2015 to July 2017. Mr. Adams holds a B.A. in Political Science from Millersville University of Pennsylvania and a J.D. from North Carolina Central University School of Law.

Alison Holder has served as our Chief Brand and Product Officer since July 2025. Since joining the Company more than 25 years ago, she has served in a number of leadership roles across multiple functions within the organization, most recently as Chief Product Officer from January 2025 to July 2025. Ms. Holder also served as Chief Innovation Officer, Vice President of Global Research, Development & Brand Innovation, and, prior to that, held senior positions in brand marketing, insights and analytics, R&D, and manufacturing services. Ms. Holder holds a B.S. in Business Administration from High Point University.

Nicola Steele has served as our Chief Operating Officer since March 2025. Prior to her appointment, Ms. Steele served Company subsidiaries Krispy Kreme Holdings PTY Ltd., Krispy Kreme Australia PTY Ltd., and Krispy Kreme New Zealand Limited as President and Director from September 2023 to March 2025, Chief Operating Officer from March 2022 to August 2023, and Retail Director from January 2019 to February 2022. Prior to that, Ms. Steele held progressive leadership positions in store and operations management in Australia and New Zealand since joining the Company in October 2006 as a crew member.

Lori Suess has served as our Head of People and Culture since March 2026. Since joining the Company in November 2020, she has served in a number of leadership roles, including Director, People and Culture Business Partner, Senior Director, People, Culture and Transformation, and most recently, Vice President, People and Culture. During her tenure, Ms. Suess has overseen critical people and culture functions, including business partnering, talent acquisition, organizational development, learning and development, and transformation. Prior to joining Krispy Kreme, Ms. Suess held various HR roles at Newell Brands and Lockheed Martin. Ms. Suess holds a B.A. in Sociology from George Mason University and a Master’s in Human Resource Management from Marymount University.

2026 Proxy Statement | 21

EXECUTIVE OFFICERS

Angela Yochem has served as our Chief Technology and Performance Officer since September 2025. She served as our Chief Information and Technology Officer from March 2025 to September 2025, and Chief Information Officer from December 2023 to March 2025. She is a multi-industry CxO, most recently serving as EVP Chief Transformation & Digital Officer at Novant Health from 2018 to 2023. Ms. Yochem has held CIO and CTO leadership roles at Rent-A-Center, BDP International, AstraZeneca, and Dell, with extensive experience building differentiated technological capabilities at scale. Ms. Yochem is an Independent Director for Zurich Insurance Company’s North American subsidiaries, where she serves on the audit committee, and is a former independent director for companies in the banking, services, and enterprise technology industries. She holds a Bachelor’s degree in Music from DePauw University and a Master of Science in Computer Science from the University of Tennessee.

22 | Krispy Kreme, Inc.

PROPOSAL 2:

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

Our Board unanimously recommends that you vote “FOR” the approval of the advisory resolution to approve the Company’s executive compensation.

The Company is asking stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this Proxy Statement. As described in the “Compensation Discussion and Analysis” section, our executive compensation program is designed to attract, retain, and motivate superior executive talent through the alignment of pay and financial interests of our executives with stockholder value creation. We design and implement our compensation program and policies in line with this philosophy to promote superior performance results and generate greater value for our stockholders.

Accordingly, the Company is asking stockholders to approve the following non-binding advisory resolution at the 2026 Annual Meeting:

“RESOLVED, that the stockholders of Krispy Kreme, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables, and narrative discussion in the Proxy Statement for the Company’s 2026 Annual Meeting of Stockholders.”

Because your vote on this proposal is advisory, it will not be binding on the Board. However, the Company and the Board will consider the outcome of the vote when making future compensation decisions.

Vote Required

Approval of this proposal, on an advisory basis, requires the affirmative vote of the holders of a majority of the voting power of our common stock present in person or represented by proxy and which has actually voted. Broker non-votes and abstentions will not be counted as having been voted on this proposal and therefore will have no effect on the vote.

2026 Proxy Statement | 23

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Our Compensation Discussion and Analysis (the “CD&A”) discusses our executive compensation program and explains the Compensation, Nomination, and Governance Committee (the “CNG Committee”) decisions affecting named executive officer (“NEO”) compensation for fiscal year 2025. Detailed compensation information is provided in tabular format with related narrative disclosure.

Our NEOs for fiscal year 2025 are the following current and former executive officers:

Name	Title
Joshua Charlesworth	President and Chief Executive Officer
Raphael Duvivier(1)	Chief Financial Officer
Jeremiah Ashukian(2)	Former Chief Financial Officer
Alison Holder	Chief Brand and Product Officer
Nicola Steele	Chief Operating Officer
Theresa Zandhuis(3)	Former Chief People Officer

(1)	Mr. Duvivier was promoted to Chief Financial Officer effective July 11, 2025.

(2)	Mr. Ashukian’s last day of employment with the Company was July 11, 2025.

(3)	Ms. Zandhuis’ last day of employment with the Company was March 31, 2026.

In our CD&A, we discuss:

•	Our 2025 say-on-pay stockholder advisory vote;
•	Our executive compensation principles and governance practices and their alignment with our stockholders’ interests;
•	The design and rationale of our executive compensation program;
•	A description of compensation paid to our NEOs in fiscal year 2025; and
•	Our policies on compensation recoupment (“clawback”), trading restrictions and anti-hedging, anti-pledging, and compensation deductibility.

Our 2025 Stockholder Say-on-Pay Vote

At our 2025 annual meeting of stockholders, we sought stockholder approval, on an advisory basis, of the compensation of our NEOs as disclosed in our 2025 proxy statement. At our 2025 annual meeting, 99.4% of the votes cast voted in favor of the say-on-pay resolution. As evidenced by these results, we believe our stockholders generally support our compensation program and practices. We hold our say-on-pay vote annually.

Principles and Governance

The overarching objective of our executive compensation program is to attract, retain, and motivate superior executive talent essential to drive sustained growth and stockholder value creation. Our executive compensation principles, actions, pay elements, and governance practices are designed to support this objective while maintaining competitiveness.

In setting and overseeing our executive compensation program, the CNG Committee is guided by the following key principles:

1.	Performance-Driven: Compensation reflects performance, fostering a culture of achievement and accountability.

2.	Competitive and Equitable: Compensation packages are internally fair and externally competitive within our industry, and general industry, to attract and retain exemplary talent.

3.	Long-Term Focus: The mix of compensation elements emphasizes long-term, sustainable growth by aligning executives’ interests with those of our stockholders.

4.	Transparency: The program is aligned with company objectives, adhering to the sound governance practices, and designed to mitigate excessive risk-taking.

24 | Krispy Kreme, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

Principles and Governance

The table below summarizes additional principles incorporated by the CNG Committee in the design, review, and governance of our executive compensation program.

What We Do	What We Don’t Do
✓ Put significant pay at risk and balance focus utilizing incentives driven by short- and long-term company performance.	× Incentivize short-term results at the expense of long-term performance.
✓ Incorporate meaningful and challenging performance goals in our incentive programs.	× Allow margining, derivative, or speculative transactions, such as hedges, pledges, or short sales.
✓ Analyze types and levels of compensation relative to a relevant group of peer companies (our “peer group”).	× Provide excise tax gross-up payments.
✓ Cap annual bonus and performance share compensation at 200% of the target payout.	× Re-price “under-water” outstanding stock options (“options”).
✓ Incentivize stock ownership to foster a long-term ownership and value-creation mindset.	× Provide separate employer-paid supplemental pensions for our executives.
✓ Maintain a compensation recoupment (i.e., “clawback”) policy to recapture unearned compensation upon financial restatements.	× Provide “single trigger” equity award vesting or severance.
× Incentivize excessively risky business decisions.

Peer Group

We use a peer group of companies to analyze external market compensation levels and practices. With input from FW Cook, our independent compensation consultant, and management, the CNG Committee annually reviews our peer group so that its composition remains appropriate. Each year, we compare our compensation program and pay levels to those of the peer group and general industry market data to assess whether our programs and target compensation levels are consistent and competitive with the external market.

In constructing our peer group, the CNG Committee reviews information for and considers publicly traded global companies of similar size and with similar business orientation and industry classifications, and similar products and service offerings. It also considers other factors, including (i) market capitalization and enterprise value, (ii) total number of employees, (iii) financial measures including gross margin, EBITDA, and EBITDA margin, (iv) executive positions similar in breadth, complexity, and scope of responsibility, and (v) competitors for executive talent and customers.

Based on these considerations, our CNG Committee reviewed and, for 2025, approved the same peer group utilized for 2024. The peer group is comprised of the following companies:

• Bloomin’ Brands, Inc. (BLMN)	• Restaurant Brands International Inc. (QSR)
• Cheesecake Factory, Inc. (CAKE)	• Shake Shack, Inc. (SHAK)
• Chipotle Mexican Grill, Inc. (CMG)	• Sweetgreen, Inc. (SG)
• Domino’s Pizza, Inc. (DPZ)	• Texas Roadhouse, Inc. (TXRH)
• Dutch Bros Inc. (BROS)	• The Wendy’s Company (WEN)
• Jack in the Box Inc. (JACK)	• YETI Holdings, Inc. (YETI)
• Monster Beverage Corporation (MNST)	• Yum! Brands, Inc. (YUM)
• Papa John’s International, Inc. (PZZA)

The peer group is reviewed annually; however, as we grow and evolve, and as companies in our peer group change due to mergers, acquisitions, or other consolidations, our CNG Committee will continue to review and reconfigure our peer group as appropriate.

2026 Proxy Statement | 25

COMPENSATION DISCUSSION AND ANALYSIS

Principles and Governance

The table below summarizes and compares our revenue, adjusted EBITDA, total employees, and market capitalization as of the end of our fiscal year 2024 to that of our peer group. Financials for the peer group are based on the latest four quarter performance as of December 31, 2024; number of employees are as of each company’s fiscal year end; market capitalization is as of December 31, 2024.

		Revenue in millions	Adjusted EBITDA(1) in millions	Total Employees	Market Capitalization in millions
		($)	($)	(#)	($)

Peer Group	75th Percentile	6,161	1,513	44,675	21,938
	Median	3,538	448	12,698	5,514
	25th Percentile	1,687	272	6,852	2,844
	Krispy Kreme, Inc.	1,665	193.5	21,000	1,688

Competitive Positioning

For 2025, the CNG Committee engaged FW Cook to advise on the compensation practices and competitive landscape for the compensation of our NEOs. The CNG Committee targets the median of market compensation levels when assessing executive compensation; however, pay decisions are based on a more comprehensive set of considerations, such as Company performance, individual executive performance, experience, and internal equity.

In determining appropriate compensation levels, the CNG Committee reviews compensation levels for executives in similarly situated roles at companies in our peer group and in general industry compensation surveys. FW Cook initially compiles the compensation data for the selected peer group. At the request of the CNG Committee, management reviews and evaluates FW Cook’s compensation data and provides input and recommendations for CNG Committee approval, as applicable.

For the CEO, the CNG Committee annually reviews and recommends to the Board individual and corporate goals and objectives relevant to the CEO’s compensation. The CNG also evaluates the CEO’s performance in light of those goals and objectives. In determining the CEO’s compensation, the CNG Committee considers the Company’s financial performance, including total stockholder return, the value of similar packages for chief executive officers at comparable companies, and historical compensation levels. The CNG Committee makes its compensation recommendation for the CEO to the full Board. The full Board approves the compensation levels for the CEO.

Compensation Risk Management

The CNG Committee has reviewed the Company’s compensation policies and practices to determine whether they encourage excessive risk-taking that could have a material adverse impact on the Company. In conducting this review, the Compensation, Nomination, and Governance Committee evaluated the design of the Company’s compensation program, including base salary, annual and long-term incentives, and employee benefits. The Committee also considered the balance between fixed and variable pay, performance metrics, and governance features.

The CNG Committee determined that the Company’s compensation program is appropriately structured and does not encourage excessive risk-taking. Key features supporting this conclusion include a balanced mix of short- and long-term pay, use of multiple performance measures, emphasis on long-term equity incentives, payout caps for both annual and long-term incentives, stock ownership guidelines, and a Clawback Policy. Additionally, the CNG Committee, which is composed entirely of independent directors, engages an independent third-party compensation consultant and provides ongoing oversight of the compensation program.

Based on this assessment, the CNG Committee concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse impact on the Company.

(1)	See Appendix A for a reconciliation of the Company’s non-GAAP financial measures to the most comparable GAAP financial measure.

26 | Krispy Kreme, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

Summary of Principal Compensation Elements – Design and Rationale

Summary of Principal Compensation Elements – Design and Rationale

The table below summarizes the principal elements of the fiscal year 2025 executive compensation program applicable to our NEOs, including a description and the intended purpose of each element. In addition to the items summarized in the table, our NEOs are eligible to participate in a Company-wide defined contribution (401(k) savings) program. A more detailed description of all compensation elements, including related 2025 actions for each element, if applicable, follows this table. NEO compensation consists of base salary, an annual cash incentive award under our annual incentive program (“AIP”), and equity-based compensation under the Krispy Kreme, Inc. 2021 Omnibus Incentive Plan (the “Omnibus Plan”). We also provide certain limited benefits and perquisites in line with general industry practice.

Long-term Incentive Program (LTIP)
Pay Element	Base Salary	Annual Incentive Program (AIP)	Performance- based Restricted Stock Units (“Performance Shares”)	Options	Time-based Restricted Stock Units (“RSUs”)
Description	• Ongoing fixed cash	• Annual cash incentive plan based on financial targets established for each NEO • Actual awards are 0% for below-threshold performance up to 200% of target for maximum or greater performance	• Shares of stock are earned based on 3-year financial and operational performance goals • Awards are 0% of target for threshold performance or below, up to 200% of target for maximum or greater performance	• Opportunity to buy Company stock in the future at a fixed price	• RSUs vest at defined times after the NEO meets service-based requirements
Purpose	• Attract and retain exceptional talent • Reflect business expectations, competencies, and values	• Motivate achievement of annual financial objectives • Reflect challenges and share risk related to short-term performance • Balanced focus relative to long-term incentives (LTIP)	• Motivate sustained achievement of long-term financial growth • Align NEOs’ interests with those of stockholders • Balanced focus relative to short-term incentives (AIP) • Retention
Who Receives	All NEOs
When Granted / Paid	Reviewed annually, paid weekly	Paid within 3 months after fiscal year end	Generally granted in April/May
Form of Delivery	Cash		Krispy Kreme, Inc. Common Stock
Type of Performance	Short-term/Annual		Long-term
Performance / Vesting Period	Not applicable	1 Year	3 Years	3 Years (6 Year Term)	Vests in full after 3 years
Performance Measures	Competencies, skills, values, individual performance, long-term potential	Net Sales growth, Adjusted EBIT growth, Leverage	ROIC, Leverage, Adjusted EPS, stock price appreciation	Stock price appreciation	Stock price appreciation

2026 Proxy Statement | 27

COMPENSATION DISCUSSION AND ANALYSIS

2025 Base Salary

The fiscal year 2025 executive compensation program applicable to our NEOs consisted of the following principal elements:

2025 Base Salary

Base salary is the single fixed pay element of total direct compensation paid to our NEOs. We pay base salaries to provide executives with a secure, fixed base of cash compensation in recognition of individual responsibilities and job performance. Base salary levels are typically reviewed and set annually by the CNG Committee. In determining base salary levels, the CNG Committee reviews base salaries for NEOs in similarly situated roles in our peer group and general industry compensation surveys. Base salary changes, if any, are generally effective April 1 for all our employees, including NEOs; however, the CNG Committee will approve changes to base salary in connection with certain types of job changes, including for promotions or increases in job responsibilities.

2025 Actions

Mr. Duvivier’s base salary was increased from $560,000 to $700,000 in connection with his promotion to Chief Financial Officer effective July 11, 2025, and relocation from the United Kingdom to the United States. Ms. Steele’s base salary was increased from $225,000 to $400,000 in connection with her promotion to Chief Operating Officer effective March 3, 2025, and relocation from Australia to the United States. Ms. Steele’s base salary was again increased to $450,000 effective July 14, 2025, for internal equity purposes. Ms. Holder’s base salary was increased from $375,000 to $450,000 in connection with her promotion to Chief Brand and Product Officer effective July 14, 2025. No other NEOs’ base salary was increased in 2025. Each NEO’s base salary for fiscal years 2024 and 2025 is set out in the table below.

	2024 Base Salary	2025 Base Salary
NEO	($)	($)

Joshua Charlesworth	1,000,000	1,000,000

Raphael Duvivier	560,000	700,000

Jeremiah Ashukian	650,000	650,000

Alison Holder	375,000	450,000

Nicola Steele	225,000	450,000

Theresa Zandhuis	550,000	550,000

2025 Annual Incentive Plan (AIP)

Overview

Our AIP is a one-year cash-based incentive plan designed to reward NEOs for delivering annual financial achievement relative to pre-established performance targets during a fiscal year. At the beginning of the fiscal year, the CNG Committee establishes the AIP structure, including performance metrics and goals, and each NEO’s award opportunity, including threshold, target, and maximum payouts. In fiscal year 2025, the AIP goals excluded the potential impacts from strategic business changes (e.g., acquisitions and divestitures), except for Leverage. After the end of the fiscal year, the CNG Committee reviews performance and determines the payment for each NEO. AIP awards for our CEO are subject to Board approval.

For all NEOs, the 2025 AIP was based on three total Company performance measures:

•	Net Sales Growth;
•	Adjusted EBIT Growth; and
•	Leverage.

Net Sales growth and Adjusted EBIT growth are determined based on growth over the previous fiscal year. See Appendix A for the definitions of Adjusted EBIT and Leverage and a reconciliation of non-GAAP financial measures to GAAP financial measures.

28 | Krispy Kreme, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

2025 Annual Incentive Plan (AIP)

The CNG Committee chose these metrics for the following reasons:

•	Net Sales and Adjusted EBIT are indicators of operational strength and performance;
•	The inclusion of both Net Sales and Adjusted EBIT drives balanced top- and bottom-line financial growth so that increasing revenue does not come at the expense of declining margins; and
•	Leverage is a measure of financial health and potential for strategic growth.

The plan year for the 2025 AIP was December 30, 2024, through December 28, 2025. For any award to be earned under the plan, achievement of at least the threshold level for Adjusted EBIT growth must be met. The tables below set out the 2025 target annual bonus opportunity, payout opportunity range, and the threshold, target, and maximum performance levels for each performance measure. Payout calculations are based on NEO’s base salary and target percentage as of the last day of the fiscal year.

		2025 AIP Performance Measures and Goals(1)
NEO	Target (% of Base Salary)	Payout Opportunity Range	Performance Measures	Threshold	Target	Maximum
Joshua Charlesworth	100%	0% — 200% of Target	Net Sales Growth	0.2%	4.0%	6.1%
Raphael Duvivier	80%
Jeremiah Ashukian	80%		Adjusted EBIT Growth	-6.3%	2.8%	9.7%
Alison Holder	70%
Nicola Steele	70%		Leverage	4.8x	4.4x	4.0x
Theresa Zandhuis	70%

(1)	Net Sales and Adjusted EBIT performance goals at target are based on growth over the previous fiscal year thus requiring correspondingly higher levels of absolute year-over-year performance delivery.

For each performance goal and achievement level, the CNG Committee determined a corresponding payout percentage as set out in the table below. Payout percentages for performance that falls between performance levels are calculated using linear interpolation.

Payout Matrix(1)	Threshold	Target	Maximum
Net Sales Growth	75%	100%	120%
Adjusted EBIT Growth	75%	100%	152%
Leverage	90%	100%	110%
Total Payout %	50%	100%	200%

(1)

To calculate total payout percentage, the achievement percentages for each measure are multiplied together, e.g., if performance for all measures is at maximum, total achievement is 200% (120% x 152% x 110% = 200%).

2025 Performance

AIP awards are calculated after the end of the fiscal year. For fiscal year 2025, the Company’s Net Sales growth, Adjusted EBIT growth, and Leverage were all below threshold. Commensurate with this performance, no AIP awards were paid out for 2025 performance.

2025 Long-Term Incentive Plan (LTIP)

Overview

The CNG Committee designs the LTIP to align our NEOs’ interests with those of our stockholders, drive retention of key executive talent, mitigate excessive risk-taking, and balance incentives to achieve short- and long-term success. Equity-based compensation grants under the LTIP make up a significant portion of our NEO’s total compensation and are generally granted annually.

For each NEO, the CNG Committee, with input from its independent consultant, determines the types of LTIP awards to be granted, and the magnitude of individual awards based primarily on analysis of market practices within our peer group and across general industry (based on compensation surveys).

2026 Proxy Statement | 29

COMPENSATION DISCUSSION AND ANALYSIS

2025 Long-Term Incentive Plan (LTIP)

For 2025, annual equity awards pursuant to our LTIP were granted to our NEOs, whereby 50% of the grants were delivered in the form of performance-based RSUs (“performance shares”), and 50% were delivered in the form of time-based RSUs. The CNG Committee believes this mix of equity vehicles provides proper alignment with stockholders’ interests and includes an appropriate emphasis on long-term company performance. Performance shares will be distributed at the end of the three-year performance period (2025 through 2027) based on achievement versus goals established in 2025. RSUs vest 100% on the third anniversary of the grant date, subject to continued employment. The annual grant date for annual grants is typically in April or May. For 2025, RSUs were granted on April 10, 2025, and performance shares were granted on May 5, 2025.

2025 Grant Calculations

For the 2025 annual grants, the CNG Committee used the following calculation to determine the (i) target number of performance shares and RSUs awarded to each NEO, and (ii) actual number of performance shares earned by each NEO at the end of the 3-year performance period.

Target Award

Each NEO’s annual target award, expressed as a dollar amount, is determined by the CNG Committee annually based on each NEO’s role, individual performance and potential, analysis of peer group long-term incentive practices, and general industry survey sources.

2025 Annual Awards

The target annual LTIP awards for NEOs in 2025 are set forth in the table below.

NEO	Annual LTIP Grant Value(1) ($)	Performance Shares Grant Value - 50% ($)	RSUs Grant Value - 50% ($)	Target Performance Shares(2) (#)	RSUs(3) (#)
Joshua Charlesworth	1,000,000	500,000	500,000	116,551	116,551
Raphael Duvivier	600,000	300,000	300,000	69,931	69,931
Jeremiah Ashukian	700,000	350,000	350,000	87,413	87,413
Alison Holder	400,000	200,000	200,000	46,621	46,621
Nicola Steele	400,000	200,000	200,000	46,621	46,621
Theresa Zandhuis	600,000	300,000	300,000	69,931	69,931

(1)	See the “Summary Compensation Table” for the grant date accounting value of the LTIP awards for our NEOs.

(2)

Number of shares that may be earned at target equals 50% of the annual LTIP grant value divided by $4.27, the closing price of our common stock on May 5, 2025, rounded up to the next higher share. The actual number of shares delivered at the end of the 3-year performance period (2025 – 2027) will vary based on actual performance versus goals established in 2025.

(3)	Number of RSUs equals 50% of the annual LTIP grant value divided by $4.29, the closing price of our common stock on April 10, 2025, rounded up to the next higher share.

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COMPENSATION DISCUSSION AND ANALYSIS

2025 Long-Term Incentive Plan (LTIP)

2025 Retention Awards

In addition to the grants summarized above, in support of the Company’s turnaround plan implemented in fiscal year 2025 and retention of our leadership team, the CNG Committee granted one-time retention grants to our NEOs on July 14, 2025. Retention grants were also made to other executive officers and select Vice Presidents, chosen by management and approved by the CNG Committee for their key roles in the Company’s turnaround plan and longer-term performance. The awards to executive officers were delivered in the form of i) performance shares aligned to the three-year fiscal 2026-2028 performance period, ii) RSUs that vest 100% on the second anniversary of the grant date, and iii) options that vest 100% on the third anniversary of the grant date and have a six-year term. The awards exclude any accelerated vesting for voluntary terminations, including retirement. The table below summarizes the one-time retention awards granted to our NEOs in 2025. Mr. Ashukian did not receive a retention award because he resigned from the Company before the awards were granted.

NEO	Retention LTIP Grant Value(1) ($)	Performance Shares Grant Value ($)	RSUs Grant Value ($)	Options Grant Value(4) ($)	Target Performance Shares(2) (#)	RSUs(3) (#)	Options(4) (#)
Joshua Charlesworth	1,680,000	563,500	563,500	553,000	175,000	175,000	350,000
Raphael Duvivier	1,440,000	483,000	483,000	474,000	150,000	150,000	300,000
Alison Holder	960,000	322,000	322,000	316,000	100,000	100,000	200,000
Nicola Steele	1,200,000	402,500	402,500	395,000	125,000	125,000	250,000
Theresa Zandhuis	960,000	322,000	322,000	316,000	100,000	100,000	200,000

(1)	See the “Summary Compensation Table” for the grant date accounting value of the LTIP awards for our NEOs.

(2)

Number of shares that may be earned at target equals the performance share grant value divided by $3.22, the closing price of our common stock on July 14, 2025. The actual number of shares delivered at the end of the three-year performance period (2026 – 2028) will vary based on actual performance versus goals to be established in 2026.

(3)	Number of RSUs equals the RSU grant value divided by $3.22, the closing price of our common stock on July 14, 2025.

(4)	Option value determined using Black-Scholes valuation of $1.58 per share. The exercise price for options equals $3.22, the closing price of our common stock on July 14, 2025.

Promotion Awards

In addition to the awards summarized above, the CNG Committee granted the following LTIP awards to NEOs in 2025 corresponding with organizational changes to our Global Leadership Team:

•

Corresponding with his promotion to Chief Financial Officer and in consideration of his track record of high performance, Mr. Duvivier was awarded an RSU grant valued at $150,000 on July 14, 2025. This award value was intended to align Mr. Duvivier’s 2025 target annual LTIP value, when combined with his 2025 annual awards, with competitive levels for his new role. The grant was delivered 100% in RSUs that will fully vest on the third anniversary of the grant date, subject to continued employment.

•

In recognition of her promotion to our Chief Brand and Product Officer and appointment to our Global Leadership Team, Ms. Holder was awarded an RSU grant valued at $400,000 on October 1, 2025. The grant was delivered 100% in RSUs that will fully vest on the third anniversary of the grant date, subject to continued employment.

•

In recognition of her promotion to our Chief Operating Officer and appointment to our Global Leadership Team, Ms. Steele was awarded an RSU grant valued at $400,000 on April 10, 2025. The grant was delivered 100% in RSUs that will fully vest on the third anniversary of the grant date, subject to continued employment.

2025 Performance Shares

Performance shares are designed to drive the achievement of long-term financial objectives and to maximize stockholder return. Target performance shares granted to NEOs are based on the closing price of our common stock as of the grant date, May 5, 2025. The performance period for fiscal year 2025 performance shares is three years including fiscal year 2025, 2026, and 2027. For performance shares, the CNG Committee established financial performance metrics with corresponding threshold, target, and maximum performance and payout levels, based on our long-term growth strategy. Following the end of the performance period, the CNG Committee will review performance and award shares based on actual results. For performance below threshold, no shares will be awarded; for performance at threshold, 0% of target shares will be awarded; for performance at target, 100% of target shares will be awarded; for performance at maximum or above, 200% of target shares will be awarded. For

2026 Proxy Statement | 31

COMPENSATION DISCUSSION AND ANALYSIS

2025 Long-Term Incentive Plan (LTIP)

performance between threshold and maximum, the CNG Committee will use linear interpolation to determine results and corresponding awards. Provided the CNG Committee certifies performance at or above threshold, shares will generally be distributed in the first quarter following the end of the performance period. See the “2025 Grants of Plan-Based Awards” table for potential awards at threshold, target, and maximum performance for each of our NEOs.

The number of shares awarded to NEOs at the end of the performance period, pursuant to the fiscal year 2025 performance share grants, will be based in equal weightings (1/3 each) on (i) Return on Invested Capital (“ROIC”), which equals growth of absolute net operating profit after taxes (“NOPAT”) divided by cumulative capital expenditures for the three-year performance period, (ii) Leverage, which means the Company’s publicly reported Net Leverage Ratio calculated as net debt divided by trailing four quarters Adjusted EBITDA, and (iii) Adjusted Earnings Per Share (“Adjusted EPS”), which is Adjusted Net Income, Diluted, converted to a per share amount. Adjusted Net Income, Diluted, means net income/(loss) attributable to common shareholders, adjusted for share-based compensation, certain strategic initiatives, acquisition and integration expenses, amortization of acquisition-related intangibles, the tax impact of adjustments, and certain other non-recurring, infrequent, or non-core income and expense items.

The CNG Committee believes these measures are important indicators of the long-term operational strength and performance of our business, contribute to long-term value, and align the performance of our NEOs with the interests of our stockholders.

Amounts Earned Under 2023 Performance Share Grants

Fiscal year 2023 performance share awards were granted on May 9, 2023, and were based on ROIC, Leverage, and Landfill Food Waste Impact. The performance period for 2023 performance shares included the three fiscal years 2023, 2024, and 2025. This is the first performance share award for which the CNG Committee has evaluated and approved results. The table below summarizes the performance metrics definitions, weightings and goals for these awards along with our actual performance and achievement percentage.

Performance Share Metric	Weighting	Threshold	Target	Maximum	Results	Weighting	Achievement Percentage
ROIC(1)	60%	8%	13%	18%	Below Threshold	60%	0%
Leverage(2)	20%	3.2x	3.0x	2.7x	Below Threshold	20%	0%
Landfill Food Waste Impact(3)	20%	40%	50%	60%	Between Threshold and Target (47%)	20%	70%
				Total Achievement Percentage			14%

(1)

Equals absolute NOPAT growth divided by cumulative capital expenditures for the three-year performance period where the starting point for absolute NOPAT growth is equal to absolute NOPAT generated in fiscal 2022 and the endpoint is absolute NOPAT generated in fiscal 2025. Absolute NOPAT means net operating profit after tax, assuming a 25% tax rate (overall weighted effective tax rate).

(2)	Leverage means the Company’s publicly reported Net Leverage Ratio, which is calculated as net debt divided by trailing four quarters Adjusted EBITDA, determined at the end of the performance period.

(3)

Landfill Food Waste Impact is calculated as the sum of tons of food waste reduced and tons of food waste diverted from landfill for fiscal year 2025, divided by the total tons of food waste in fiscal year 2025, market weighted. The baseline for food waste reduction will be total food waste measured during the time period July 1, 2022, to June 30, 2023, as determined by the CNG Committee. The waste impact measure excluded joint venture and franchisee data.

32 | Krispy Kreme, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

2025 Long-Term Incentive Plan (LTIP)

The number of shares issued to our NEOs under the 2023 performance share grants is equal to the target number of performance shares granted multiplied by the total achievement percentage determined at the discretion of the CNG Committee. The shares issued under our 2023 performance shares are set forth below. Mr. Ashukian forfeited his 2023 performance shares upon his resignation from the Company.

NEO	Target Performance Shares (#)	Achievement Percentage	Shares Issued (#)
Joshua Charlesworth	24,672	14%	3,455
Raphael Duvivier	9,869	14%	1,382
Alison Holder	8,224	14%	1,152
Nicola Steele	9,869	14%	1,382
Theresa Zandhuis	19,737	14%	2,764

Requiring Stock Ownership

To further align our NEOs’ and stockholders’ interests, the CNG Committee requires our NEOs to accumulate and hold a significant amount of our common stock. We believe our stock ownership requirements are comparable to those of our peer group and general industry practices. The table below summarizes our ownership and holding requirement provisions.

Provisions	Description of Provisions

Ownership Requirement	• 6 times base salary for the CEO • 3 times base salary for other executive officers

Time to Meet (phase-in period)	• Five years from the executive officer’s employment date or promotion to applicable executive level, whichever is later

Included in Ownership	• Shares underlying unvested RSUs • Shares owned directly • Shares owned indirectly (by a spouse or a trust for an immediate family member)

Excluded in Ownership	• Unearned performance-based shares • Unexercised options

Holding Requirements

•

Executive officers are not required to hold a percentage of shares earned from vested awards; it is incumbent upon the executive officer to monitor and achieve the requirement within the phase-in period

The CNG Committee evaluates the status of stock ownership requirements annually based on the executive officer’s stock holdings at the end of each fiscal year. As of December 28, 2025, all NEOs satisfied their stock ownership requirements.

Benefits and Perquisites

Our NEOs participate in the same benefit plans generally available to our employees and receive the same coverage as other employees. Benefit plans include health insurance, ancillary coverage, life insurance, and disability coverage. We only provide tax gross ups to NEOs for select non-recurring relocation and termination expenses.

Defined Contribution (401(k) Savings) Plan

Our NEOs are eligible to participate in our qualified defined contribution 401(k) Plan, under which they can defer a portion of their eligible compensation, up to tax code limitations, and receive a company matching contribution of 100% of the first 3% of contributions and 50% of the next 2% of contributions.

Pension Benefits and Non-Qualified Deferred Compensation

We do not maintain any defined benefit pension or non-qualified deferred compensation plans for our NEOs.

2026 Proxy Statement | 33

COMPENSATION DISCUSSION AND ANALYSIS

Employment Agreements and Change in Control Arrangements

Employment Agreements and Change in Control Arrangements

As a standard practice, the Company does not generally enter into employment agreements or individual change in control agreements with its NEOs other than the CEO. However, in connection with his promotion to CFO and his relocation from the United Kingdom to the United States, the Company entered into an employment agreement with Mr. Duvivier. We provide the other NEOs severance benefits and additional rights to payments of AIP and LTIP-based compensation in the event of a change in control. We provide these protections to help ensure that the other NEOs would be available to assist in a successful transition following a change in control and provide a competitive level of severance protection if a NEO is involuntarily terminated without cause or resigns for good reason (if applicable) within two years following a change in control. We do not provide any tax gross ups for change in control benefits. We describe the employment agreements for Messrs. Charlesworth and Duvivier in the “Employment Agreements” section below. We describe severance arrangements and other benefits provided to NEOs upon a change in control (as well as the equity treatment upon certain separations in the event of a change in control) under “Potential Payments Upon Termination or Change in Control” below.

34 | Krispy Kreme, Inc.

COMPENSATION DISCUSSION AND ANALYSIS
Timing of Certain Equity Awards

Timing of Certain Equity Awards
Although we do not generally grant stock options, stock appreciation rights, or similar awards on an annual basis as part of our executive compensation program, we may grant such awards from time to time. In 2025, we granted options as part of the 2025 retention awards discussed above. It is the Company’s policy not to grant options or other similar awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information based on award grant dates or for the purpose of affecting the value of employee compensation from such awards.
Insider Trading and Clawback Policies
Insider Trading Policy and Restrictions on Hedging and Pledging
Our Insider Trading Policy governs the purchase, sale, and other dispositions of our securities by our directors, officers, and employees (collectively, the “Insiders”), as well as other persons, including third-party contractors or consultants, whose business relationship with the Company provides access to material non-public
information regarding the Company. Our Insider Trading Policy is designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq Listing Standards and prohibits our Insiders from engaging in transactions in our securities while in possession of material non-public
information. This prohibition extends to any family member of our Insiders who shares the same household with them and any other individual or entity whose securities trading decisions are influenced or controlled by any of our Insiders. Our Insider Trading Policy also prohibits our directors and executive officers from engaging in transactions of a speculative nature regarding Company securities at any time, including, but not limited to, acquiring put options, margining Company securities or otherwise pledging Company securities as collateral, engaging in short sales involving Company securities, or entering into any other hedging transactions.
Clawback Policy
Effective October 2, 2023, the Board updated our Clawback Policy to provide, among other things, that we will seek to recover from any current or former executive officer, reasonably promptly following an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws, any erroneously awarded incentive-based compensation received during the three completed fiscal years immediately preceding the date of such restatement. Under the Clawback Policy, incentive-based compensation includes any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure.
A copy of our Clawback Policy is filed with the SEC as an exhibit to our most recent Annual Report on Form
10-K.
Recovery Analysis under Clawback Policy
During the preparation of the Company’s financial statements for the fiscal year ended December 28, 2025, the Company identified and corrected an error in the classification of its redeemable noncontrolling interests. Management determined the error did not materially misstate previously issued financial statements and that it would be appropriate to correct the error in the current period. As a result, the Company revised previously issued financial information included in its Annual Report on Form
10-K
for the fiscal year ended December 28, 2025. Following this revision, the Company analyzed whether any current or former executive officer received excess incentive-based compensation under the terms of our Clawback Policy. Because all incentive-based compensation that the Company paid to current and former executive officers during the relevant lookback period was unchanged as a result of the revision, the CNG Committee concluded that no excess incentive-based compensation was paid, and thus, no recovery of excess incentive-based compensation was required.

2026 Proxy Statement | 35

COMPENSATION DISCUSSION AND ANALYSIS
Report of the Compensation, Nomination, and Governance Committee

Report of the Compensation, Nomination, and Governance Committee
In fulfilling its responsibilities, the Compensation, Nomination, and Governance Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.
In reliance on the review and discussions referred to above, the Compensation, Nomination, and Governance Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form
10-K
for the year ended December 28, 2025 (through incorporation by reference to this Proxy Statement).
The Compensation, Nomination, and Governance Committee
Marissa Andrada, Chair
Gerhard Pleuhs

36 | Krispy Kreme, Inc.

EXECUTIVE COMPENSATION TABLES

2025 Summary Compensation Table

The table below sets out information regarding the compensation earned by our NEOs in fiscal years 2025, 2024, and 2023. Mr. Duvivier has served as the Company’s Chief Financial Officer since July 11, 2025, succeeding Mr. Ashukian who resigned effective as of the same date.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)(4)

Joshua Charlesworth President & Chief Executive Officer	2025	1,000,000	—	2,124,677	553,000	—	16,118	3,693,795
	2024	999,039	—	1,000,012	—	—	511,404	2,510,455
	2023	944,885	—	9,425,899	—	874,000	15,390	11,260,174

Raphael Duvivier Chief Financial Officer	2025	572,171	—	1,714,609	474,000	—	50,502	2,811,282
	2024	424,764	—	600,020	—	—	461,842	1,486,626
	2023(5)	385,266	—	2,332,196	—	299,765	163,145	3,180,372

Jeremiah Ashukian Former Chief Financial Officer	2025	362,500	—	748,256	—	—	14,333	1,125,089
	2024	650,000	—	1,125,021	—	—	2,465	1,777,486
	2023	625,000	675,000(2)	2,452,404(2)	2,000,001(2)	584,893	181,805	6,519,103

Alison Holder Chief Brand & Product Officer	2025	408,173	—	1,443,077	316,000	—	15,467	2,182,717

Nicola Steele Chief Operating Officer	2025	382,691	—	1,604,080	395,000	23,242(6)	186,991	2,592,004

Theresa Zandhuis Former Chief People Officer	2025	550,000	—	1,242,609	316,000	—	16,116	2,124,725
	2024	550,000	—	1,600,033	—	—	17,838	2,167,871

(1)

Amounts reflect the full grant-date fair value of restricted stock unit awards and options granted during fiscal years 2025, 2024, and 2023 computed in accordance with ASC Topic 718. We provide information regarding the assumptions used to calculate the value of all restricted stock unit awards made to executive officers in Note 14 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 28, 2025.

(2)

Upon his hire in January 2023, Mr. Ashukian received a sign-on bonus of $675,000, a one-time RSU grant with a grant date value of $1.5 million, and a one-time grant of options with a grant date value of $2 million.

(3)	The amounts reported in the All Other Compensation column reflect the items and values set out in the tables below.

2025 All Other Compensation
NEO	Cell Phone ($)	401(k) Match ($)	Group Life Insurance ($)	Relocation ($)	Tax Gross-up ($)	Other(a) ($)	Total ($)

Joshua Charlesworth	600	14,000	1,518	—	—	—	16,118

Raphael Duvivier	—	—	—	—	—	50,502	50,502

Jeremiah Ashukian	300	13,500	533	—	—	—	14,333

Alison Holder	600	14,000	867	—	—	—	15,467

Nicola Steele	150	—	343	98,117	—	88,381	186,991

Theresa Zandhuis	600	12,678	2,838	—	—	—	16,116

(a)

Amounts reflect, for Mr. Duvivier, $9,226 for car allowance and $41,276 for annual allowance; and, for Ms. Steele, $80,526 for Australia employment outstanding leave required to be paid in connection with her relocation to the United States and $7,855 for Australia Superannuation.

(4)

Cash compensation for Mr. Duvivier for all years was paid in British pounds and certain cash compensation for Ms. Steele was paid in Australian dollars. The relevant amounts reported in the table were converted to U.S. dollars (“USD”) based on the average exchange rates by period as published by the European Central Bank.

(5)	For 2023, certain amounts for Mr. Duvivier have been adjusted from amounts previously reported to reflect compensation earned during that year.

(6)

Reflects an award under the Australia and New Zealand annual incentive plan received in fiscal year 2025 for fiscal year 2024 performance while Ms. Steele was serving as President of Krispy Kreme Australia and New Zealand.

2026 Proxy Statement | 37

EXECUTIVE COMPENSATION TABLES

2025 Grants of Plan-Based Awards

2025 Grants of Plan-Based Awards

The following table sets forth information regarding equity plan awards and non-equity incentive plan awards by us to our NEOs during fiscal year 2025. All equity awards were granted under the Omnibus Plan.

		Estimated Future Payout Under Non-Equity Incentive Awards(1)			Estimated Future Payout Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Stock		All Other Option Awards: Number of Securities Underlying Option (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Units (#)

Joshua Charlesworth	Annual Incentive	500,000	1,000,000	2,000,000	—	—	—	—		—	—	—

	4/10/2025	—	—	—	—	—	—	116,551	(4)	—	—	500,004

	5/5/2025	—	—	—	—	497,673	995,346	—		—	—	497,673

	7/14/2025	—	—	—	—	563,500	1,127,000	175,000	(5)	350,000	3.22	1,680,000

Raphael Duvivier	Annual Incentive	280,000	560,000	1,120,000	—	—	—	—		—	—	—

	4/10/2025	—	—	—	—	—	—	69,931	(4)	—	—	300,004

	5/5/2025	—	—	—	—	298,605	597,211	—		—	—	298,605

	7/14/2025	—	—	—	—	483,000	966,000	196,584	(5)(6)	300,000	3.22	1,590,000

Jeremiah Ashukian(7)	Annual Incentive	260,000	520,000	1,040,000	—	—	—	—		—	—	—

	4/10/2025	—	—	—	—	—	—	87,413	(4)	—	—	375,002

	5/5/2025	—	—	—	—	373,254	746,508	—		—	—	373,254

Alison Holder	Annual Incentive	157,500	315,000	630,000	—	—	—	—		—	—	—

	4/10/2025	—	—	—	—	—	—	46,621	(4)	—	—	200,004

	5/5/2025	—	—	—	—	199,072	398,143	—		—	—	199,072

	7/14/2025	—	—	—	—	322,000	644,000	100,000	(5)	200,000	3.22	960,000

	10/1/2025	—	—	—	—	—	—	104,439	(8)	—	—	400,001

Nicola Steele	Annual Incentive	157,500	315,000	630,000	—	—	—	—		—	—	—

	4/10/2025	—	—	—	—	—	—	139,862	(4)(9)	—	—	600,008

	5/5/2025	—	—	—	—	199,072	398,143	—		—	—	199,072

	7/14/2025	—	—	—	—	402,500	805,000	125,000	(5)	250,000	3.22	1,200,000

Theresa Zandhuis	Annual Incentive	192,500	385,000	770,000	—	—	—	—		—	—	—

	4/10/2025	—	—	—	—	—	—	69,931	(4)	—	—	300,004

	5/5/2025	—	—	—	—	298,605	597,211	—		—	—	298,605

	7/14/2025	—	—	—	—	322,000	644,000	100,000	(5)	200,000	3.22	960,000

(1)

These columns show the potential value of the payout for each NEO under the fiscal year 2025 annual incentive plan at threshold, target, and maximum payout levels, based on each NEO’s annual base salary and annual incentive plan target percentage. No amounts were paid with respect to the 2025 annual incentive plan awards.

(2)

Represents awards of performance shares. Performance shares awarded May 5, 2025 vest upon certification of the achievement of the applicable performance criteria for the three-year period ended January 2, 2028 (fiscal years 2025–2027). Performance shares awarded July 14, 2025 vest upon certification of the achievement of the applicable performance criteria for the three-year period ended December 31, 2028 (fiscal years 2026–2028).

(3)

The amounts in this column do not represent amounts the NEOs received or are entitled to receive. Rather, the reported amounts represent the fair value of the awards calculated in accordance with ASC 718 on the applicable grant date.

(4)	Provided employment continues through the applicable vesting dates, these RSUs vest 100% on April 10, 2028.

(5)	Provided employment continues through the applicable vesting dates, 150,000 of these RSUs vest on July 14, 2027 and 46,584 of these RSUs vest on July 14, 2028.

(6)	Includes retention award and a one-time promotion grant of 46,584 RSUs.

(7)	Mr. Ashukian resigned on July 11, 2025. Upon his separation, the awards granted in fiscal 2025 reflected in the table were forfeited.

(8)	Provided employment continues through the applicable vesting dates, these RSUs vest 100% on October 1, 2028.

(9)	Includes annual award and a one-time promotion grant of 93,241 RSUs.

38 | Krispy Kreme, Inc.

EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at 2025 Fiscal Year-End

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table sets forth information regarding unvested equity awards held by each NEO as of the end of fiscal year 2025.

		Option Awards						Stock Awards
Name	Grant Date / Type(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)

Joshua Charlesworth	5/1/2021 Option	265,168	66,293	(3)	—	14.61	5/1/2031	—		—	—		—

	5/1/2021 RSU	—	—		—	—	—	26,613	(4)	113,904	—		—

	4/4/2022 RSU	—	—		—	—	—	13,803	(5)	59,077	—		—

	1/19/2023 RSU	—	—		—	—	—	140,545	(6)	601,533	—		—

	5/9/2023 RSU/PSU	—	—		—	—	—	24,672	(7)	105,596	12,336	(8)	52,798

	11/1/2023 RSU	—	—		—	—	—	492,142	(9)	2,106,368	—		—

	4/11/2024 RSU/PSU	—	—		—	—	—	33,356	(10)	142,764	33,356	(11)	142,764

	4/10/2025 RSU	—	—		—	—	—	116,551	(12)	498,838	—		—

	5/5/2025 PSU	—	—		—	—	—	—		—	116,551	(13)	498,838

	7/14/2025 Option/ RSU/ PSU	—	350,000	(14)	—	3.22	7/14/2031	175,000	(15)	749,000	175,000	(16)	749,000

Raphael Duvivier	4/4/2022 RSU	—	—		—	—	—	4,141	(5)	17,723	—		—

	5/9/2023 RSU/PSU	—	—		—	—	—	28,259	(17)	120,949	4,935	(8)	21,122

	6/1/2023 RSU	—	—		—	—	—	95,970	(18)	410,752	—		—

	4/11/2024 RSU/PSU	—	—		—	—	—	20,014	(10)	85,660	20,014	(11)	85,660

	4/10/2025 RSU	—	—		—	—	—	69,931	(12)	299,305	—		—

	5/5/2025 PSU	—	—		—	—	—	—		—	69,931	(13)	299,305

	7/14/2025 Option/ RSU/ PSU	—	300,000	(14)	—	3.22	7/14/2031	196,584	(19)	841,380	150,000	(16)	642,000

2026 Proxy Statement | 39

EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at 2025 Fiscal Year-End

		Option Awards						Stock Awards
Name	Grant Date / Type(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)

Alison Holder	4/4/2022 RSU	—	—		—	—	—	2,761	(5)	11,817	—		—

	5/9/2023 RSU/PSU	—	—		—	—	—	15,534	(20)	66,486	4,112	(8)	17,599

	4/11/2024 RSU/PSU	—	—		—	—	—	8,339	(10)	35,691	8,339	(11)	35,691

	4/10/2025 RSU	—	—		—	—	—	46,621	(12)	199,538	—		—

	5/5/2025 PSU	—	—		—	—	—	—		—	46,621	(13)	199,538

	7/14/2025 Option/ RSU/ PSU	—	200,000	(14)	—	3.22	7/14/2031	100,000	(15)	428,000	100,000	(16)	428,000

	10/1/2025 RSU	—	—		—	—	—	104,439	(21)	446,999	—		—

Nicola Steele	4/4/2022 RSU	—	—		—	—	—	966	(5)	4,134	—		—

	5/9/2023 RSU/PSU	—	—		—	—	—	31,799	(22)	136,100	4,935	(8)	21,122

	4/11/2024 RSU/PSU	—	—		—	—	—	10,007	(10)	42,830	10,007	(11)	42,830

	4/10/2025 RSU	—	—		—	—	—	139,862	(12)	598,609	—		—

	5/5/2025 PSU	—	—		—	—	—	—		—	46,621	(13)	199,538

	7/14/2025 Option/ RSU/ PSU	—	250,000	(14)	—	3.22	7/14/2031	125,000	(15)	535,000	125,000	(16)	535,000

Theresa Zandhuis(23)	5/1/2021 Option/ RSU	132,584	33,146		—	14.61	5/1/2031	13,307		56,954	—		—

	4/4/2022 RSU	—	—		—	—	—	11,042		47,260	—		—

	5/9/2023 RSU/PSU	—	—		—	—	—	19,737		84,474	9,869	(8)	42,239

	4/11/2024 RSU/PSU	—	—		—	—	—	86,726		371,187	20,014	(11)	85,660

	4/10/2025 RSU	—	—		—	—	—	69,931		299,305	—		—

	5/5/2025 PSU	—	—		—	—	—	—		—	69,931	(13)	299,305

	7/14/2025 Option/ RSU/ PSU	—	200,000	(24)	—	3.22	7/14/2031	100,000	(24)	428,000	100,000	(24)	428,000

(1)	References to “PSU” in this table refer to performance shares.

(2)	Based on the closing price of our common stock on December 26, 2025 of $4.28.

40 | Krispy Kreme, Inc.

EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at 2025 Fiscal Year-End

Provided	employment continues through the applicable vesting dates:

(3)	Options vest on May 1, 2026.

(4)	RSUs vest on May 1, 2026.

(5)	RSUs vest in two installments: 50% vested on April 4, 2026; and 50% vest on April 4, 2027.

(6)	RSUs vested on January 19, 2026.

(7)	RSUs vest in three installments: 60% on May 9, 2026; 20% on May 9, 2027; and 20% on May 9, 2028.

(8)

PSUs vested upon certification of the achievement of the applicable performance criteria for the three-year period ended December 28, 2025. Values represent payout at 50% of target. Achievement for the PSUs was determined on January 29, 2026, at 14% achievement, which resulted in 3,455 shares issued to Mr. Charlesworth; 1,382 shares issued to Mr. Duvivier; 1,152 shares issued to Ms. Holder; 1,382 shares issued to Ms. Steele; and 2,764 shares issued to Ms. Zandhuis.

(9)	RSUs vest on November 1, 2028.

(10)	RSUs vest in three installments: 60% on April 11, 2027; 20% on April 11, 2028; and 20% on April 11, 2029.

(11)	PSUs vest upon certification of the achievement of the applicable performance criteria for the three-year period ended January 3, 2027. Values represent target payout level (100% of target).

(12)	RSUs vest on April 10, 2028.

(13)	PSUs vest upon certification of the achievement of the applicable performance criteria for the three-year period ended January 2, 2028. Values represent target payout level (100% of target).

(14)	Options vest on July 14, 2028.

(15)	RSUs vest on July 14, 2027.

(16)	PSUs vest upon certification of the achievement of the applicable performance criteria for the three-year period ended December 31, 2028. Values represent target payout level (100% of target).

(17)	RSUs vest in three installments as follows: 66% on May 9, 2026; 27% on May 9, 2027; and 7% on May 9, 2028.

(18)	RSUs vest on June 1, 2026.

(19)	150,000 RSUs vest on July 14, 2027 and 46,584 RSUs vest on July 14, 2028.

(20)	RSUs vest in three installments as follows: 79% on May 9, 2026; 11% on May 9, 2027; and 10% on May 9, 2028.

(21)	RSUs vest on October 1, 2028.

(22)	RSUs vest in three installments as follows: 88% on May 9, 2026; 6% on May 9, 2027; and 6% on May 9, 2028.

(23)

All outstanding equity awards at 2025 fiscal year-end with a vesting date after March 31, 2026 for Ms. Zandhuis vested on a pro-rated basis as of her Separation Date, except for the awards granted on July 14, 2025, which were forfeited. PSUs that vested on a pro-rata basis remain subject to achievement of the relevant performance criteria at the end of the applicable performance period.

(24)	Grants forfeited upon termination.

2026 Proxy Statement | 41

EXECUTIVE COMPENSATION TABLES

2025 Options Exercised and Stock Vested

2025 Options Exercised and Stock Vested

The following table sets forth, for each NEO, the number and value of shares of the Company’s common stock subject to RSUs that vested during fiscal year 2025. No options were exercised by the NEOs during fiscal year 2025 and none of the NEOs hold any stock appreciation rights.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Joshua Charlesworth	80,585	330,407
Raphael Duvivier	38,359	143,069
Alison Holder	19,668	80,463
Nicola Steele	14,756	60,770
Theresa Zandhuis	56,484	231,591

(1)

The value realized was based on the closing price of our common stock on the business day prior to the vesting date. Mr. Charlesworth vested 20,704 RSUs on April 4, 2025, at $4.47 per share, 26,613 RSUs on May 1, 2025, at $4.10 per share, and 33,268 RSUs on October 1, 2025, at $3.87 per share. Mr. Duvivier vested 6,211 RSUs on April 4, 2025, at $4.47 per share, 16,621 RSUs on May 16, 2025, at $3.21 per share, 6,654 RSUs on October 1, 2025, at $3.87 per share, and 8,873 RSUs on November 17, 2025, at $4.08 per share. Ms. Holder vested 4,140 RSUs on April 4, 2025, at $4.47 per share, 6,654 RSUs on October 1, 2025, at $3.87 per share, and 8,874 RSUs on November 17, 2025, at $4.08 per share. Ms. Steele vested 1,449 RSUs on April 4, 2025, at $4.47 per share and 13,307 RSUs on November 17, 2025, at $4.08 per share. Ms. Zandhuis vested 16,563 RSUs on April 4, 2025, at $4.47 per share, 13,307 RSUs on May 1, 2025, at $4.10 per share, and 26,614 RSUs on October 1, 2025, at $3.87 per share.

Employment Agreements

Chief Executive Officer

Mr. Charlesworth’s employment agreement is an at-will employment agreement and addresses, among other things, Mr. Charlesworth’s base salary, annual incentive, long-term incentive eligibility, benefits eligibility, and customary restrictive covenants. Mr. Charlesworth’s agreement also provides for certain previously disclosed one-time equity awards.

Under the terms of his employment agreement, if Mr. Charlesworth is terminated without cause or if he terminates his employment for good reason, he will be entitled to continued payment of his base salary for 24 months and a lump sum payment equal to the value of 18 months of the excess of the applicable COBRA coverage premiums over the premiums paid by active Company employees for comparable coverage. Prior to receiving any of the severance benefits, Mr. Charlesworth must execute and not revoke a release of claims in favor of the Company.

Chief Financial Officer

In connection with his appointment as Chief Financial Officer, the Company entered into an employment agreement with Raphael Duvivier. Mr. Duvivier’s employment agreement is an at-will employment agreement and addresses, among other things, Mr. Duvivier’s base salary, annual incentive, long-term incentive eligibility, benefits eligibility, relocation and travel, and customary restrictive covenants.

Under the terms of his employment agreement, if Mr. Duvivier is terminated without cause or if he terminates his employment for good reason, he will be entitled to a lump sum payment equal to 12 months of base salary and a lump sum payment equal to the value of 12 months of the excess of the applicable COBRA coverage premiums over the premium amount paid by active Company employees for comparable coverage. Prior to receiving any of the severance benefits, Mr. Duvivier must execute and not revoke a release of claims in favor of the Company.

Other Executive Officers

The Company does not maintain employment agreements with its executive officers other than the CEO and CFO. The severance provisions for involuntary termination for Mses. Holder, Steele, and Zandhuis provide for a lump sum payment equal to 12 months of base salary and a lump sum payment for 12 months COBRA coverage premiums. Prior to receiving any of the severance benefits, such NEO must execute and not revoke a release of claims in favor of the Company.

42 | Krispy Kreme, Inc.

EXECUTIVE COMPENSATION TABLES

Equity Treatment Upon Termination Scenarios

Equity Treatment Upon Termination Scenarios

Under the Omnibus Plan, unless otherwise determined by the Compensation, Nomination, and Governance Committee, in the event of an executive’s termination, all outstanding RSUs and unvested options will automatically terminate on the date of such termination, except as described below.

Double-Trigger Equity Vesting Upon a Change in Control

Under the Omnibus Plan, unless otherwise determined by the CNG Committee, in the event of a change in control, all outstanding RSUs, performance shares, and options awarded thereunder, including those held by our NEOs, have “double-trigger” protection (subject to a limited exception where the RSUs, performance shares, or options are not assumed or substituted in connection with a change in control transaction), which means that no accelerated vesting of outstanding RSUs, performance shares, or options will occur unless both (a) a change in control occurs, and (b) the executive’s employment is terminated by the Company without cause or by the executive for good reason within 24 months of such change in control.

Under the Krispy Kreme Holdings, Inc. Long-Term Incentive Plan (the “Long-Term Incentive Plan”), unless otherwise determined by the CNG Committee, in the event of a change in control of the Company, all outstanding RSUs and options awarded thereunder, including those held by our NEOs, have “double-trigger” protection on the same terms as set forth above for the Omnibus Plan. In addition, if an award recipient’s (including an executive’s) employment is terminated other than for cause following the execution of an agreement, the consummation of which would constitute a change in control, but prior to (and within 180 days of) the consummation of such transaction, the participant’s outstanding RSUs and options awarded under such plan will be treated as if the participant’s employment was terminated by the Company without cause immediately following the change in control.

Death or Disability

In the event of an executive’s termination due to death or disability, all outstanding performance shares and RSUs become fully vested and payable, and all options vest in full as of such date and may thereafter be exercised by the executive’s legal representative or legatee, if any. Performance shares will continue to be subject to the achievement of applicable performance criteria.

Retirement

In the event of an executive’s retirement (generally defined as a termination, other than for cause or due to death or disability, after attaining the age of 60 and completing at least five years of service), unvested performance shares, RSUs and options generally vest on a pro rata basis. Performance shares continue to be subject to the achievement of applicable performance criteria. However, any performance shares, RSUs or options granted as part of the 2025 retention awards that are unvested at the time of an executive’s retirement will automatically terminate. None of our NEOs were retirement eligible as of December 28, 2025.

Potential Payments Upon Termination or Change in Control

As noted under the “Employment Agreements” and “Equity Treatment Upon Termination Scenarios” sections above, the employment agreements of Messrs. Charlesworth and Duvivier and incentive arrangements for each NEO provide for certain payments and benefits upon their respective separation from the Company.

2026 Proxy Statement | 43

EXECUTIVE COMPENSATION TABLES

Equity Treatment Upon Termination Scenarios

The following table sets forth quantitative information with respect to potential payments to each NEO, other than Mr. Ashukian, or their beneficiaries upon termination in various circumstances, assuming termination of employment on December 28, 2025. Payments to Mr. Ashukian and Ms. Zandhuis in connection with their respective separations from the Company are set forth below the table. Amounts in the following table are estimates only; actual amounts paid will vary depending on the facts and circumstances applicable at the time of each respective termination.

	No Change in Control				Following a Change in Control
NEO	Cash Payments Upon Termination Without Cause or for Good Reason(1) ($)	Value of Stock at Termination Without Cause or for Good Reason ($)	Value of Stock at Termination Due to Retirement(2) ($)	Value of Stock at Termination Due to Death or Disability(3) ($)	Cash Payments Upon Termination Without Cause or for Good Reason(1) ($)	Value of Stock Upon Termination Without Cause or for Good Reason or if RSUs/Options not Assumed(4) ($)
Joshua Charlesworth	3,085,351	—	—	6,138,681	3,085,351	6,138,681
Raphael Duvivier	1,350,000	—	—	3,120,732	1,350,000	3,120,732

Alison Holder	816,752	—	—	2,063,759	816,752	2,063,759
Nicola Steele	805,836	—	—	2,359,041	805,836	2,359,041
Theresa Zandhuis	979,850	—	—	2,312,145	979,850	2,312,145

(1)

For Mr. Charlesworth, payment includes 24 months of severance based on his base salary as of December 28, 2025, and a lump sum payment of $85,351, equal to the approximate value of eighteen months of COBRA coverage premiums (gross of taxes). For Mr. Duvivier and Mses. Holder, Steele, and Zandhuis, payment includes 12 months of severance based on their respective base salaries as of December 28, 2025, and lump sum payments of $0 (Mr. Duvivier resided in the U.K. in 2025 and would not have received post-termination COBRA coverage premiums as of December 28, 2025), $51,752, $40,836, and $44,850 respectively, equal to the approximate value of twelve months of COBRA coverage premiums (gross of taxes). Amounts include each NEO’s annual incentive calculated at target as of December 26, 2025.

(2)

Retirement means a participant’s termination of employment after attaining 60 years of age and having completed at least 5 years of service. As of December 28, 2025, none of our NEOs were retirement eligible.

(3)

Vesting for performance shares, RSUs, and options would be accelerated in full in connection with a termination of employment due to death or disability. Amounts in this column represent the outstanding value of performance shares (at target), RSUs and options as of December 26, 2025. The value of performance shares and RSUs is calculated by multiplying the number of outstanding performance shares and RSUs, respectively, for each NEO by the closing price of our common stock of $4.28 on December 26, 2025. The value of the options is calculated based on the closing price of our common stock of $4.28 on December 26, 2025, less the exercise price for each NEO’s respective option grants. Performance shares would continue to be subject to the achievement of applicable performance criteria and would be distributed at the end of their respective performance periods.

(4)

Vesting for performance shares, RSUs, and options would be accelerated in full in connection with (i) an involuntary termination without cause, (ii) a voluntary termination for good reason, or (iii) a circumstance where outstanding equity compensation is not assumed or substituted in connection with a change in control. Amounts in this column represent the outstanding value of performance shares (at target), RSUs, and options as of December 26, 2025. The value of performance shares and RSUs is calculated by multiplying the number of outstanding RSUs, respectively, for each NEO by the closing price of our common stock of $4.28 on December 26, 2025. The value of the options is calculated based on the closing price of our common stock of $4.28 on December 26, 2025, less the exercise price for each NEO’s respective option grants. Performance shares would continue to be subject to the achievement of applicable performance criteria and would be distributed at the end of their respective performance periods.

Mr. Ashukian

Mr. Ashukian resigned from the Company effective July 11, 2025, and did not receive any post-termination severance or benefits and all of his outstanding LTIP awards were forfeited.

Ms. Zandhuis

On April 1, 2026, the Company entered into an agreement and general release with Ms. Zandhuis, pursuant to which, in consideration for her service to the Company during the transition period between January 29, 2026 and March 31, 2026 (the “Separation Date”) and her agreement to be bound by customary restrictive covenants and a release of claims in favor of the Company, the Company agreed to provide Ms. Zandhuis a payment of $782,908.64, inclusive of (i) a $733,333 severance payment, and (ii) a $49,575.31 lump sum payment equal to the approximate value of 12 months of COBRA coverage premiums (gross of taxes). Additionally, the agreement provided for pro rata vesting of certain of Ms. Zandhuis’s outstanding performance shares, RSUs, and options upon her termination from the Company, based on the total number of days worked during the respective vesting periods of her outstanding

44 | Krispy Kreme, Inc.

EXECUTIVE COMPENSATION TABLES

Equity Treatment Upon Termination Scenarios

grants through the Separation Date. The total value of stock received upon her termination is $438,900, which includes pro rata vesting of 43,990 performance shares, 85,862 RSUs, and 30,333 options. The value of the performance shares and RSUs is calculated by multiplying the number of vested performance shares and RSUs by the closing price of our common stock of $3.38 on the day prior to the Separation Date. Performance shares will continue to be subject to the achievement of applicable performance criteria and distributed at the end of their respective performance periods, if applicable.

2026 Proxy Statement | 45

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information, as of December 28, 2025, about the securities authorized for issuance under the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (in thousands) (a)		Weighted average exercise price of all outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (in thousands) (c)

Equity compensation plans approved by security holders

Omnibus Plan(1)	12,690	(1)		(1)	70

Krispy Kreme, Inc. 2021 Employee Stock Purchase Plan	—		—		2,454

Other (2)	560	(3)		(3)	—

Total	13,250		$5.43		2,524

(1)

Consists (in thousands) of 2,060 securities to be issued upon the exercise of options with a weighted average exercise price of $3.218 per share and 10,630 securities to be issued upon the exercise of RSUs. The share reserve for the Omnibus Plan automatically increases on January 1 of each year for a period of not more than 10 years, commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to the lesser of (i) 1% of the total number of shares of our common stock issued and outstanding on December 31 of the preceding calendar year and (ii) a number of shares of our common stock determined by the Compensation, Nomination, and Governance Committee.

(2)	Consists of shares held under the Long-Term Incentive Plan.

(3)	Consists (in thousands) of 497 securities to be issued upon the exercise of options with an exercise price of $14.61 per share and 63 securities to be issued upon the exercise of RSUs.

46 | Krispy Kreme, Inc.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K, we are providing the following disclosure regarding the ratio of the annual total compensation of our CEO, Mr. Charlesworth, to that of our median employee. As a company with global operations, we have employees in several countries. Our objective is to provide competitive compensation commensurate with an employee’s position and geographic location, while also linking compensation to Company and individual performance. To provide context for this disclosure, it is important to understand the scope of our operations. The compensation elements and pay levels of our employees can vary dramatically from country to country based on market trends, local pay practices, cost of living, and cost of labor. These factors, along with fluctuations in currency exchange rates, impact our median employee compensation and the resulting pay ratio.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their unique employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to our pay ratio reported below, as other companies have different employee populations and compensation practices, and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios. Additionally, the pay ratio described below involves a degree of imprecision due to the usage of estimates and assumptions, but we believe it is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For fiscal year 2025:

•	The median of annual total compensation of all our employees, other than Mr. Charlesworth was $33,327.
•	Mr. Charlesworth’s annual total compensation, as reported in the Total column of the 2025 Summary Compensation Table, was $3,693,795.
•	Based on this information, the ratio of the annual total compensation of Mr. Charlesworth to the median of annual total compensation of all our employees is 111 to 1.

We are using the same median employee that was identified for our 2025 proxy statement. During fiscal year 2025, the Company experienced no significant changes in its employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure. We identified our median employee as of December 29, 2024 by utilizing annualized base salary as our consistently applied compensation measure for all full- and part-time employees. We did not adjust for cost-of-living. For employees paid in a currency other than U.S. dollars, we converted annualized base salary into U.S. dollars using U.S. Treasury exchange rates on December 31, 2025. After identifying the median employee, we calculated the annual total compensation for that employee utilizing the same methodology we use for our NEOs, as set forth in the 2025 Summary Compensation Table.

2026 Proxy Statement | 47

PAY VS. PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid and certain Company financ ial
performance metrics. For further information concerning our
pay-for-performance
philosophy and how we align executive compensation with Company financial performance, refer to the “Compensation Discussion and Analysis” section above.
The following table provides
information
showing the relationship during 2025, 2024, 2023, 2022, and 2021 between (1) executive compensation “actually paid” (as defined by SEC rules and further described below) to each person serving as (a) our principal executive officer or PEO (also referred to as our CEO) and (b) our non-PEO
named executive officers (also referred to below as other NEOs or non-PEO
NEOs), on an average basis, and (2) the Company’s financial performance. The Company’s selected performance measure included in the chart below is Adjusted EBITDA, which is described in the “Compensation Discussion and Analysis” section above and in “
Appendix A
–
Non-GAAP
Measures and Key Performance Indicators” below.
Pay vs. Performance Table

Year	SCT Total for PEO (1) ($)	Compensation Actually Paid to PEO (3) ($)	Average Summary Compensation Table Total for Non-PEO NEO (2) ($)	Average Compensation Actually Paid to Non-PEO NEO (3)	Total Stockholder Return (“TSR”) Value of Initial Fixed $100 Investment Based On (4) :		Net Income ($)	Adjusted EBITDA (5) ($)
					Krispy Kreme, Inc. ($)	S&P Consumer Discretionary ($)
2025	3,693,795	(5,236,700)	2,167,163	(5,738,288)	25.18	136.92	(523,779,000)	140,253,000
2024	2,510,455	(3,195,195)	1,950,347	(507,059)	57.53	130.68	3,815,000	193,528,000
2023	10,460,664	19,034,119	6,212,781	8,157,460	88.76	98.61	(36,647,000)	211,624,000
2022	2,138,714	(10,787,406)	1,081,632	(3,311,747)	60.71	69.92	(8,775,000)	190,729,000
2021	23,637,042	28,259,408	5,855,030	7,455,217	111.29	112.01	(14,843,000)	187,945,000
(1)	Joshua Charlesworth served as our PEO for the entirety of 2025 and 2024; Michael Tattersfield served as our PEO for the entirety of 2023, 2022, and 2021.

(2)	Our non-PEO NEOs included:

a.	2025 - Jeremiah Ashukian, Raphael Duvivier, Alison Holder, Nicola Steele, and Theresa Zandhuis.
b.	2024 - Jeremiah Ashukian, David Skena, Matthew Spanjers, and Theresa Zandhuis.
c.	2023 - Joshua Charlesworth, Jeremiah Ashukian, Matthew Spanjers, and Raphael Duvivier .
d.	2022 - Joshua Charlesworth, Andrew Skehan, David Skena, Matthew Spanjers, and Catherine Tang.
e.	2021 - Joshua Charlesworth, Andrew Skehan, Matthew Spanjers, and Catherine Tang.

(3)
Compensation “actually paid” is calculated in accordance with Item 40
2
(v) of Regulation
S-K.
The table included in the “
Compensation
Actually Paid Table” section below sets forth each adjustment made during each year presented in the table to calculate the compensation “actually paid” to our NEOs.

(4)
For each year, total stockholder return for the Company and the peer group was calculated in accordance with Item 201 and Item 402(v) of Regulation
S-K.
For purposes of this pay vs. performance disclosure, our peer group is the same peer group used for purposes of the performance graph included in Part II, Item 5 of our Annual Report on Form
10-K
for the fiscal year ended December 28, 2025, namely, the Standard & Poor’s Consumer Discretionary Sector. The total stockholder return figures assume an initial $100 investment on July 1, 2021, the date of our IPO, and represent the value of such investment as of January 2, 2022, January 1, 2023, December 31, 2023, December 29, 2024, and December 28, 2025, respectively.

(5)
For a description of Adjusted EBITDA, see the section “Compensation Discussion and Analysis - Elements of Compensation” above, and “
Appendix A
–
Non-GAAP
Measures and Key Performance Indicators” below.

48 | Krispy Kreme, Inc.

PAY
VS.
PERFORMANCE
Compensation Actually Paid Table

Compensation
Actually Paid Table

NEO	Year		Summary Compensation Table Total ($)	Deduct Summary Compensation Table Stock and Option Awards ($)	Add FV of Unvested Awards Granted in the FY ($)	Add FV Change of Unvested Awards Granted in PYs ($)	Add Vested Awards Granted in the FY ($)	Add FV Change of Vested Awards Granted in PYs ($)	Subtract FV of Awards Granted in PYs that Failed to Vest in the FY ($)	Add Value of Dividends or Other Earnings on Unvested Awards in the FY ($)	Compensation Actually Paid ($)
	2025		3,693,795	2,677,677	3,048,677	(8,425,901)	—	(875,593)	—	—	(5,236,700)
	2024		2,510,455	1,000,012	652,443	(5,751,880)	—	393,799	—	—	(3,195,195)
PEO	2023		10,460,664	7,925,905	7,972,740	8,434,562	—	92,058	—	—	19,034,119
	2022		2,138,714	999,998	712,214	(12,598,179)	—	(40,157)	—	—	(10,787,406)
	2021	(1)	23,637,042	16,138,304	20,034,181	454,389	—	272,100 (2)	—	—	28,259,408

Other NEOs	2025		2,167,163	8,253,631	1,721,564	(1,088,799)	—	(284,586)	—	—	(5,738,288)
	2024		1,950,347	1,306,272	870,682	(2,207,082)	—	185,265	—	—	(507,059)
	2023		6,212,781	4,740,136	5,345,825	1,288,998	—	49,992	—	—	8,157,460
	2022		1,081,632	460,002	256,398	(2,612,186)	—	(201,728)	1,375,862	—	(3,311,747)
	2021		5,855,030	3,806,755	4,728,962	275,769	—	402,211	—	—	7,455,217

(1)
Stock and option awards were granted to our NEOs in connection with our IPO on July 21, 2021, and prior awards were cancelled as part of the IPO. These stock and option awards’ initial valuations were as follows:

a.	Stock awards: $17.00 as of July 1, 2021 (the offering price)
b.	Option awards: $6.10 as of May 1, 2021 (Black-Scholes model)

(2)
Michael Tattersfield had stock awards, granted in prior years, that vested on May 18, 2021. The Company valued equity awards semi
-annually as a private company. Accordingly, the fair value of Mr. Tattersfield’s vested stock awards was $15.31 per share at the end of fiscal year 2020 and May 18, 2021.

2026 Proxy Statement | 49

PAY VS. PERFORMANCE
Relationship Between Pay and Performance

Relationship Between Pay and Performance
The following graphs address the relationship betw
een c
ompensation “
act
ually paid” as dis
close
d in the Pay vs. Performance Table and the (i) Company’s cumulative TSR and peer group cumulative TSR, (ii) Company’s net income, and (iii) Company’s Adjusted EBITDA, respectively.

CAP vs. TSR
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
$(5,000)
$(10,000)
$(15,000)
Compensation Actually Paid (CAP)
in thousands
IPO in 2021
2021
2022
2023
2024
2025
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
Total Shareholder Return
value of initial fixed $100 investment
CAP to PEO
Average CAP to Other NEOs
Krispy Kreme, Inc.
S&P Consumer Discretionary

CAP vs. Net Income
Compensation Actually Paid (CAP) in thousands
Net Income in thousands
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
$(5,000)
$(10,000)
$(15,000)
$100,000
$-
$(100,000)
$(200,000)
$(300,000)
$(400,000)
$(500,000)
$(600,000)
IPO in 2021
2021
2022
2023
2024
2025
CAP to PEO
Average CAP to Other NEOs
Net Income

50 | Krispy Kreme, Inc.

PAY VS. PERFORMANCE
Relationship Between Pay and Performance

CAP vs. Adjusted EBITDA
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
$(5,000)
$(10,000)
$(15,000)
Compensation Actually Paid (CAP) in thousands
$250,000
$200,000
$150,000
$100,000
$50,000
$-
Adjusted EBITDA in thousands
IPO in 2021
2021
2022
2023
2024
2025
CAP to PEO
Average CAP to Other NEOs
Adjusted EBITDA

Tabular List of Financial Performance Measures
The following is a list, in no particular order, of the most important financial
performance measures used by the Company to link compensation actually paid to our NEOs for 2025 to Company performance. For more information on these financial performance measures, see the “Compensation Discussion and Analysis” section above.

1.	Adjusted EBIT Growth

2.	Adjusted EPS

3.	Leverage

4.	Net Sales Growth

5.	ROIC

2026 Proxy Statement | 51

PROPOSAL 3:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board unanimously recommends that you vote “FOR” the ratification of Grant Thornton LLP’s appointment as the Company’s independent registered public accounting firm for fiscal year 2026.

The Audit and Finance Committee, which consists entirely of independent directors, is directly responsible for the appointment, compensation, retention, and oversight of the work of the Company’s independent registered public accounting firm. The Audit and Finance Committee recommends ratification of its appointment of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for fiscal year 2026. Grant Thornton has served as the Company’s independent registered public accounting firm since 2017. The Audit and Finance Committee and the Board believe that the continued retention of Grant Thornton to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

Although stockholder ratification of the Audit and Finance Committee’s appointment of Grant Thornton as the Company’s independent registered public accounting firm is not required by the By-Laws or otherwise, the Board is submitting the appointment of Grant Thornton to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the appointment, the Audit and Finance Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the appointment is ratified, the Audit and Finance Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during fiscal year 2026 if it is determined that such a change would be in the best interests of the Company and its stockholders.

A representative of Grant Thornton is expected to be present at the 2026 Annual Meeting, will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

Vote Required

Approval of this proposal requires the affirmative vote of the holders of a majority of our common stock which has voting power present in person or represented by proxy and which has actually voted. Broker non-votes and abstentions will not be counted as having been voted on this proposal, and therefore will have no effect on the vote. No broker non-votes are expected in connection with this proposal.

Independent Registered Public Accounting Firm’s Fees

Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories, were as follows:

(in thousands)	2025 ($)	2024 ($)

Audit Fees(1)	2,460	2,157

Audit Related Fees(2)	66	64
Tax Fees	—	—
All Other Fees	—	—
Total	2,526	2,221

(1)

These amounts represent fees of Grant Thornton for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly reports on Form 10-Q, the audit of internal controls over financial reporting, services rendered in connection with acquisitions and the services that an independent auditor would customarily provide in connection with statutory requirements, regulatory filings, and similar engagements for the fiscal year, such as consents and assistance with review of documents filed with the SEC. Audit Fees also include advice about accounting matters that arose in connection with or as a result of the audit or the review of periodic consolidated financial statements and statutory audits that non-U.S. jurisdictions require. For purposes of this schedule, fees billed from non-U.S. jurisdictions in the currencies of such jurisdictions have been converted to U.S. dollars as of the date of the approval of such fees.

(2)	These amounts primarily represent fees of Grant Thornton for assistance with agreed upon audit procedures in connection with certain rental contracts and social security audits.

52 | Krispy Kreme, Inc.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm’s Fees

Under the Audit and Finance Committee Charter, the Audit and Finance Committee has established pre-approval policies and procedures under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit and Finance Committee. The Audit and Finance Committee approved all audit and non-audit services provided in 2025 and 2024 in accordance with the Audit and Finance Committee’s policy and procedures. Additional information may be found in the Report of the Audit and Finance Committee that follows, and in the Audit and Finance Committee Charter available on the Company’s website at https://investors.krispykreme.com/governance/governance-documents.

Report of the Audit and Finance Committee

The Audit and Finance Committee Charter sets forth the duties and responsibilities of the Audit and Finance Committee. The Audit and Finance Committee is primarily responsible for the oversight of the integrity of the Company’s financial reporting process and systems of internal controls (including the integrity of the Company’s financial statements and related disclosures), the Company’s compliance with legal and regulatory requirements, the independence, qualifications and performance of the Company’s independent auditors, and the Company’s internal audit activities.

Management has primary responsibility for the preparation of the financial statements, the completeness and accuracy of financial reporting, the overall system of internal control over financial reporting and the performance of the internal audit function. The Audit and Finance Committee has reviewed and discussed with management the Company’s audited financial statements and management’s evaluation and assessment of the effectiveness of internal control over financial reporting.

The Audit and Finance Committee engaged Grant Thornton LLP (“Grant Thornton”) as the independent registered public accounting firm for the fiscal year ended December 28, 2025, to be responsible for planning and conducting the audit of the financial statements and expressing an opinion on the fairness of the financial statements and their conformity with U.S. GAAP and for auditing of the Company’s internal control over financial reporting and expressing an opinion on its effectiveness. The Audit and Finance Committee has reviewed and discussed with Grant Thornton, with and without management present, the financial statement audit, Grant Thornton’s evaluation of effectiveness of internal control over financial reporting, the overall quality of financial reporting and disclosure, and other matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) Accounting Standards and the SEC. The Audit and Finance Committee has reviewed and received from Grant Thornton the written disclosures and the letter required by the applicable PCAOB requirements regarding the Company’s communications with the Audit and Finance Committee concerning independence and discussed with Grant Thornton the firm’s independence from the Company and management.

Based on the Audit and Finance Committee’s review and discussions referred to above, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2025, filed with the SEC on March 6, 2026.

The Audit and Finance Committee

David Deno, Chair

Patrick Grismer

Gerhard Pleuhs

2026 Proxy Statement | 53

PROPOSAL 4:

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2021 OMNIBUS INCENTIVE PLAN

Our Board unanimously recommends that you vote “FOR” the amendment and restatement of the Krispy Kreme, Inc. 2021 Omnibus Incentive Plan.

The Omnibus Plan was adopted by our Board and approved by our stockholders in 2021. The purposes of the Omnibus Plan are to motivate selected officers, employees, non-employee directors, and independent contractors of and consultants to the Company and its affiliates to diligently perform their responsibilities and to attract and retain talent that is essential to the success and growth of our business. To accomplish these purposes, the Omnibus Plan provides that the Company may grant options, stock appreciation rights (“SARs”), restricted stock, RSUs, stock bonuses, other stock-based awards, cash awards, or any combination of the foregoing.

As of April 1, 2026, 2,197,566 shares of common stock have been issued under the Omnibus Plan and 10,887,702 shares are subject to outstanding awards granted under the Plan, leaving 2,732,175 available for additional grants. From 2021 through 2025, we granted, on average, awards for approximately 3,572,685 shares per year under the Omnibus Plan (including shares subject to awards that have been forfeited and recycled back into the share reserve). In April 2026, to continue to be able to achieve the purposes of the Omnibus Plan, our Board determined, on the recommendation of the Compensation, Nomination, and Governance Committee (the “CNG Committee”), to amend and restate the Omnibus Plan (such amendment and restatement of the Omnibus Plan referred to herein as the “Plan”), subject to stockholder approval, to increase the number of shares of common stock reserved for issuance under the Plan by 5,000,000, from 15,817,443 to 20,817,443, to add discretion so that the CNG Committee may extend options and SARs if the expiration of such option or SAR would occur at a time when the trading in shares of the Company’s common stock is prohibited by law or by the Company’s insider trading policy, and to make other conforming or ministerial changes to the Plan.

The proposed amendment and restatement of the Plan will become effective upon stockholder approval of this proposal (the “Effective Date”). If this proposal is not approved, the amendment and restatement will not become effective, and the Omnibus Plan will continue in its current form.

Reasons for Approving the Proposed Amendments; Effects of the Proposed Amendments

The Board believes that the ability to grant equity and equity-based incentives under the Plan is critical to the Company’s efforts to attract, retain, and motivate key personnel. Accordingly, the Board believes that stockholders should approve the amendment to increase the number of shares authorized for issuance under the Plan. In determining the number of shares by which to increase the reserve under the Plan, the Board reviewed recommendations of the CNG Committee, which were based on an analysis prepared by, and recommendations of, FW Cook, the CNG Committee’s independent compensation consultant. We believe the additional shares will be sufficient to enable us to grant awards under the Plan for an additional three to four years, based upon current grant practices including our estimated burn rate, eligibility and magnitude of stock grants, and stock price performance. If the increase is not approved, we may be unable to continue to offer competitive equity and equity-based incentives to attract and retain directors, officers, and other key employees and we may need to consider other compensation alternatives (such as additional cash compensation).

Accordingly, the Company is asking stockholders to approve the following resolution at the 2026 Annual Meeting:

“RESOLVED, that the stockholders of Krispy Kreme, Inc. approve the amendment and restatement of the Krispy Kreme, Inc. 2021 Omnibus Incentive Plan (the “Plan”) to revise Section 4(a) of the Plan in its entirety to read as follows:

As of the Effective Date, the maximum number of shares of Common Stock reserved for issuance under the Plan shall be 20,817,443 (the “Share Reserve”) (subject to adjustment as provided Section 5); provided, however, that the Share Reserve will automatically increase on January 1st of each calendar year (each, an

54 | Krispy Kreme, Inc.

PROPOSAL 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2021 OMNIBUS INCENTIVE PLAN

Reasons for Approving the Proposed Amendments; Effects of the Proposed Amendments

“Evergreen Date”), prior to the tenth anniversary of the Initial Effective Date, in an amount equal to the lesser of (i) 1% of the total number of shares of Common Stock outstanding on the December 31st immediately preceding the applicable Evergreen Date and (ii) a number of shares of Common Stock determined by the Administrator. Subject to the overall limitation, the maximum aggregate number of shares of Common Stock that may be issued in the form of ISOs shall not exceed 12,361,640, subject to adjustment as provided in Section 5.”

Vote Required

Approval of this proposal requires the affirmative vote of the holders of a majority of our common stock which has voting power present in person or represented by proxy and which has actually voted. Broker non-votes and abstentions will not be counted as having been voted on this proposal, and therefore will have no effect on the vote.

Dilution and Run Rate

Dilution measures the potential dilutive effect of outstanding equity awards and future equity awards available for grant. Dilution is defined as equity awards outstanding not exercised or earned, plus equity awards available to be granted (“available equity award shares”), divided by total outstanding common stock, plus available equity award shares. Our dilution, assuming that outstanding performance shares pay out at 100% (target), as of the end of fiscal year 2025 was 7.2%.

The table below summarizes our 2025 fiscal year end dilution, which excludes the 5,000,000 shares proposed to be reserved for issuance under the Plan pursuant to this proposal.

		FYE 2025

A	Stock Options Outstanding	2,557,191

B	RSUs/Performance Shares Outstanding	10,692,336

C	Total Shares Outstanding	13,249,527

D	Future Available Shares	70,448

E	Common Shares Outstanding (millions)	171,152,274

F	Total Dilution (C+D)/(C+D+E)	7.2%

We utilize “run rate” to measure our share usage, which is the number of shares granted annually as a percentage of total shares outstanding. We calculate run rate as the total shares granted, which includes the total number of stock options, RSUs, and performance shares granted in a fiscal year, divided by the weighted average common shares outstanding for the same fiscal year. The following table sets forth information regarding our run rate for each of the last three fiscal years, and our most recent three-year average run rate.

		2025	2024	2023	3-Year Average

A	Stock Options Granted	2,060,000	—	424,000	—

B	RSUs/Performance Shares Granted	8,777,154	1,934,000	3,063,000	—

C	Total Shares Granted (A+B)	10,837,154	1,934,000	3,487,000	—

D	Weighted Average Common Shares Outstanding (basic)	170.9M	169.6M	168.4M	—

E	Run Rate (C/D)	6.3%	1.1%	2.1%	3.2%

2026 Proxy Statement | 55

PROPOSAL 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2021 OMNIBUS INCENTIVE PLAN

Summary of the Plan Terms, as Amended

Summary of the Plan Terms, as Amended

The following summary of the major provisions of the Plan, as it is proposed to be amended, is qualified in its entirety by reference to the Plan, the full text of which (as proposed to be amended and restated) is attached as Appendix B to this Proxy Statement. Amendments to the Plan are indicated in Appendix B with underlining indicating text that is proposed to be added, and strikethrough indicating text that is proposed to be deleted.

Share Reserve and Evergreen Provision

The maximum number of shares of our common stock reserved for issuance under the Plan from time to time is referred to as the “Share Reserve.” The Share Reserve automatically increases on January 1 of each calendar year (each, an “Evergreen Date”) during the term of the Plan, in an amount equal to the lesser of (i) 1% of the total number of shares of our common stock outstanding on December 31 immediately preceding the applicable Evergreen Date and (ii) a number of shares of our common stock determined by the Administrator. The maximum aggregate number of shares of common stock that may be issued in the form of incentive stock options shall not exceed 12,361,640.

Non-employee directors are not permitted to be granted awards during any calendar year with a grant date fair value that, when aggregated with such non-employee director’s cash fees with respect to such calendar year, exceed $600,000 in total value.

Share Recycling

Shares of our common stock subject to an award under the Plan that remain unissued upon the cancellation, termination or expiration of the award will again become available for grant under the Plan. However, shares of our common stock that are exchanged by a participant or withheld by the Company as full or partial payment of the exercise price or other purchase price in connection with any award under the Plan, as well as any shares of our common stock exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the Plan. To the extent an award is paid or settled in cash, the number of shares of our common stock previously subject to the award will again be available for grant pursuant to the Plan. To the extent that an award can only be settled in cash, such award will not be counted against the total number of shares of our common stock available for grant under the Plan.

Administration and Eligible Participants

The Board has delegated administration of the Plan to the CNG Committee. The Administrator may interpret the Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the Plan.

The CNG Committee has discretion to select the officers, employees, non-employee directors, independent contractors and consultants who receive awards, to determine the terms and conditions of awards, including but not limited to the exercise price or other purchase price of an award, the number of shares or amounts of cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards. Persons eligible to participate in the Plan include the non-employee members of the Board at the time of the annual director grant (currently 7 individuals) and employees of the Company and its subsidiaries and affiliates (currently approximately 17,000 individuals, approximately 450 of which have historically received grants under the Plan, including 7 executive officers), as determined by the CNG Committee. While independent contractors and consultants are eligible to participate in the Plan, the Company has not granted awards to such individuals.

The CNG Committee may grant awards to participants who are not citizens or residents of the United States, or to participants outside the United States, on terms and conditions that are different from those specified in the Plan, as may be determined to be necessary or desirable by the CNG Committee to achieve the Plan’s purposes. Consistent with this, the CNG Committee may, without amending the Plan, establish or modify rules, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or any of its affiliates operates or has employees.

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PROPOSAL 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2021 OMNIBUS INCENTIVE PLAN

Summary of the Plan Terms, as Amended

RSUs and Restricted Stock

RSUs and restricted stock may be issued under the Plan. The CNG Committee will determine the purchase price, vesting schedule and performance objectives, if any, applicable to grants of RSUs and restricted stock. If the restrictions, performance objectives, or other conditions determined by the CNG Committee are not satisfied, the RSUs and restricted stock will be forfeited. Subject to the provisions of the Plan and the applicable individual award agreement, the CNG Committee may provide for the lapse of restrictions in installments or the acceleration or waiver of restrictions (in whole or part) under certain circumstances as set forth in the applicable individual award agreement, including the attainment of certain performance related goals, a participant’s termination of employment or service, or a participant’s death or disability. The rights of participants who hold RSUs and restricted stock upon a termination of employment or service will be set forth in individual award agreements.

Unless the applicable award agreement provides otherwise, participants who hold restricted stock will generally have all of the rights of a stockholder during the restricted period, including the right to vote and receive dividends declared with respect to such restricted stock, provided that any dividends declared during the restricted period with respect to such restricted stock will generally only become payable if the underlying restricted stock vests. During the restricted period, participants with RSUs will generally not have any rights of a stockholder, but, if the applicable individual award agreement so provides, may be credited with dividend equivalent rights that will be paid at the time that shares in respect of the related RSUs are delivered to the participant.

Options

We may issue stock options under the Plan. Options granted under the Plan may be in the form of “non-qualified stock options” or “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, as set forth in the applicable individual award agreement. The exercise price of options granted under the Plan will be determined by the CNG Committee, but, unless otherwise determined by the CNG Committee, in no event may the exercise price be less than 100% of the fair market value of the related shares of our common stock on the date of grant. The maximum term of stock options granted under the Plan will be determined by the CNG Committee, but may not exceed ten years. Each stock option will vest and become exercisable (including in the event of the optionee’s termination of employment or service) at such time and subject to such terms and conditions as determined by the CNG Committee and set forth in the applicable individual award agreement.

SARs

SARs may be granted under the Plan either alone or in conjunction with all or part of any option granted under the Plan. A free-standing SAR granted under the Plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of our common stock over the base price of the free-standing SAR, which must be not less than 100% of the fair market value of the related shares of our common stock on the date of grant. A SAR granted in conjunction with all or part of an option under the Plan entitles its holder to receive, at the time of exercise of the SAR and surrender of the related option, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of our common stock over the exercise price of the related option. The maximum term of all SARs granted under the Plan will be determined by the CNG Committee but may not exceed ten years. The CNG Committee may determine to settle the exercise of a SAR in shares of our common stock, cash, or any combination thereof.

Each free-standing SAR will vest and become exercisable (including in the event of the SAR holder’s termination of employment or service) at such time and subject to such terms and conditions as determined by the CNG Committee in the applicable individual award agreement. SARs granted in conjunction with all or part of an option will be exercisable at such times and subject to all of the terms and conditions applicable to the related option.

Other Stock-Based Awards; Bonuses; Cash Awards

Other stock-based awards, valued in whole or in part by reference to, or otherwise based on, shares of our common stock (including dividend equivalents) may be granted under the Plan. Any dividend or dividend equivalent awarded under the Plan will be subject to the same restrictions, conditions and risks of forfeiture as the underlying award and will only become payable if the underlying award vests. The CNG Committee will determine the terms and conditions of other stock-based awards, including the number of shares of our common stock to be granted,

2026 Proxy Statement | 57

PROPOSAL 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2021 OMNIBUS INCENTIVE PLAN

Summary of the Plan Terms, as Amended

the manner in which such awards will be settled (e.g., in shares of our common stock or cash or other property), and the conditions to the vesting and payment of such awards (including the achievement of performance criteria).

Bonuses payable in fully vested shares of our common stock and awards that are payable solely in cash may also be granted under the Plan.

Performance Goals

The CNG Committee may grant equity-based awards and incentives under the Plan that are subject to the achievement of performance objectives selected by the CNG Committee in its sole discretion, including, without limitation, one or more of the following business criteria: (i) earnings, including one or more of operating income, net operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) cumulative earnings per share growth; (xiii) operating margin or profit margin; (xiv) stock price or total stockholder return; (xv) cost targets, reductions and savings, productivity and efficiencies; (xvi) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, and information technology goals, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xvii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xviii) any combination of, or a specified increase in, any of the foregoing. Notwithstanding the foregoing, the Company may determine whether additional or different performance goals should be enumerated in the future. The CNG Committee will have the authority to make equitable adjustments to the business criteria, as may be determined by the CNG Committee in its sole discretion.

Equitable Adjustments

In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, corporate transaction or event, special or extraordinary dividend or other extraordinary distribution (whether in the form of shares of our common stock, cash or other property), stock split, reverse stock split, subdivision or consolidation, combination, exchange of shares, or other change in corporate structure affecting the shares of our common stock, an equitable substitution or proportionate adjustment shall be made, at the sole discretion of the CNG Committee, in (i) the aggregate number of shares of our common stock reserved for issuance under the Plan, (ii) the kind and number of securities subject to, and the exercise price or base price of, any outstanding options and SARs granted under the Plan, (iii) the kind, number and purchase price of shares of our common stock, or the amount of cash or amount or type of property, subject to outstanding restricted stock, RSUs, stock bonuses and other stock-based awards granted under the Plan or (iv) the performance goals and periods applicable to award granted under the Plan. Equitable substitutions or adjustments other than those listed above may also be made, as determined by the CNG Committee. In addition, the CNG Committee may terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the shares, cash or other property covered by such awards over the aggregate exercise price or base price, if any, of such awards, but if the exercise price or base price of any outstanding award is equal to or greater than the fair market value of the shares, cash or other property covered by such award, the Board may cancel the award without the payment of any consideration to the participant. In each case, fair market value is measured as of the date of the event allowing for the equitable substitution or adjustment.

58 | Krispy Kreme, Inc.

PROPOSAL 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2021 OMNIBUS INCENTIVE PLAN

Summary of the Plan Terms, as Amended

Change In Control

Unless otherwise determined by the CNG Committee and evidenced in an award agreement, in the event that (i) a “change in control” (as defined in the Plan) occurs and (ii) either (A) an outstanding award is not assumed or substituted in connection therewith or (B) an outstanding award is assumed or substituted in connection therewith and the participant’s employment or service is terminated by the Company without cause, or by the participant with good reason (to the extent applicable) on or after the effective date of the change in control but prior to 24 months following the change in control, then (1) upon the consummation of the change in control, if awards are not assumed or substituted in connection therewith, or (2) upon such termination of employment if awards are assumed or substituted, as applicable: (a) any unvested or unexercisable portion of any award carrying a right to exercise shall become fully vested and exercisable; and (b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an award granted under the Plan shall lapse, and such award shall be deemed fully vested and any performance conditions imposed with respect to such award shall be deemed to be achieved at target performance levels.

Tax Withholding

Each participant is required to make arrangements satisfactory to the CNG Committee regarding payment of an amount up to the maximum statutory rates in the participant’s applicable jurisdictions with respect to any award granted under the Plan, as determined by us. We have the right, to the extent permitted by law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the CNG Committee, the participant may satisfy the foregoing requirement by either electing to have us withhold from delivery of shares of our common stock, cash or other property, as applicable, or by delivering already owned unrestricted shares of our common stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. We may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy our withholding obligation with respect to any award.

Amendment and Termination of the Plan

The Plan provides our Board with the authority to amend, alter, or terminate the Plan, but no such action may adversely affect the rights of any participant with respect to outstanding awards without the participant’s consent. The CNG Committee may amend an award, prospectively or retroactively, but no such amendment may adversely affect the rights of any participant without the participant’s consent. Stockholder approval of any such action will be obtained if required to comply with applicable law, regulations, or stock exchange listing requirements.

Term of the Plan

No award will be granted pursuant to the Plan on or after the tenth anniversary of the initial effective date of the Plan (although awards granted before that time will remain outstanding in accordance with their terms).

Clawbacks

All awards are subject to the provisions of our Clawback Policy and will be further subject to such deductions and clawbacks as may be required to be made pursuant to any law, government regulation or stock exchange listing requirement. For more information regarding our Clawback Policy, see the section “Clawback Policy” above.

Certain Federal Income Tax Consequences

The following discussion summarizes the material federal income tax consequences of participation in the Plan. This discussion is general in nature and does not address issues related to the tax circumstances of any particular employee. The discussion is based on federal income tax laws in effect on the date hereof and is, therefore, subject to possible future changes in law. This discussion does not address state, local, or foreign tax consequences.

The following does not purport to be a complete description of the federal income tax aspects of the incentive stock options, options, SARs, performance shares, restricted stock or RSUs granted under the Plan, and each participant in the Plan should consult his or her own tax advisor. The Plan is not a qualified plan within the meaning of Section 401(a) of the Internal Revenue Code.

2026 Proxy Statement | 59

PROPOSAL 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2021 OMNIBUS INCENTIVE PLAN

Certain Federal Income Tax Consequences

Incentive Stock Options

Under Section 422 of the Internal Revenue Code, an employee of the Company or any of its subsidiaries will not recognize any taxable income at the time of the grant of an incentive stock option under the Plan. Similarly, participants will not recognize any taxable income on the exercise of an incentive stock option granted under the Plan if the exercise price is paid in cash or common stock of the same class as that being purchased. If the CNG Committee authorizes, and a participant elects, to pay the exercise price with appreciated property other than common stock, the participant would recognize taxable income to the extent the fair market value of such property exceeds the participant’s basis in such appreciated property. The amount by which the fair market value of common stock acquired upon exercise of an incentive stock option exceeds the exercise price will constitute an item of adjustment for purposes of computing alternative minimum taxable income.

The tax treatment of the disposition of common stock acquired by exercise of an incentive stock option depends upon whether the participant disposes of such common stock within the statutory holding period for incentive stock option stock. The holding period for incentive stock option stock is the later of two years from the date of the grant of the incentive stock option or one year from the exercise of such option. If a participant disposes of incentive stock option stock after the close of the statutory holding period, he or she will recognize capital gain income equal to the difference between the amount received on such disposition and his or her basis in the transferred common stock. A participant’s basis in common stock acquired by exercise of an incentive stock option is generally equal to the exercise price.

If a participant disposes of common stock acquired by exercise of an incentive stock option within the statutory holding period, a so-called “disqualifying disposition,” the participant will recognize ordinary income equal to the difference between the exercise price and the fair market value of the common stock as of the date an incentive stock option was exercised. Ordinary income recognized on a disqualifying disposition is added to a participant’s basis in the common stock and amounts realized on the disposition in excess of such sum will be recognized as capital gain income.

We will be entitled to a deduction for compensation with respect to an incentive stock option only if and when a participant recognizes ordinary income from a disqualifying disposition.

Nonqualified Stock Options

The grant of an option will have no immediate tax consequences to the Company or the participant. Common stock received on the exercise of an option which is either transferable or not subject to a substantial risk of forfeiture will cause the participant to recognize ordinary income at the time of exercise equal to the excess, if any, of the fair market value of the stock at the time of exercise (determined without regard to any restriction other than a restriction that by its terms will never lapse) over the exercise price for such common stock. The holding period of common stock received on the exercise of an option will commence as of the date of exercise. Except as provided below, it is not contemplated that the Company will issue or deliver common stock that is nontransferable or subject to a substantial risk of forfeiture.

Where ordinary income is recognized by a participant in connection with common stock received on the exercise of an option, the Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. The Company will be entitled to the deduction in the taxable year that includes the last day of the participant’s taxable year in which he or she recognizes such income. The Company is entitled to the deduction only if and to the extent the Company withholds tax from the participant’s award corresponding to the ordinary income recognized by the participant upon exercise of an option. The CNG Committee may permit a participant to elect to have a portion of the common stock deliverable upon exercise of an option withheld to provide for payment of such withholding tax. Otherwise, withholding taxes will be payable in cash at the time of exercise. A participant’s basis in common stock acquired by exercise of an option is generally equal to the exercise price plus the compensation income recognized upon exercise.

SARs

A SAR is a contractual right which entitles a participant to an amount equal to the excess, if any, of the fair market value of one share of common stock on the appreciation date over the exercise price, in the case of a SAR granted

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PROPOSAL 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2021 OMNIBUS INCENTIVE PLAN

Certain Federal Income Tax Consequences

in connection with an option, or the fair market value of one share of common stock on the date of grant, in the case of a SAR granted independent of an option. The Company may pay such excess in cash, in shares of common stock valued at fair market value, or any combination thereof. Fractional shares will be paid in cash. Stock appreciation rights may become exercisable in accordance with a vesting schedule as determined by the CNG Committee.

The grant of a SAR will have no immediate tax consequences to the participant or the Company. If cash is given upon exercise of a SAR, the award will be treated as additional compensation income to the participant upon receipt. If the Company issues common stock upon the exercise of a SAR and such common stock is either transferable or not subject to a substantial risk of forfeiture, the participant will recognize compensation income upon receipt equal to the fair market value of the common stock. It is not contemplated that the Company will, upon the exercise of a SAR, issue or deliver common stock that is nontransferable or subject to a substantial risk of forfeiture.

Where ordinary income is recognized by a participant in connection with the exercise of a SAR, the Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. The Company will be entitled to the deduction in the taxable year that includes the last day of the participant’s taxable year in which he or she recognizes income from the exercise of a SAR. If the Company issues common stock upon the exercise of a SAR, the CNG Committee may permit a participant to elect to have a portion of the common stock deliverable upon exercise of an option withheld to provide for payment of such withholding tax. Otherwise, withholding taxes will be payable in cash at the time of exercise.

The holding period for determining whether capital gain or loss on the subsequent sale or exchange of the common stock awarded upon exercise of a SAR is long-term or short-term capital gain or loss will commence at the date of exercise.

Performance Shares

Performance shares may be awarded to participants based upon the degree to which certain objective performance goals, as established by the CNG Committee, are attained. The amount earned with respect to an award of performance shares will usually be payable in common stock based upon the fair market value of such stock on the valuation date. The CNG Committee may, however, vary the composition of a performance share award at its discretion.

If a performance share award is paid in cash, the award will be treated as additional compensation income to the participant upon receipt. If the Company issues common stock in payment of a performance share award and such common stock is either transferable or not subject to a substantial risk of forfeiture, the participant will recognize compensation income upon receipt of the common stock equal to the fair market value of the common stock. It is not contemplated that the Company will, upon payment of a performance share award, issue common stock that is nontransferable or subject to a substantial risk of forfeiture.

The Company will be entitled to a deduction in an amount equal to the performance share award in the taxable year that includes the last day of the participant’s taxable year in which he or she recognizes income from the receipt of a performance share award. If the Company issues common stock in payment of a performance share award, the CNG Committee may permit a participant to elect to have a portion of the common stock withheld to provide for payment of such withholding tax. Otherwise, withholding taxes will be payable in cash at the time the performance shares are awarded.

The holding period for determining whether capital gain or loss on the subsequent sale or exchange of common stock received as a performance share award is long-term or short-term capital gain or loss will commence at the date of issue.

Restricted Stock Awards

The Company may grant participants awards of restricted stock and RSUs (collectively, “Restricted Stock Awards”) and establish the periods of restriction applicable thereto. Restricted Stock Awards will be nontransferable and subject to forfeiture upon termination of employment for any reason prior to the date such awards become vested in accordance with their terms. Unless otherwise set forth in the award agreement, participants will not be entitled to dividends payable or other distributions of the Company with respect to Restricted Stock Award during the restricted period.

2026 Proxy Statement | 61

PROPOSAL 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2021 OMNIBUS INCENTIVE PLAN

Certain Federal Income Tax Consequences

To the extent permitted under an applicable award agreement, participants will recognize compensation income equal to dividends payable with respect to a Restricted Stock Award during the restricted period. Dividends payable with respect to a Restricted Stock Award following expiration of the restricted period shall be recognized as ordinary dividend income. Participants will recognize compensation income in an amount equal to the excess of the fair market value of Restricted Stock Award granted to a participant over the amount paid, if any, for such shares as and when the Restricted Stock Award becomes either freely transferable or free of any risk of forfeiture.

The Company will be entitled to a deduction in an amount equal to the amount recognized as compensation income by a participant in the taxable year that includes the last day of the participant’s taxable year in which he or she recognizes income from the receipt of the receipt of a Restricted Stock Award. The CNG Committee may permit a participant to elect to have a portion of the Restricted Stock Award withheld to provide for payment of such withholding tax. Otherwise, withholding taxes will be payable in cash at the time the Restricted Stock Award is included in a participant’s income.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” during its taxable year to the extent that such compensation exceeds $1,000,000. Currently, “covered employees” are a company’s chief executive officer, chief financial officer (including any individual who served as either the chief executive officer or chief financial officer at any point during the taxable year) and any other individual whose compensation is among the three highest compensated officers for the taxable year (other than the chief executive officer and the chief financial officer). If an individual is considered a ”covered employee” for any taxable year beginning on or after January 1, 2017, then such individual will remain a “covered employee” for all future taxable years. For taxable years beginning on or before December 31, 2017, compensation paid under certain qualified performance-based compensation arrangements, which (among other things) provide for compensation based on pre-established performance goals established by a compensation committee that is comprised solely of two or more “outside directors,” is not considered in determining whether a “covered employee’s” compensation exceeds $1,000,000. Effective for taxable years beginning on or after January 1, 2018, the exception to Section 162(m) for performance-based compensation has been repealed, subject to certain transition and grandfathering rules. To the extent awards previously issued under the Plan qualify for transition or grandfathering status then such awards may continue to qualify for the performance-based exception to Section 162(m) that was in effect for taxable years beginning on or before December 31, 2017. For performance-based awards issued under the plan for taxable years beginning on or after January 1, 2018 the exception to 162(m) will not apply and such awards may not be deductible, but the CNG Committee maintains flexibility to award compensation that may not be deductible if it believes doing so is in the best interest of the Company and its stockholders.

62 | Krispy Kreme, Inc.

PROPOSAL 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2021 OMNIBUS INCENTIVE PLAN

New Plan Benefits

New Plan Benefits

Awards to be granted pursuant to the Plan are discretionary and are not subject to set benefits or amounts under the terms of the Plan. Any such awards will be determined from time to time by the CNG Committee in its discretion. The following table sets forth estimated award values with respect to 2026 annual director grants and the anticipated 2026 LTIP awards; actual amounts to be granted by the CNG Committee may differ. For additional information regarding our current compensation arrangements for executive officers and non-employee directors, please see the information in the sections titled “Compensation Discussion and Analysis” and “Director Compensation” above.

Name and Position(1)	Dollar Value ($)	Number of Units(2) (#)
Joshua Charlesworth President & Chief Executive Officer	$1,000,000	295,858
Raphael Duvivier Chief Financial Officer	$750,000	221,894
Alison Holder Chief Brand & Product Officer	$600,000	177,515
Nicola Steele Chief Operating Officer	$600,000	177,515
Current executive officers as a group (7 persons)	$4,450,000	1,316,570
Non-executive directors as a group (7 persons)(3)	$1,199,863	354,992
Employees, including all current officers, who are not executive officers as a group(4)	$10,500,000	3,106,509

(1)	Excludes former Chief People Officer, Ms. Zandhuis, and former Chief Financial Officer, Mr. Ashukian, who will not receive awards pursuant to the Plan.

(2)	Number of units is calculated using the closing price of our common stock on April 1, 2026, of $3.38 per share.

(3)

Includes anticipated awards to director nominees only because the annual director grant would occur after the 2026 Annual Meeting. Amounts for Mr. Shear and Ms. Werneck are estimated to be pro-rated to the effective date of their election to the Board on April 2, 2026.

(4)	Includes approximately 450 individuals who have historically received grants under the Plan.

2026 Proxy Statement | 63

PROPOSAL 5:

STOCKHOLDER PROPOSAL

The Accountability Board, Inc. (the “proponent”) has informed the Company that it intends to present the proposal set forth below at the 2026 Annual Meeting. The Company will promptly provide you with the proponent’s address and the number of the Company’s securities held by the proponent upon receiving an oral or written request for such information.

The Company is not responsible for the content of the stockholder proposal. The stockholder proposal will be required to be voted upon only if it is properly presented at the 2026 Annual Meeting.

RESOLVED: Shareholders request that our board take the steps necessary so that any voting requirement in our governing documents that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws.

DEAR FELLOW SHAREHOLDERS:

Krispy Kreme’s governing documents include supermajority voting requirements stipulating that a two-thirds vote is needed to amend the Bylaws or Charter. As Institutional Shareholder Services (ISS) says, the Board’s failure to eliminate these requirements “adversely impacts shareholder rights.”

Indeed, supermajority requirements are highly problematic, as they can be used to block initiatives supported by most shareholders but opposed by a status quo Board.

This is especially so at Krispy Kreme. According to its 2025 proxy statement, multiple directors—including our current chair—are affiliated with its largest stockholder, which owns more than 40% of the company’s shares. Although that stake isn’t large enough to unilaterally make changes under a simple majority vote, it is large enough to veto proposals on matters subject to supermajority requirements, even if supported by every other shareholder.

If action is good for the corporation and shareholder value, then the Board should be able to make its case to shareholders and seek majority approval; if it cannot, then it shouldn’t be able to proceed unilaterally. Thus, we believe all matters permitted by law to be approved via simple (not super) majority should be presented to shareholders without heightened barriers.

As BlackRock says, supermajority vote provisions to amend bylaws “may not be in the best interests of shareholders over the long-term” and it “will generally support the reduction or the elimination of supermajority voting requirements.”

Similarly, Vanguard Group’s proxy voting policy for U.S. portfolio companies includes a guideline to “generally vote...for proposals to reduce or eliminate [supermajority vote requirements].”

And Glass Lewis says “supermajority vote requirements impede shareholder action on ballot items critical to shareholder interests” and that “a supermajority standard can enable a small group of shareholders to overrule the will of the majority shareholders.” It concludes that “a simple majority is appropriate to approve all matters presented to shareholders.”

Given the broad-ranging support for simple majority voting requirements, it’s perhaps unsurprising that proposals on this topic have passed in landslide votes at other companies. Just a few examples of companies where supermajority proposals filed by shareholders but opposed by management have overwhelmingly passed include Tesla, McDonald’s, Staples, Netflix, Kellogg, Hess, UNFI, FirstEnergy, and Walgreen’s.

Because of the large concentration of shares in a single stockholder group, without its support, adoption of this proposal will require strong support from other holders. Based on the foregoing, we believe that’s clearly warranted. Thank you.

64 | Krispy Kreme, Inc.

BOARD OF DIRECTORS RESPONSE TO STOCKHOLDER PROPOSAL

Our Board unanimously recommends that you vote “AGAINST” this stockholder proposal.

After careful consideration, the Board believes that this proposal is unnecessary and not in the best interests of our stockholders, and that its implementation could harm the interests that it purports to protect.

Our Supermajority Voting Requirements Are Limited to Key Corporate Actions

The proposal’s premise that Krispy Kreme’s governing documents require a two-thirds vote to amend the By-Laws and Charter is overstated. The supermajority voting requirements in Article VIII of the Company’s By-Laws and Article Thirteenth of the Company’s Certificate of Incorporation apply only in limited circumstances, including stockholder action by written consent and ability to call special meetings, advance notice provisions, Board composition and vacancies, and the vote required to amend those Articles. The Board believes that the matters subject to supermajority voting requirements are critical ones that call for broad stockholder support rather than action by a small number of large stockholders. Accordingly, the Board believes that retaining supermajority voting standards in these circumstances is in the best interests of the Company and its stockholders.

Supermajority Voting Requirements Protect Against Actions by Large Stockholders

The Board believes that supermajority voting requirements on important corporate matters are desirable to protect stockholders against actions taken by large stockholders.

If a large stockholder were to seek to amend our governing documents in a manner adverse to other stockholders’ interests, it could not do so without securing the approval of a significant number of those other stockholders. In that case, the supermajority provisions to which the proposal objects would protect, rather than harm, those other stockholders. In other words, the supermajority provisions would require the large stockholder to “make its case to shareholders and seek [their] approval.”

For example, in the case of an amendment of Article VIII of our By-laws supported by our largest stockholder (which currently owns approximately 43% of our outstanding shares), a simple majority voting requirement would mean that only a small number of shares not owned by that stockholder – approximately 7% – would be required to vote in favor of the amendment for it to pass. However, under our existing supermajority voting requirement, approximately 23% of the shares not owned by our largest stockholder would be required to vote in favor of the amendment for it to pass.

75% of Our Director Nominees Are Not Affiliated with Our Largest Stockholder

The proposal claims without support that a “status quo Board” could use the supermajority requirements to block initiatives supported by most stockholders. However, our Board includes new directors elected as recent as 2026, and our director nominees consist of five independent director nominees, our CEO, and two director nominees affiliated with our largest stockholder. Thus, six of our eight director nominees, or 75% of our director nominees, are not affiliated with our largest stockholder. Accordingly, we believe our Board is well positioned to act independently and in the best interests of stockholders.

Stockholder Interests Are Aligned

Our Board believes that the Company’s governance policies and practices are well designed and consistent with the goal of promoting sustainable long-term stockholder value and that the interests of our large stockholders, including our largest stockholder, are generally aligned with those of all other stockholders, namely to enhance the value of the Company for the benefit of all stockholders. The proposal offers no evidence to the contrary.

For the reasons cited above, the Board believes that the limited key corporate actions to which supermajority voting requirements apply in our Certificate of Incorporation and By-Laws are beneficial to and are in the best interests of our stockholders.

2026 Proxy Statement | 65

BOARD OF DIRECTORS RESPONSE TO STOCKHOLDER PROPOSAL

Vote Required

Vote Required

Approval of this proposal requires the affirmative vote of the holders of a majority of our common stock which has voting power present in person or represented by proxy and which has actually voted. Broker non-votes and abstentions will not be counted as having been voted on this proposal, and therefore will have no effect on the vote.

Recommendation

The Board unanimously recommends that you vote “AGAINST” this stockholder proposal.

66 | Krispy Kreme, Inc.

OWNERSHIP OF OUR EQUITY SECURITIES

Directors, Director Nominees, and Executive Officers

The following table sets forth the number of shares of the Company’s common stock beneficially owned as of April 7, 2026, the latest practicable date prior to the publication of this Proxy Statement, by:

(i)	each director, director nominee, and named executive officer, and

(ii)	all directors and current executive officers as a group.

The number of shares of common stock beneficially owned is determined in accordance with SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power, or the right to receive the economic benefit of ownership, as well as any shares that the individual has the right to acquire within 60 days of April 7, 2026 (including through the exercise of currently exercisable stock options and stock options that vest within 60 days of April 7, 2026 and through the vesting of performance shares or restricted stock units that vest within 60 days of April 7, 2026). Shares of common stock that a person has the right to acquire within 60 days of April 7, 2026 are deemed outstanding for purposes of computing the percentage ownership of the person holding such right, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated by footnote, the beneficial owner exercises sole voting and investment power over the shares listed, and the address of each beneficial owner listed in the following table is c/o Krispy Kreme, Inc, 2116 Hawkins Street, Suite 101, Charlotte, NC 28203.

Name	Amount of Beneficial Ownership of Common Stock	Percentage of Class(1)
NON-EMPLOYEE DIRECTORS AND DIRECTOR NOMINEES
Marissa Andrada(2)	9,468	*
Patricia Capel	6,334	*
David Deno(2)	93,032	*
Patrick Grismer	—	—
Bernardo Hees	1,311,760	*
Gerhard Pleuhs(2)	8,359	*
David Shear	—	—
Easwaran Sundaram	—	—
Melissa Werneck	—	—
NAMED EXECUTIVE OFFICERS
Joshua Charlesworth(3)	1,094,779	*
Jeremiah Ashukian	—	—
Raphael Duvivier(4)	164,517	*
Alison Holder(5)	62,004	*
Nicola Steele(6)	40,772	*
Theresa Zandhuis(7)	606,524	*
All Executive Officers and Directors as a Group (16 Persons)	2,813,885	1.6

*	Less than 1% of outstanding shares of common stock.

(1)	Percentage is calculated to one decimal place based on 172,378,607 shares of the Company’s common stock outstanding as of April 7, 2026.

(2)	Includes 3,948 shares issuable upon the vesting of restricted stock units that vest within 60 days of April 7, 2026.

(3)

Includes (i) 66,293 shares of common stock issuable upon the exercise of stock options that vest within 60 days of April 7, 2026, (ii) 41,417 shares issuable upon the vesting of restricted stock units that vest within 60 days of April 7, 2026, and (iii) 265,168 exercisable stock options.

(4)	Includes 18,772 shares issuable upon the vesting of restricted stock units that vest within 60 days of April 7, 2026.

(5)	Includes 12,245 shares issuable upon the vesting of restricted stock units that vest within 60 days of April 7, 2026.

(6)	Includes 27,852 shares issuable upon the vesting of restricted stock units that vest within 60 days of April 7, 2026.

(7)	Includes 162,917 exercisable stock options.

2026 Proxy Statement | 67

OWNERSHIP OF OUR EQUITY SECURITIES

Beneficial Owners of More than 5% of Our Common Stock

Beneficial Owners of More than 5% of Our Common Stock

The following table provides information about the following entities known to the Company to be the beneficial owner of more than five percent of the Company’s outstanding common stock as of April 7, 2026.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership of Common Stock	Percentage of Class(1)
JAB Indulgence B.V.(2) Piet Heinkade 55 Amsterdam, 1019 GM The Netherlands	74,190,990	43%

BNP Paribas SA(3) 16 boulevard des Italiens Paris, France 75009	15,309,359	8.9%

(1)	Percentage is calculated to one decimal place based on 172,378,607 shares of the Company’s common stock outstanding as of April 7, 2026.

(2)

Based on Amendment No. 14 to Schedule 13D filed by JAB Indulgence B.V., JAB Holdings B.V., JAB Investments s.à r.l., JAB Holding Company s.à r.l., Joh. A. Benckiser B.V., Agnaten SE, and Lucresca SE (collectively, the “JAB Entities”) with the SEC on March 4, 2026 (the “JAB 13D/A”). Pursuant to the JAB 13D/A, the JAB Entities have sole voting power over 0 shares, shared voting power over 74,190,990 shares, sole dispositive power over 0 shares, and shared dispositive power over 74,190,990 shares.

(3)

Based on a Schedule 13G filed by BNP Paribas SA with the SEC on February 11, 2026 (the “BNP 13G”). Pursuant to the BNP 13G, BNP Paribas SA has sole voting power over 15,309,359 shares, shared voting power over 0 shares, sole dispositive power over 15,309,359 shares, and shared dispositive power over 0 shares.

68 | Krispy Kreme, Inc.

OTHER MATTERS

Stockholder Proposals for the 2027 Annual Meeting

Stockholder Proposals Under Rule 14a-8

Stockholders who wish to submit a proposal in accordance with SEC Rule 14a-8 under the Exchange Act (“Rule 14a-8”) for inclusion in our proxy materials to be distributed in connection with our 2027 annual meeting of stockholders (the “2027 Annual Meeting”) must submit their proposal in accordance with Rule 14a-8’s requirements, including ensuring it is received by the Corporate Secretary at the address set forth below no later than 5:00 p.m. Eastern Time on December 28, 2026. If the date of the 2027 Annual Meeting is more than 30 days before or after June 10, 2027, then the deadline to timely receive such material will be a reasonable time before we begin to print and send our proxy materials relating to the 2027 Annual Meeting. Failure to deliver a proposal in accordance with these requirements may result in the exclusion of your proposal in the proxy materials for the 2027 Annual Meeting.

Other Stockholder Proposals or Nominations and Universal Proxy

Under our By-Laws, if a stockholder wishes to present other business or nominate a director candidate at the 2027 Annual Meeting, we must receive proper written notice to our Corporate Secretary at the address set forth below no earlier than February 10, 2027 and no later than March 12, 2027. However, in the event that the date of the 2027 Annual Meeting is more than 30 days before or more than 60 days after June 10, 2027, the notice must be delivered not earlier than the 120th day prior to such annual meeting and not later than (i) the close of business on the 90th day prior to such annual meeting or (ii) the 10th day following the day on which notice of such annual meeting was mailed or public announcement of the date of such annual meeting is first made, whichever occurs first. The notice must comply with the timing, disclosure, procedural and other requirements set forth in the By-laws, including, if the proposal involves a director nomination, prescribed information required by Rule 14a-19(b) under the Exchange Act.

Stockholder proposals must be sent to our Corporate Secretary in writing to Krispy Kreme, Inc., Attention: Corporate Secretary, 2116 Hawkins Street, Suite 101, Charlotte, NC 28203. To be included in the Company’s proxy materials, the proposal must comply with the requirements as to form and substance established by the SEC and our By-laws, as applicable, and must be a proper subject for stockholder action under Delaware law.

Householding

As permitted by the Exchange Act, we utilize a procedure called “householding.” If two or more stockholders or beneficial owners share a mailing address, we may send only one mailing with the copy of the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) and, if a hardcopy is requested, only one copy of our proxy materials to those stockholders, unless one or more of them notifies us that they would like to receive individual copies. This practice reduces our printing and mailing costs and the environmental impact of our annual meetings.

If one set of these materials was sent to your household for use by all the Company’s stockholders or beneficial owners in your household and you do not wish to participate in householding in the future, please contact Broadridge Financial Solutions, Inc. Householding Department in writing at 51 Mercedes Way, Edgewood, NY 11717, or by telephone at 1-866-540-7095. In addition, if you wish to receive an additional set of materials in advance of the 2026 Annual Meeting, please contact Broadridge Financial Solutions, Inc. at the address or phone number above and we will promptly deliver a separate copy of the Notice of Internet Availability or proxy materials to you.

Stockholders or beneficial owners sharing an address who now receive multiple sets of proxy materials may request delivery of a single copy by calling Broadridge Financial Solutions, Inc. at the address or phone number above. If a broker or other nominee holds your shares, you may continue to receive multiple mailings. Please contact your broker or other nominee directly to discontinue multiple mailings from them.

2026 Proxy Statement | 69

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

1. WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

You are receiving this Proxy Statement and accompanying proxy materials because you are a stockholder of record or a beneficial owner of shares of common stock of Krispy Kreme, Inc. as of April 20, 2026 (the “Record Date”), which entitles you to attend and vote at the 2026 annual meeting of stockholders (the “2026 Annual Meeting”). Our Board has made these materials available to you in connection with the Board’s solicitation of proxies on behalf of the Company for use at the 2026 Annual Meeting.

This Proxy Statement describes the matters on which the Company would like you to vote, provides information on those matters, and provides information about the Company that we must disclose under SEC rules when we solicit your proxy.

2. WHEN AND WHERE IS THE 2026 ANNUAL MEETING?

The 2026 Annual Meeting will be held virtually on June 10, 2026, at 10:00 a.m. Eastern Time, or at any adjournments or postponements thereof, for the purposes stated in the Notice of Annual Meeting of Stockholders. For instructions on how to attend, see Question 6 below, “How Do I Attend the 2026 Annual Meeting Virtually?”.

3. WHAT ITEMS OF BUSINESS WILL BE VOTED ON AT THE 2026 ANNUAL MEETING?

At the 2026 Annual Meeting, you will be asked to vote on the following proposals:

(1) to elect eight directors to hold office for a one-year term and until their respective successors shall have been elected and qualified;

(2) to approve the advisory resolution regarding the Company’s executive compensation;

(3) to ratify the appointment of Grant Thornton as the Company’s independent registered public accounting firm for fiscal year 2026;

(4) to approve the Amendment and Restatement of the Krispy Kreme, Inc. 2021 Omnibus Incentive Plan; and

(5) to vote on a stockholder proposal, if properly presented.

We also will consider any other business that properly comes before the 2026 Annual Meeting.

4. HOW DOES THE BOARD RECOMMEND THAT I VOTE?

The Board unanimously recommends that you vote FOR each director nominee in Proposal 1 and FOR each of Proposal 2, 3, and 4.

The Board unanimously recommends that you vote AGAINST Proposal 5.

5. WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS, AND HOW ARE BROKER NON-VOTES AND ABSTENTIONS TREATED?

The following votes will be required to adopt each proposal:

Proposal 1 - A nominee for director will be elected if the votes cast “FOR” such nominee exceed the votes cast “AGAINST” such nominee.

Proposals 2–5 - The proposal will be approved if it is approved by the affirmative vote of the holders of a majority of our common stock which has voting power present in person or represented by proxy and which has actually voted.

For each proposal, a broker non-vote (as described below) or an abstention will not be counted as having been voted on the applicable proposal, and therefore will have no effect on the vote, assuming a quorum is present. For Proposal 3, no broker non-votes are expected.

70 | Krispy Kreme, Inc.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

6. HOW DO I ATTEND THE 2026 ANNUAL MEETING VIRTUALLY?

We will host the 2026 Annual Meeting virtually by live webcast at www.proxydocs.com/DNUT. The webcast will start at 10:00 a.m. Eastern Time on June 10, 2026. Stockholders may vote and submit questions while attending the 2026 Annual Meeting online. Instructions on how to attend and participate online are posted at www.proxydocs.com/DNUT. We encourage you to access the meeting prior to the start time to allow ample time to complete the online check-in process. If you received a printed copy of the proxy materials, or are a beneficial stockholder, you will need the control number included on your proxy card to be able to attend the 2026 Annual Meeting. If you are a beneficial stockholder, you may contact the bank, broker, or other institution where you hold your shares if you have questions about obtaining your control number.

If you encounter any technical difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.

7. WHO MAY ATTEND AND VOTE AT THE 2026 ANNUAL MEETING?

Stockholders of record as of the Record Date are entitled to attend and vote at the 2026 Annual Meeting.

If you are beneficial owner of shares, you may use the control number given to you by your bank, broker or other nominee to register to attend the meeting in advance at www.proxypush.com/DNUT. Upon completing your registration, you will receive further instructions by email, including information about your unique link that will allow you to attend the 2026 Annual Meeting and submit questions during the meeting. To vote at the 2026 Annual Meeting, you will be required to obtain a legal proxy in your name from your bank, broker or other nominee before the meeting by following the instructions you receive from your bank, broker or other nominee by email upon your successful registration for the meeting.

On the Record Date, we had 172,384,135 shares of common stock, par value $0.01 per share, issued and outstanding. A stockholder is entitled to one vote on all matters properly brought before the 2026 Annual Meeting for each share of our common stock owned by such stockholder.

8. WHY IS THE 2026 ANNUAL MEETING BEING HELD VIRTUALLY?

By conducting our 2026 Annual Meeting solely online, we eliminate many of the costs associated with a physical meeting. In addition, we believe that hosting a virtual meeting facilitates stockholder attendance and participation by enabling stockholders to participate from any location around the world and improves our ability to communicate more effectively with our stockholders during the meeting. We have designed the virtual meeting to provide the same rights to participate as you would have at an in-person meeting, including providing opportunities to submit questions during the meeting.

9. HOW DO I VOTE MY SHARES?

Stockholders of Record. Stockholders of record may submit a proxy before the 2026 Annual Meeting to have their shares voted using one of the following three methods, or may virtually attend the 2026 Annual Meeting online and vote their shares online:

1.	by internet at www.proxypush.com/DNUT using the control number set out on the Notice of Internet Availability or proxy card you received and following the instructions on the website,

2.	by telephone at +1-866-475-0865 using your control number and following the recorded instructions, or

3.

by mail if you received a paper copy of a proxy card by following the instructions on your proxy card and returning your completed, signed and dated proxy card in the pre-addressed envelope accompanying your proxy materials.

Internet and telephone voting will be available 24 hours a day until the polls close during the 2026 Annual Meeting. If you submit your proxy by mail, your completed proxy card must be received by 11:59 p.m. Eastern Time on June 9, 2026.

2026 Proxy Statement | 71

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Shares represented by duly executed proxies will be voted in accordance with the instructions indicated on such proxies and, if no such instructions are indicated thereon, will be voted (i) FOR each director nominee listed in Proposal 1, (ii) FOR the approval of the advisory resolution to approve the Company’s executive compensation, (iii) FOR the ratification of Grant Thornton’s appointment as the Company’s independent auditors for fiscal year 2026, (iv) FOR the approval of the Amendment and Restatement of the Krispy Kreme, Inc. 2021 Omnibus Plan; and (v) AGAINST the stockholder proposal, if properly presented.

If you vote by proxy prior to the 2026 Annual Meeting and also virtually attend the 2026 Annual Meeting, there is no need to vote again at the 2026 Annual Meeting unless you wish to change or revoke your vote.

We encourage you to complete and return a proxy prior to the 2026 Annual Meeting, either online, by telephone, or by mail, to ensure your vote is counted.

Beneficial Owners. Beneficial owners may direct their broker, bank or other nominee on how to vote their shares by following the instructions for voting on the voting instruction form provided by your broker, bank or other nominee. If you do not direct your broker, bank or other nominee on how to vote your shares by following the instructions on your voting instruction form, your shares will not be voted at the 2026 Annual Meeting for any matter that is considered to be “non-routine.” The only matter which we believe will be considered “routine” and on which your broker can vote your shares without receiving instructions from you is Proposal 3 relating to the ratification of the Company’s independent registered public accounting firm. Your broker does not have discretionary authority to vote your shares on any other matters. If you are a beneficial owner and you wish to attend or vote at the 2026 Annual Meeting, follow the instructions above under “Who May Attend and Vote at the 2026 Annual Meeting?”.

10. WHAT IF I WANT TO CHANGE OR REVOKE MY VOTE?

If you are a registered stockholder and have executed a proxy, you may revoke or change your proxy by:

•	giving written notice to our Corporate Secretary revoking your proxy, provided that it is received by 11:59 p.m. Eastern Time on June 9, 2026;

•	submitting a later-dated proxy by telephone or electronically before the polls close during the 2026 Annual Meeting;

•	mailing a later-dated proxy that is received by 11:59 p.m. Eastern Time on June 9, 2026; or

•	voting online at the 2026 Annual Meeting before the polls close.

Attendance at the 2026 Annual Meeting, in and of itself, will not constitute a revocation of a proxy. If your shares are held in the name of a broker, bank, or other holder of record, you should follow the voting instructions you receive from the holder of record to revoke your proxy or change your vote.

11. HOW MANY SHARES MUST BE PRESENT OR REPRESENTED TO CONDUCT BUSINESS AT THE 2026 ANNUAL MEETING?

The presence, in person or by proxy, of the holders of a majority of the Company’s common stock issued and outstanding and entitled to vote at the 2026 Annual Meeting is necessary to constitute a quorum to transact business. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the bank, broker or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner.

12. WHAT IF I AM A BENEFICIAL OWNER AND I DO NOT GIVE MY NOMINEE VOTING INSTRUCTIONS?

If your shares are held by a bank, broker, or other nominee on your behalf and you do not instruct the bank, broker, or other nominee as to how to vote these shares on Proposals 1, 2, 4, or 5, the bank, broker, or other nominee may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote,” and these shares will not be counted as having been voted on the applicable proposal and therefore will have no effect on the vote, assuming a quorum is present. Please instruct your bank, broker, or other nominee so your vote can be counted. With respect to Proposal 3, the bank, broker, or other nominee may exercise its discretion to vote for or against that proposal in the absence of your instruction.

72 | Krispy Kreme, Inc.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

13. HOW IS THE COMPANY DISTRIBUTING PROXY MATERIALS?

Under SEC rules, we have elected to make our proxy materials available to the majority of our stockholders over the internet rather than mailing paper copies of those materials to each stockholder. On or about April 27, 2026, we mailed to our stockholders (other than those who previously requested email or paper delivery) a Notice of Internet Availability containing instructions on how to access the proxy materials by internet. If you receive the Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability instructs you on how to access the proxy materials over the internet.

If you received the Notice of Internet Availability and would like to receive (i) a paper copy of the proxy materials in the mail or (ii) an electronic copy of the proxy materials by email, in either case on a one-time or ongoing basis, follow the instructions in the Notice of Internet Availability to make this request.

14. WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE COPY OF THE PROXY MATERIALS?

You may receive more than one copy of the proxy materials, including multiple paper copies of this Proxy Statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. If you hold your shares through a bank, broker, or other nominee, rather than owning shares registered directly in your name, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are entitled to direct the voting of your shares by your intermediary. Your intermediary will forward the proxy materials to you with a voting instruction form or provide electronic access to the materials and to voting facilities. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction form that you receive.

15. HOW DO I RECEIVE ELECTRONIC STOCKHOLDER COMMUNICATIONS?

We encourage stockholders to receive their stockholder information by email and through our website. Not only is this a quicker way for you to receive information, it helps us reduce paper and printing materials and lowers our postage costs. Registering for electronic communications is straightforward and can be done online at the website below provided by Computershare, our Transfer Agent.

Through www-us.computershare.com/investor, you can:

•	set up electronic stockholder communications;

•	view your stockholdings;

•	certify your tax status; and

•	update your address.

16. WHO CAN I CONTACT FOR GENERAL INFORMATION ABOUT MY STOCKHOLDINGS?

The Transfer Agent maintains the Company’s share register. If you have any questions about your holdings or you would like to notify the Company regarding a change of address, you may contact the Transfer Agent:

•	by telephone to 1-800-736-3001 or 1-781-575-3100 (international). The telephone lines are open from 8:00 a.m. to 8:00 p.m. Eastern Time each business day;

•	in writing, for regular delivery, to Computershare, P.O. Box 43006, Providence, RI 02940-3006, United States; or

•	in writing, for overnight delivery, to Computershare, 150 Royal St., Suite 101, Canton, MA 02021, United States.

17. WHO WILL PAY FOR THIS SOLICITATION?

The Company will bear the cost of preparing, assembling, printing, and mailing the proxy materials and the cost of soliciting proxies related to the 2026 Annual Meeting. We will request banks, brokers, or other nominees to solicit their customers who are beneficial owners of shares of common stock listed of record in the name of the bank, broker or other nominee and will reimburse such banks, brokers, or other nominees for their reasonable out-of-pocket expenses

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

for such solicitation. In addition to soliciting the proxies by mail and the internet, the Company’s directors, officers, and employees may solicit proxies personally or by telephone, messenger, facsimile, and e-mail, in each case without any additional compensation.

18. WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE 2026 ANNUAL MEETING?

Other than the five items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2026 Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2026 Annual Meeting. If for any reason any of our director nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

19. HOW CAN I FIND OUT THE VOTING RESULTS OF THE 2026 ANNUAL MEETING?

Voting results will be announced in a Current Report on Form 8-K that the Company will file with the SEC within four business days after the 2026 Annual Meeting.

74 | Krispy Kreme, Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information included in this Proxy Statement is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, and involves risks, assumptions, and uncertainties that could cause actual results to differ materially from those expressed or implied by forward-looking statements. Forward-looking statements can be identified by use of forward-looking terminology, including terms such as “plan,” “believe,” “may,” “continue,” “could,” “will,” “should,” “would,” “anticipate,” “attempt,” “estimate,” “expect,” “intend,” “objective,” “seek,” “pursue,” “strive,” or the negatives of these words, comparable terminology, or other references to future periods; however, statements may be forward-looking whether or not these terms or their negatives are used. Forward-looking statements are not a representation by us that the future plans, estimates, or expectations contemplated by us will be achieved. Our actual results could differ materially from the forward-looking statements included herein. We consider the assumptions and estimates on which forward-looking statements are based to be reasonable, but they are subject to various risks and uncertainties relating to our operations, financial results, financial conditions, business, prospects, future plans and strategies, projections, liquidity, the economy, and other future conditions. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors could cause our actual results to differ materially from those contained in forward-looking statements including, without limitation:

•	food safety issues, including risks of food-borne illnesses, tampering, contamination, and cross-contamination;

•

impacts from any material failure, inadequacy, or interruption of our information technology systems, including breaches or failures of such systems or other cybersecurity or data security-related incidents;

•

our ability to execute our business strategy, including our turnaround plan and growth through international development with strategic partners and profitable expansion of our fresh delivery and digital channels;

•	our ability to realize the anticipated benefits from past or potential future strategic transactions (including refranchising);

•	failure by our franchisees, subfranchisees, or third-party service providers to operate effectively and in compliance with our standards and applicable law;

•	any harm to our reputation or brand image;

•	negative impacts on our business due to changes in consumer spending habits, consumer preferences, or demographic trends;

•	our ability to open new and maintain existing shops and points of access both domestically and internationally;

•	disruptions to our and our franchisees’ supply chain, including the loss of or failure to perform by single-source or limited suppliers, vendors, distributors, or manufacturers;

•	our significant indebtedness and our ability to meet the financial and other covenants under our credit facilities;

•	changes in the cost of raw materials and other commodities, including due to import and export requirements (including tariffs), inflation, or foreign exchange rates;

•	our ability to recruit and retain key personnel;

•	failure to develop or maintain effective internal control over financial reporting or disclosure controls and procedures;

•	adverse regulatory actions or publicity concerning food or occupational safety, food quality, health, and other issues or regulatory investigations, enforcement actions, or material litigation;

•

and other risks and uncertainties described under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 28, 2025 filed with the SEC on March 6, 2026, and in other filings we make from time to time with the SEC.

These forward-looking statements are made only as of the date of this document, and we undertake no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future events, or otherwise, except as may be required by law.

2026 Proxy Statement | 75

APPENDIX A – NON-GAAP MEASURES AND KEY PERFORMANCE INDICATORS

This Proxy Statement includes certain financial information that is not presented in conformity with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP and operating measures include Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Free Cash Flow, Net Debt, and Systemwide Sales. We believe these non-GAAP and operating measures are useful in evaluating our operating performance. Management believes these measures are important indicators of operations because they exclude items that may not be indicative of our core operating results and provide a better baseline for analyzing trends in our underlying business, and they are consistent with how business performance is planned, reported and assessed internally by management and the Board. We monitor the key business metrics and non-GAAP metrics set forth herein to help us evaluate our business and growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts, and assess operational efficiencies. These non-GAAP and operating measures are not standardized, and it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently than we do or may not calculate them at all. Additionally, the non-GAAP financial measures are not measurements of financial performance under GAAP or a substitute for results reported under GAAP. In order to facilitate a clear understanding of our consolidated historical operating results, we urge you to review our non-GAAP financial measures in conjunction with our historical consolidated financial statements and notes thereto filed with the SEC and not to rely on any single financial measure.

We define “Adjusted EBITDA” as earnings before interest expense, net, income tax expense, and depreciation and amortization, with further adjustments for share-based compensation, certain strategic initiatives, acquisition and integration expenses, and certain other non-recurring, infrequent or non-core income and expense items. Adjusted EBITDA, both on a consolidated and at the segment level, is a principal metric that management uses to monitor and evaluate operating performance and provides a consistent benchmark for comparison across reporting periods. “Adjusted EBITDA margin” reflects Adjusted EBITDA as a percentage of net revenues.

We define “Adjusted EBIT” as earnings before interest expense, net and income tax expense, with further adjustments for share-based compensation, certain strategic initiatives, acquisition and integration expenses, amortization of acquisition-related intangibles, and certain other non-recurring, infrequent or non-core income and expense items. Adjusted EBIT is a metric complementary to Adjusted EBITDA that takes into account depreciation expense and amortization of right of use assets, allowing management to have a view of performance when including amortized costs from capital investments and lease obligations.

We define “Free Cash Flow” as cash provided by operating activities less purchases of property and equipment.

We define “Leverage” as the Company’s publicly reported net leverage ratio, which is calculated as net debt divided by trailing four quarters Adjusted EBITDA. When used as a performance measure in our executive compensation program, Leverage is determined at the end of the performance period.

We also utilize “Systemwide Sales” as a key performance indicator. Systemwide Sales reflects global sales of all Krispy Kreme products, whether operated by the Company or franchisees, excluding mix, equipment, and royalty revenue. Sales from franchisees are reported to the Company by such franchisees and are not included in Company revenues. The Company believes Systemwide Sales information is important because it is indicative of the health of the Company’s brand and aids in understanding the Company’s financial performance.

2026 Proxy Statement | A-1

Reconciliation of Non-GAAP Financial Measures

The following table presents a reconciliation of net income/(loss) to Adjusted EBIT and Adjusted EBITDA for the periods indicated:

	Fiscal Years Ended
(in thousands)	December 28, 2025	December 29, 2024	December 31, 2023

Net income/(loss)	$(523,779)	$3,815	$(36,647)

Interest expense, net	65,795	60,066	50,341

Income tax (benefit)/expense	(20,820)	15,954	(4,347)

Share-based compensation	12,865	35,149	24,196

Employer payroll taxes related to share-based compensation	307	358	395

Loss/(gain) on divestiture of Insomnia Cookies	11,501	(90,455)	—

Goodwill impairment	355,958	—	—

Other non-operating (income)/expense, net(1)	(1,967)	1,885	3,798

Strategic initiatives(2)	39,847	19,993	29,057

Acquisition and integration expenses(3)	(111)	3,282	511

New market penetration expenses(4)	560	1,407	1,380

Shop closure expenses, net(5)	56,394	4,861	17,335

Restructuring and severance expenses(6)	6,396	7,561	5,050

Gain on remeasurement of equity method investment(7)	—	(5,579)	—

Gain on refranchising(8)	(1,358)	—	—

Gain on sale-leaseback	(6,749)	(1,569)	(9,646)

Other(9)	8,340	3,203	4,307

Amortization of acquisition related intangibles(10)	31,279	30,297	29,373

Consolidated Adjusted EBIT	$34,458	$90,228	$115,103

Depreciation expense and amortization of right of use assets	105,795	103,300	96,521

Consolidated Adjusted EBITDA	$140,253	$193,528	$211,624

(1)

Primarily foreign translation gains and losses in each period. Fiscal 2024 also consists of equity method income from Insomnia Cookies following the divestiture of a controlling interest during fiscal 2024 until the sale of our remaining interest in the second quarter of fiscal 2025. Refer to Note 3, Acquisitions and Divestitures, to the audited Consolidated Financial Statements included in Item 8 of Part II of the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2025 (the “2025 Annual Report”).

(2)

Fiscal 2025 consists primarily of $33.6 million in costs associated with the U.S. national expansion (including McDonald’s USA), including exit costs associated with the termination of the Business Relationship Agreement with McDonald’s USA, and $2.8 million in costs for the evaluation of potential opportunities to refranchise certain equity markets. Fiscal 2024 consists primarily of $8.2 million in costs associated with the divestiture of the Insomnia Cookies business, $7.3 million in costs preparing for the U.S. national expansion (including McDonald’s USA), and $4.0 million in costs associated with global transformation. Fiscal 2023 consists primarily of costs associated with global transformation of $5.9 million and U.S. initiatives such as the decision to exit the Branded Sweet Treats business, including property, plant and equipment impairments, inventory write-offs, employee severance, and other related costs of $17.8 million.

(3)

Consists of acquisition and integration-related costs in connection with the Company’s business and franchise acquisitions, including legal, due diligence, and advisory fees incurred in connection with acquisition and integration-related activities for the applicable period.

(4)	Consists of start-up costs associated with entry into new countries in which the Company has not previously operated, including Brazil and Spain.

(5)	Includes lease termination costs, impairment charges, and loss on disposal of property, plant and equipment.

(6)

Fiscal 2025 consists primarily of costs associated with restructuring of the U.S. and U.K. businesses. Fiscal 2024 consists primarily of costs associated with the restructuring of the U.S. and U.K. executive teams. Fiscal 2023 consists primarily of costs associated with restructuring of the global executive team.

(7)

Consists of a gain related to the remeasurement of the equity method investments in KremeWorks USA, LLC and KremeWorks Canada, L.P. to fair value immediately prior to the acquisition of the shops. Refer to Note 3, Acquisitions and Divestitures, to the audited Consolidated Financial Statements in the 2025 Annual Report for more information.

(8)	Includes gains and losses on the deconsolidation of assets and liabilities associated with the refranchising of certain Krispy Kreme shops.

(9)

Fiscal 2025 and fiscal 2024 consist primarily of $7.4 million and $3.1 million, respectively, related to remediation of the Company’s 2024 cybersecurity incident, including fees for cybersecurity experts and other advisors, net of $2.4 million of insurance proceeds received in fiscal 2025 relating to these costs. Fiscal 2023 consists primarily of legal and other regulatory expenses incurred outside the ordinary course of business.

(10)	Consists of amortization related to acquired intangible assets as reflected within depreciation and amortization in the Consolidated Statements of Operations in the 2025 Annual Report.

A-2 | Krispy Kreme, Inc.

The following table reconciles net cash provided by operating activities to Free Cash Flow for the periods indicated:

	Fiscal Years Ended
(in thousands)	December 28, 2025	December 29, 2024	December 31, 2023

Net cash provided by operating activities	$33,924	$45,832	$45,544

Purchase of property and equipment	$(97,929)	$(120,792)	$(121,427)

Free Cash Flow	$(64,005)	$(74,960)	$(75,883)

The following table presents net debt and our net leverage ratio (“Leverage”).

	As of
(in thousands, except leverage ratio)	December 28, 2025	December 29, 2024

Current portion of long-term debt	$65,977	$56,356

Long-term debt, less current portion	911,852	844,547

Total long-term debt, including debt issuance costs	977,829	900,903

Add back: Debt issuance costs	2,904	3,322

Total long-term debt, excluding debt issuance costs	980,733	904,225

Less: Cash and cash equivalents	(42,390)	(28,962)

Net debt	$938,343	$875,263

Adjusted EBITDA – trailing four quarters	140,253	193,528

Net leverage ratio	6.7x	4.5x

2026 Proxy Statement | A-3

APPENDIX B – Proposed Amended and Restated Krispy Kreme, Inc. 2021 Omnibus Incentive Plan

AMENDED AND RESTATED

KRISPY KREME, INC.

2021 OMNIBUS INCENTIVE PLAN

Section 1. Purpose of Plan.

The name of the Plan is the Amended and Restated Krispy Kreme, Inc. 2021 Omnibus Incentive Plan (the “Plan”). The purposes of the Plan are to provide an additional incentive to selected officers, employees, non-employee directors, independent contractors, and consultants of the Company or its Affiliates (as hereinafter defined) whose contributions are essential to the growth and success of the business of the Company and its Affiliates, in order to strengthen the commitment of such persons to the Company and its Affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company and its Affiliates. To accomplish such purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses, Other Stock-Based Awards, Cash Awards or any combination of the foregoing.

Section 2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)  “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.

(b)  “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

(c)  “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus, Other Stock-Based Award or Cash Award granted under the Plan.

(d)  “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan. Each Participant who is granted an Award shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion.

(e)  “Base Price” has the meaning set forth in Section 8(b) hereof.

(f)  “Benckiser Shareholders” means any corporation, Aktiengesellschaft, limited liability company, Gesellschaft mit beschränkter Haftung, general partnership, offene Handelsgesellschaft, limited partnership, or Kommanditgesellschaft of which more than 50% of the voting shares or voting (or otherwise controlling) equity interests therein are directly or indirectly owned by, or held for the sole benefit of, members of the Benckiser Family. The members of the “Benckiser Family” consist of the lineal descendants, by natural birth or by or through adoption prior to the attainment of their eighteenth

2026 Proxy Statement | B-1

birthday, of Dr. Albert Reimann (born in 1898 and died in 1984), including without limitation, the lineal descendants by natural birth or by or through adoption prior to the attainment of their eighteenth birthday of Persons who qualify as lineal descendants of said Dr. Albert Reimann by reason of their and/or their ancestors’ adoption prior to the attainment of their eighteenth birthday. A Benckiser Shareholder shall not lose such status merely because (a) the identity of the individuals comprising the Benckiser Family and owning or for whose benefit such shares or equity interests are held and/or (b) any executor(s), administrator(s), guardian(s), trustee(s) or other Person(s) acting on behalf of such members of the Benckiser Family or serving in any similar or corresponding capacity in Germany or any other foreign country, may change from time to time for any reason, including without limitation, death, retirement, resignation, removal, appointment, intra-family transfers or otherwise.

(g)  “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to be the “beneficial owner” of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the 60-day period referred to in such Rule.

(h)  “Board” means the Board of Directors of the Company.

(i)  “By-Laws” means the by-laws of the Company, as may be further amended and/or restated from time to time.

(j)  “Cash Award” means an Award granted pursuant to Section 12 hereof.

(k)  “Cause” has the meaning assigned to such term in the Award Agreement or in any individual employment, severance or other bilateral written agreement between the Company or an Affiliate and the Participant. If there is no such employment, severance or other bilateral written agreement between the Company or an Affiliate and the Participant, or if such agreement does not define “Cause,” then “Cause” shall mean the occurrence of any of the following, as determined by the Committee: (i) a Participant’s willful and continued failure substantially to perform his or her duties (other than as a result of total or partial incapacity due to physical or mental illness); (ii) any willful act or omission by a Participant constituting dishonesty, fraud or other malfeasance, and any act or omission by a Participant constituting immoral conduct in the course of the Participant’s employment or service; (iii) a Participant’s indictment of, or conviction of, or entering of a plea of nolo contendere by, the Participant for a crime constituting a felony under the laws of the United States or any state thereof or any other jurisdiction in which the Company conducts business or a crime involving moral turpitude; (iv) a Participant’s breach of any non-solicitation, noncompetition, confidentiality, or other restrictive covenant by which he or she is bound; (v) gross negligence or willful misconduct in connection with the Participant’s performance of his or her duties in connection with the Participant’s employment by or service to the Company (including any Subsidiary or Affiliate for whom the Participant may be employed by or providing services to at the time); or (vi) the Participant’s willful failure to comply with any material policies or procedures of the Company as in effect from time to time, provided that the Participant shall have been delivered a copy of such policies or notice that they have been posted on a Company website prior to such compliance failure).

(l)  “Certificate of Incorporation” means the certificate of incorporation of the Company, as may be further amended and/or restated from time to time.

B-2 | Krispy Kreme, Inc.

(m)  “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event; (ii) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Stock, or other property), stock split, reverse stock split, subdivision or consolidation; (iii) combination or exchange of shares; or (iv) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the Common Stock such that an adjustment pursuant to Section 5 hereof is appropriate.

(n)  “Change in Control” means, unless otherwise defined in an Award Agreement, an event set forth in any one of the following paragraphs shall have occurred:

(1)  any Person (or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act), other than the Benckiser Shareholders, is or becomes the Beneficial Owner, directly or indirectly, of securities representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; or

(2)  the consummation of a plan or agreement approved by the Company providing (i) for a merger or consolidation of the Company (other than with a wholly owned subsidiary of such entity and other than a merger or consolidation that would result in the voting securities of such entity outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of such entity or such surviving entity outstanding immediately after such merger or consolidation), or (ii) for a sale, exchange or other disposition of all or substantially all of the business or assets of the Company.

Notwithstanding the foregoing, for each Award that constitutes deferred compensation under Section 409A of the Code, and to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

(o)  “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(p)  “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of (i) a “non-employee director” within the meaning of Rule 16b-3 and (ii) any other qualifications required by the applicable stock exchange on which the Common Stock is traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Certificate of Incorporation or By-Laws, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

(q)  “Common Stock” means the common stock, $0.01 par value per share, of the Company.

(r)  “Company” means Krispy Kreme, Inc., a Delaware corporation (or any successor company, except as the term “Company” is used in the definition of “Change in Control” above).

2026 Proxy Statement | B-3

(s)  “Disability” has the meaning assigned to such term in the Award Agreement or in any individual employment, service or severance agreement with the Participant or, if any such agreement does not define “Disability,” Disability means, with respect to any Participant, means either (i) disability as defined for purposes of the Company’s disability benefit plan or (ii) a Participant’s inability, as a result of physical or mental incapacity, to perform the duties of his or her position(s) for a period of six (6) consecutive months or for an aggregate of six (6) months in any consecutive twelve (12) month period, as determined by the Administrator in its sole discretion.

(t)  “Effective Date” has the meaning set forth in Section 20 hereof.

(u)  “Eligible Recipient” means an officer, employee, non-employee director, independent contractor or consultant of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Eligible Recipient of an Option or a Stock Appreciation Right means an employee, non-employee director, independent contractor or consultant of the Company or any Affiliate of the Company with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.

(v)  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(w)  “Exercise Price” means, with respect to any Option, the per share price at which a holder of such Option may purchase such shares of Common Stock issuable upon the exercise of such Option.

(x)  “Fair Market Value” of Common Stock or another security as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, however, (i) if the Common Stock or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on the day prior to such date, or if no shares were traded on such date, on the last preceding date for which there was a sale of a share of Common Stock or other security on such exchange, or (ii) if the Common Stock or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share of Common Stock or other security in such over-the-counter market for the last preceding date on which there was a sale of such share of Common Stock or other security in such market.

(y)  “Free Standing Right” has the meaning set forth in Section 8(a) hereof.

(z)  “Good Reason” has the meaning assigned to such term in the Award Agreement or in any individual employment, service or severance agreement with the Participant; provided that if no such agreement exists or if such agreement does not define “Good Reason,” Good Reason and any provision of the Plan that refers to Good Reason shall not be applicable to such Participant.

(aa) “Initial Effective Date” has the meaning set forth in Section 20 hereof.

(~~aa~~bb) “ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(~~bb~~cc) “Nonqualified Stock Option” means an Option that is not designated as an ISO.

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(~~cc~~dd) “Option” means an option to purchase shares of Common Stock granted pursuant to Section 7 hereof. The term “Option” as used in the Plan includes the terms “Nonqualified Stock Option” and “ISO.”

(~~dd~~ee) “Other Stock-Based Award” means an Award granted pursuant to Section 10 hereof.

(~~ee~~ff) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 hereof, to receive grants of Awards, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

(~~ff~~gg) “Performance Goals” means performance goals based on criteria selected by the Administrator in its sole discretion, including, without limitation, one or more of the following criteria: (i) earnings, including one or more of operating income, net operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) cumulative earnings per share growth; (xiii) operating margin or profit margin; (xiv) stock price or total shareholder return; (xv) cost targets, reductions and savings, productivity and efficiencies; (xvi) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation and information technology goals, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xvii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xviii) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or any Affiliate thereof, or a division or strategic business unit of the Company or any Affiliate thereof, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Administrator. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). The Administrator shall have the authority to make equitable adjustments to the Performance Goals as may be determined by the Administrator, in its sole discretion.

(~~gg~~hh) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(~~hh~~ii) “Plan” has the meaning set forth in Section 1 hereof.

~~(ii)~~ (jj) “Related Right” has the meaning set forth in Section 8(a) hereof.

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(~~jj~~kk) “Restricted Stock” means Shares granted pursuant to Section 9 hereof subject to certain restrictions that lapse at the end of a specified period or periods.

(~~kk~~ll) “Restricted Stock Unit” means the right, granted pursuant to Section 9 hereof, to receive an amount in cash or Shares (or any combination thereof) equal to the Fair Market Value of a Share subject to certain restrictions that lapse at the end of a specified period or periods.

(~~ll~~mm) “Rule 16b-3” has the meaning set forth in Section 3(a) hereof.

(~~mm~~nn) “Shares” means Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.

(~~nn~~oo) “Stock Appreciation Right” means the right to receive, upon exercise of the right, the applicable amounts as described in Section 8 hereof.

(~~oo~~pp) “Stock Bonus” means a bonus payable in fully vested shares of Common Stock granted pursuant to Section 11 hereof.

(~~pp~~qq) “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person.

(~~qq~~rr) “Transfer” has the meaning set forth in Section 18 hereof.

Section 3. Administration.

(a)  The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of Rule 16b-3 under the Exchange Act (“Rule 16b-3”), to the extent applicable.

(b)  Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(1)  to select those Eligible Recipients who shall be Participants;

(2)  to determine whether and to what extent Awards are to be granted hereunder to Participants;

(3)  to determine the number of Shares to be covered by each Award granted hereunder;

(4)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Stock or Restricted Stock Units and the conditions under which restrictions applicable to such Restricted Stock or Restricted Stock Units shall lapse, (ii) the Performance Goals and periods applicable to Awards, (iii) the Exercise Price of each Option and the Base Price of each Stock Appreciation Right,

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(iv) the vesting schedule applicable to each Award, (v) the number of Shares or amount of cash or other property subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards);

(5)  to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;

(6)  to determine the Fair Market Value in accordance with the terms of the Plan;

(7)  to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment or service for purposes of Awards granted under the Plan;

(8)  to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(9)  to prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws, which rules and regulations may be set forth in an appendix or appendices to the Plan; and

(10)  to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

(c)  All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

(d)  The Administrator may, in its sole discretion, delegate its authority, in whole or in part, under this Section 3 (including, but not limited to, its authority to grant Awards under the Plan, other than its authority to grant Awards under the Plan to any Participant who is subject to reporting under Section 16 of the Exchange Act) to one or more officers of the Company, subject to the requirements of applicable law or any stock exchange on which the Shares are traded.

Section 4. Shares Reserved for Issuance; Certain Limitations

(a)  ~~The~~As of the Effective Date, the maximum number of shares of Common Stock reserved for issuance under the Plan shall be ~~4.5% of the total number of shares of Common Stock outstanding on the Effective Date~~20,817,443 (the “~~Initial~~ Share Reserve”) (subject to adjustment as provided Section 5);

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provided, however, that the ~~Initial~~ Share Reserve will automatically increase on January 1st of each calendar year (each, an “Evergreen Date”), prior to the tenth anniversary of the Initial Effective Date, in an amount equal to the lesser of (i) 1% of the total number of shares of Common Stock outstanding on the December 31st immediately preceding the applicable Evergreen Date and (ii) a number of shares of Common Stock determined by the Administrator. Subject to the overall limitation, the maximum aggregate number of shares of Common Stock that may be issued in the form of ISOs shall not exceed the ~~Initial Share Reserve~~12,361,640, subject to adjustment as provided in Section 5.

(b)  Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with the exercise of any Option or Stock Appreciation Right under the Plan or the payment of any purchase price with respect to any other Award under the Plan, as well as any Shares exchanged by a Participant or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to any Award under the Plan, shall not be available for subsequent Awards under the Plan, and notwithstanding that a Stock Appreciation Right is settled by the delivery of a net number of shares of Common Stock, the full number of shares of Common Stock underlying such Stock Appreciation Right shall not be available for subsequent Awards under the Plan. In addition, (i) to the extent an Award is denominated in shares of Common Stock, but paid or settled in cash, the number of shares of Common Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (ii) shares of Common Stock underlying Awards that can only be settled in cash shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan.

(c)  No Participant who is a non-employee director of the Company shall be granted Awards during any calendar year that, when aggregated with such non-employee director’s cash fees with respect to such calendar year, exceed $600,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for the Company’s financial reporting purposes).

Section 5. Equitable Adjustments.

(a)  In the event of any Change in Capitalization (including a Change in Control), an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of shares of Common Stock reserved for issuance under the Plan, (ii) the kind and number of securities subject to, and the Exercise Price or Base Price of, any outstanding Options and Stock Appreciation Rights granted under the Plan, (iii) the kind, number and purchase price of shares of Common Stock, or the amount of cash or amount or type of other property, subject to outstanding Restricted Stock, Restricted Stock Units, Stock Bonuses and Other Stock-Based Awards granted under the Plan or (iv) the Performance Goals and performance periods applicable to any Awards granted under the Plan; provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion.

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(b)  Without limiting the generality of the foregoing, in connection with a Change in Capitalization (including a Change in Control), the Administrator may provide, in its sole discretion, but subject in all events to the requirements of Section 409A of the Code, for the cancellation of any outstanding Award in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, reduced by the aggregate Exercise Price or Base Price thereof, if any; provided, however, that if the Exercise Price or Base Price of any outstanding Award is equal to or greater than the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, the Board may cancel such Award without the payment of any consideration to the Participant.

(c)  The determinations made by the Administrator or the Board, as applicable, pursuant to this Section 5 shall be final, binding and conclusive.

Section 6. Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients.

Section 7. Options.

(a)  General. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option, and whether the Option is intended to be an ISO or a Nonqualified Stock Option (and in the event the Award Agreement has no such designation, the Option shall be a Nonqualified Stock Option). The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.

(b)  Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but, except as provided in the applicable Award Agreement, in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of the related shares of Common Stock on the date of grant.

(c)  Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, and only as permitted under Section 409A of the Code, in the event that on the last business day of the term of a Nonqualified Stock Option (i) the exercise of the Nonqualified Stock Option is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement under taken in connection with an issuance of securities by the Company, the Administrator may provide that the term of the Nonqualified Stock Option shall be extended but not beyond a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement, and provided further that no extension will be made if the Exercise Price of

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the Nonqualified Stock Option at the date the initial term would otherwise expire is above the Fair Market Value of the related shares of Common Stock as of such date.

(d)  Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

(e)  Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.

(f)  ISOs. The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Administrator from time to time in accordance with the Plan. At the discretion of the Administrator, ISOs may be granted only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company.

(i)  ISO Grants to 10% Stockholders. Notwithstanding anything to the contrary in the Plan, if an ISO is granted to a Participant who owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company, the term of the ISO shall not exceed five (5) years from the time of grant of such ISO and the Exercise Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date of grant.

(ii)  $100,000 Per Year Limitation For ISOs. To the extent the aggregate Fair Market Value (determined on the date of grant) of the Shares for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.

(iii)  Disqualifying Dispositions. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date the Participant makes a “disqualifying disposition” of any Share acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such Shares before the later of (i) two years after the date of grant of the ISO and (ii) one year after the date the Participant acquired the Shares by exercising the ISO. The Company may, if determined by the Administrator and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an ISO

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as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.

(g)  Rights as Stockholder. Except as provided in the applicable Award Agreement, a Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 17 hereof.

(h)  Termination of Employment or Service. In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Options, such Options shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement.

(i)  Other Change in Employment or Service Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status or service status of a Participant, in the discretion of the Administrator.

Section 8. Stock Appreciation Rights.

(a)  General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, the Base Price, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b)  Base Price. Except as provided in the applicable Award Agreement, each Stock Appreciation Right shall be granted with a base price that is not less than one hundred percent (100%) of the Fair Market Value of the related shares of Common Stock on the date of grant (such amount, the “Base Price”).

(c)  Rights as Stockholder. Except as provided in the applicable Award Agreement, a Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a stockholder with respect to the Shares, if any, subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof and has satisfied the requirements of Section 17 hereof.

(d)   Exercisability.

(1)  Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

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(2)  Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8.

(e)   Consideration Upon Exercise.

(1)  Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value of a share of Common Stock as of the date of exercise over the Base Price per share specified in the Free Standing Right, multiplied by (ii) the number of Shares in respect of which the Free Standing Right is being exercised.

(2)  A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value of a share of Common Stock as of the date of exercise over the Exercise Price specified in the related Option, multiplied by (ii) the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(3)  Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash), to the extent set forth in the Award Agreement.

(f)   Termination of Employment or Service.

(1)  In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement.

(2)  In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

(g)  Term.

(1)  The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(2)  The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

Notwithstanding the foregoing, and only as permitted under Section 409A of the Code, in the event that on the last business day of the term of a Stock Appreciation Right (i) the exercise of the Stock Appreciation Right is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up”

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agreement under taken in connection with an issuance of securities by the Company, the Administrator may provide that the term of the Stock Appreciation Right shall be extended but not beyond a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement, and provided further that no extension will be made if the Base Price of the Stock Appreciation Right at the date the initial term would otherwise expire is above the Fair Market Value of the related shares of Common Stock as of such date.

(h)  Other Change in Employment or Service Status. Stock Appreciation Rights shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status or service status of a Participant, in the discretion of the Administrator.

Section 9. Restricted Stock and Restricted Stock Units.

(a)  General. Restricted Stock and Restricted Stock Units may be issued under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Stock or Restricted Stock Units shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock or Restricted Stock Units; the period of time prior to which Restricted Stock or Restricted Stock Units become vested and free of restrictions on Transfer (the “Restricted Period”); the Performance Goals (if any); and all other conditions of the Restricted Stock and Restricted Stock Units. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock or Restricted Stock Units, in accordance with the terms of the grant. The provisions of Restricted Stock or Restricted Stock Units need not be the same with respect to each Participant.

(b)  Awards and Certificates.

(1) Except as otherwise provided in Section 9(b)(3) hereof, (i) each Participant who is granted an Award of Restricted Stock may, in the Company’s sole discretion, be issued a stock certificate in respect of such Restricted Stock; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award. The Company may require that the stock certificates, if any, evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock transfer form, endorsed in blank, relating to the Shares covered by such award. Certificates for shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Stock.

(2) With respect to an Award of Restricted Stock Units to be settled in Shares, at the expiration of the Restricted Period, stock certificates in respect of the shares of Common Stock underlying such Restricted Stock Units may, in the Company’s sole discretion, be delivered to the Participant, or his or her legal representative, in a number equal to the number of shares of Common Stock underlying the Award of Restricted Stock Units.

(3) Notwithstanding anything in the Plan to the contrary, any Restricted Stock or Restricted Stock Units to be settled in Shares (at the expiration of the Restricted Period) may, in the Company’s sole discretion, be issued in uncertificated form.

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(4) Further, notwithstanding anything in the Plan to the contrary, with respect to Restricted Stock Units, at the expiration of the Restricted Period, Shares (either in certificated or uncertificated form) or cash, as applicable, shall promptly be issued to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance or payment shall in any event be made no later than March 15th of the calendar year following the year of vesting or within such other period as is required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code.

(c)  Restrictions and Conditions. The Restricted Stock and Restricted Stock Units granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code where applicable, thereafter:

(1)  The Award Agreement may provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as set forth in the Award Agreement, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination of employment or service with the Company or any Affiliate thereof, or the Participant’s death or Disability. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 13 hereof.

(2)  Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to shares of Restricted Stock during the Restricted Period, including the right to vote such shares and to receive any dividends declared with respect to such shares; provided, however, that except as provided in the applicable Award Agreement, any dividends declared during the Restricted Period with respect to such shares shall only become payable if (and to the extent) the underlying Restricted Shares vest. Except as provided in the applicable Award Agreement, the Participant shall generally not have the rights of a stockholder with respect to shares of Common Stock subject to Restricted Stock Units during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to any dividends declared during the Restricted Period with respect to the number of shares of Common Stock covered by Restricted Stock Units may, to the extent set forth in an Award Agreement, be provided to the Participant at the time (and to the extent) that shares of Common Stock in respect of the related Restricted Stock Units are delivered to the Participant.

(d)  Termination of Employment or Service. The rights of Participants granted Restricted Stock or Restricted Stock Units upon termination of employment or service with the Company and all Affiliates thereof for any reason during the Restricted Period shall be set forth in the Award Agreement.

(e)  Form of Settlement. The Administrator reserves the right in its sole discretion to provide (either at or after the grant thereof) that any Restricted Stock Unit represents the right to receive the amount of cash per unit that is determined by the Administrator in connection with the Award, to the extent set forth in the Award Agreement.

Section 10. Other Stock-Based Awards.

Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including but not limited to dividend equivalents, may be granted either alone or in addition to other Awards (other than in connection with Options or Stock Appreciation Rights) under the

B-14 | Krispy Kreme, Inc.

Plan. Any dividend or dividend equivalent awarded hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as the underlying Awards and shall only become payable if (and to the extent) the underlying Awards vest. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Stock-Based Awards shall be granted, the number of shares of Common Stock to be granted pursuant to such Other Stock-Based Awards, or the manner in which such Other Stock-Based Awards shall be settled (e.g., in shares of Common Stock, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Stock-Based Awards (which may include, but not be limited to, achievement of performance criteria) and all other terms and conditions of such Other Stock-Based Awards.

Section 11. Stock Bonuses.

In the event that the Administrator grants a Stock Bonus, the Shares constituting such Stock Bonus shall, as determined by the Administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.

Section 12. Cash Awards.

The Administrator may grant Awards that are payable solely in cash, as deemed by the Administrator to be consistent with the purposes of the Plan, and such Cash Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Administrator, in its sole discretion, from time to time. Cash Awards may be granted with value and payment contingent upon the achievement of Performance Goals.

Section 13. Change in Control Provisions.

Except as provided in the applicable Award Agreement, in the event that (a) a Change in Control occurs and (b) either (x) an outstanding Award is not assumed or substituted in connection therewith or (y) an outstanding Award is assumed or substituted in connection therewith and the Participant’s employment or service is terminated by the Company, its successor or an Affiliate thereof without Cause or by the Participant for Good Reason (if applicable) on or after the effective date of the Change in Control but prior to twenty-four (24) months following the Change in Control, then (1) upon the consummation of the Change in Control if Awards are not assumed or substituted in connection therewith, or (2) upon such termination of employment if Awards are assumed or substituted, as applicable:

(a)  any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and

(b)  the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be achieved at target performance levels.

For purposes of this Section 13, an outstanding Award shall be considered to be assumed or substituted for if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if

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the Award related to Shares, the Award instead confers the right to receive common stock of the acquiring entity (or such other security or entity as may be determined by the Administrator, in its sole discretion, pursuant to Section 5 hereof).

Section 14. Voting Proxy

The Company reserves the right to require the Participant, to the fullest extent permitted by applicable law, to appoint such Person as shall be determined by the Administrator in its sole discretion as the Participant’s proxy with respect to all applicable unvested Awards of which the Participant may be the record holder of from time to time to (A) attend all meetings of the holders of the shares of Common Stock, with full power to vote and act for the Participant with respect to such Awards in the same manner and extent that the Participant might were the Participant personally present at such meetings, and (B) execute and deliver, on behalf of the Participant, any written consent in lieu of a meeting of the holders of the shares of Common Stock in the same manner and extent that the Participant might but for the proxy granted pursuant to this sentence.

Section 15. Amendment and Termination.

The Board may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would adversely affect the rights of a Participant under any Award theretofore granted without such Participant’s consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s stockholders for any amendment to the Plan that would require such approval in order to satisfy any rules of the stock exchange on which the Common Stock is traded or other applicable law. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 hereof and the immediately preceding sentence, no such amendment shall adversely affect the rights of any Participant without his or her consent.

Section 16. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 17. Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, an amount in respect of such taxes up to the maximum statutory rates in the Participant’s applicable jurisdiction with respect to the Award, as determined by the Company. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto as determined by the Company. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations as determined by the Company; provided, that, with the approval of the Administrator, a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold

B-16 | Krispy Kreme, Inc.

from such delivery Shares or other property, as applicable, or (ii) by delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations as determined by the Company. Such already owned and unrestricted shares of Common Stock shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined ~~and any fractional share amounts resulting therefrom shall be settled in cash~~. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award as determined by the Company.

Section 18. Transfer of Awards.

Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of any shares of Common Stock or other property underlying such Award. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option or Stock Appreciation Right may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative.

Section 19. Continued Employment or Service.

Neither the adoption of the Plan nor the grant of an Award hereunder shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 20. Effective Date.

The Plan was originally adopted by the Board on July 1, 2021 and became effective on consummation of the initial public offer of Common Stock (the “Initial Effective Date”). The Plan was amended and restated effective as of      , 2026 (the “Effective Date”).

Section 21. Term of Plan.

No Award shall be granted pursuant to the Plan on or after the tenth (10th) anniversary of the Initial Effective Date, but Awards theretofore granted may extend beyond that date.

Section 22. Securities Matters and Regulations.

(a)  Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Common Stock with respect to any Award granted under the Plan shall be subject to all applicable

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laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.

(b)  Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Stock, no such Award shall be granted or payment made or Common Stock issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c)  In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Common Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a Participant receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

Section 23. Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service.

Section 24. No Fractional Shares.

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 25. Beneficiary.

A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

Section 26. Paperless Administration.

In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

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Section 27. Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Section 28. Clawback.

(a)  Each Award granted under the Plan shall be subject to any applicable recoupment policy maintained by the Company or any of its Affiliates as in effect from time to time.

(b)  Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Section 29. Section 409A of the Code.

The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or upon the Participant’s death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.

Section 30. Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state.

Section 31. Titles and Headings.

The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

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Section 32. Successors.

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

Section 33. Non-U.S. Based Employees.

Notwithstanding any other provision of the Plan to the contrary, the Administrator may make awards to Participants who are not citizens or residents of the United States, or to Participants outside the United States, on terms and conditions that are different from those specified in the Plan as may, in the Administrator’s judgment, be necessary or desirable to foster and promote achievement of the Plan’s purposes. In furtherance of such purposes, the Administrator may, without amending the Plan, establish or modify rules, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or any of its Affiliates operates or has employees.

Section 34. Relationship to other Benefits.

No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

B-20 | Krispy Kreme, Inc.

Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: P.O. BOX 8016, CARY, NC 27512-9903 Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Krispy Kreme, Inc. Annual Meeting of Stockholders For Stockholders of Record as of April 20, 2026 Wednesday, June 10, 2026, 10:00 AM, Eastern Time Annual Meeting to be held live via the internet - please visit www.proxydocs.com/DNUT for more details Internet: www.proxypush.com/DNUT Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-475-0865 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 10:00 AM, Eastern Time, June 10, 2026. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Joshua Charlesworth, Raphael Duvivier, and Atiba Adams (the “Named Proxies”), and each or any of them, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution and revocation, and authorizes them, and any of them, to vote all the shares of capital stock of Krispy Kreme, Inc. (the “Company”), which the undersigned is entitled to vote at the Company’s 2026 Annual Meeting of Stockholders and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon the Named Proxies to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby revokes any proxy previously given or executed by the undersigned. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Krispy Kreme, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE: FOR EACH DIRECTOR NOMINEE LISTED IN PROPOSAL 1, FOR PROPOSALS 2, 3 AND 4, AND AGAINST PROPOSAL 5 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To elect eight Director nominees to hold office for a one-year term and until his or her successor shall have been elected and qualified; FOR AGAINST ABSTAIN 1.01 Patricia Capel FOR 1.02 Joshua Charlesworth FOR 1.03 David Deno FOR 1.04 Patrick Grismer FOR 1.05 Bernardo Hees FOR 1.06 David Shear FOR 1.07 Easwaran Sundaram FOR 1.08 Melissa Werneck FOR FOR AGAINST ABSTAIN FOR FOR FOR AGAINST 2. To approve an advisory resolution regarding the Company’s executive compensation; 3. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2026; 4. To approve the Amendment and Restatement of the Krispy Kreme, Inc. 2021 Omnibus Incentive Plan; 5. To vote on a stockholder proposal, if properly presented; and 6. To transact such other business as may properly come before the 2026 Annual Meeting or adjournment or postponement thereof. You must register to attend the meeting online and/or participate at www.proxydocs.com/DNUT Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date